As filed with the Securities and Exchange Commission on May 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ETHYL CORPORATION*

* And the Subsidiary Guarantors listed below

(Exact name of registrant as specified in its charter)

VIRGINIA	2860	54-0118820
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Thomas E. Gottwald

President and Chief Executive Officer

Ethyl Corporation

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies to:

Randall S. Parks

Hunton & Williams

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8 7/8% Senior Notes due 2010	$150,000,000	N/A	$150,000,000	$12,135.00
Guarantees related to the 8 7/8% Senior Notes due 2010	N/A	N/A	N/A	N/A(2)

(1)	The Registration Statement covers the maximum principal amount of notes of the Registrant which may be issued in connection with the transaction described herein.
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Table of Additional Registrants

(Name of Additional Registrant)	(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ethyl Asia Pacific Company	Virginia	2860	13-2581623	330 South 4th St., Richmond, VA 23219—804-788-5000
Ethyl Export Corporation	Virginia	2860	54-0912506	330 South 4th St., Richmond, VA 23219—804-788-5000
Ethyl Interamerica Corporation	Delaware	2860	13-6016829	330 South 4th St., Richmond, VA 23219—804-788-5000
Ethyl Ventures, Inc.	Virginia	2860	54-1393592	330 South 4th St., Richmond, VA 23219—804-788-5000
Interamerica Terminals Corporation	Virginia	2860	13-2518907	330 South 4th St., Richmond, VA 23219—804-788-5000
The Edwin Cooper Corporation	Virginia	2860	54-1315065	330 South 4th St., Richmond, VA 23219—804-788-5000
Ethyl Additives Corporation	Virginia	2860	54-1781773	330 South 4th St., Richmond, VA 23219—804-788-5000
Ethyl Petroleum Additives, Inc.	Delaware	2860	43-0925088	330 South 4th St., Richmond, VA 23219—804-788-5000
Ethyl Canada Holdings, Inc.	Virginia	2860	55-0829100	5045 South Service Road,Suite 101, Burlington, Ontario L7L 6M9, Canada
Ethyl Japan Holdings, Inc.	Virginia	2860	55-0829095	Sumitomo Fudousan Sanbancho Bldg. 5F, 6-26, Sanbancho, Chiyoda-ku, Tokyo, 102-0075, Japan
Ethyl Brasil Aditivos, LTDA	Brazil	2860	N/A	Avenida Rio de Janeiro 901 (Parte) CEP-20931-670 Rio de Janeiro, Brasil
Ethyl Europe SPRL	Belgium	2860	N/A	Woluwe Garden, Woluwedal 26, 1923 St. Stevens Woluwe (Zaventem) Belgium
Ethyl Administration GmbH	Switzerland	2860	N/A	Klausstrasse 33 8034 Zurich, Switzerland
Ethyl Services, GmbH	Switzerland	2860	N/A	Klausstrasse 33 8034 Zurich, Switzerland

PROSPECTUS

[INSERT LOGO]

ETHYL CORPORATION

OFFER TO EXCHANGE

up to $150,000,000

Principal Amount Outstanding

8 7/8% Senior Notes due 2010

for

a like Principal Amount of

8 7/8% Senior Notes due 2010

That Have Been Registered under the Securities Act of 1933

THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                     , 2003

Ethyl Corporation is offering to exchange up to $150,000,000 of its 8 7/8% Senior Notes due 2010 (the “Exchange Notes”), which have been registered under the Securities Act of 1933 for our existing 8 7/8% Senior Notes due 2010 (the “Old Notes”). We are offering to issue the Exchange Notes to satisfy our obligations contained in the registration rights agreement entered into when the Old Notes were sold in transactions pursuant to Rule 144A under the Securities Act and therefore not registered with the Securities and Exchange Commission (the “SEC”).

The terms of the Exchange Notes are substantially identical in all material respects to the Old Notes that we issued on April 30, 2003, except for the Exchange Notes have been registered under the Securities Act, and certain transfer restrictions and registration rights relating to the Old Notes do not apply to the Exchange Notes.

We will pay interest on the Exchange Notes on May 1 and November 1 of each year, commencing on November 1, 2003. The Exchange Notes will mature on May 1, 2010.

We may redeem some or all of the Exchange Notes at any time on or after May 1, 2007 at the redemption prices set forth in this prospectus. We may redeem up to 35% of the aggregate principal amount of the Exchange Notes using net proceeds from certain equity offerings completed prior to May 1, 2006. We may also redeem some or all of the Exchange Notes at any time at the redemption price and the make-whole premium set forth in this prospectus. There is no sinking fund for the Exchange Notes. Holders may require us to repurchase the Exchange Notes upon a change of control.

The Exchange Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our senior unsecured indebtedness. The Exchange Notes will be guaranteed on a senior unsecured basis by all of our wholly-owned domestic restricted subsidiaries and certain of our existing wholly-owned foreign subsidiaries.

To exchange your Old Notes for Exchange Notes:

•	You must complete and send the letter of transmittal that accompanies this prospectus to the Exchange Agent, [ ], by 5:00 p.m., New York time, on , 2003.

•	If your Old Notes are held in book-entry form at the Depository Trust Company (“DTC”), you must instruct DTC through your signed letter of transmittal that you wish to exchange your Old Notes for Exchange Notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of Old Notes for Exchange Notes.

•	You should read the section called “The Exchange Offer” for additional information on how to exchange your Old Notes for Exchange Notes.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved the Exchange Notes to be distributed in the exchange offer, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2003.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to the publicly filed documents that contain that information. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. We incorporate by reference (1) our Annual Report on Form

10-K for the year ended December 31, 2002 except with respect to the financial statements, (2) our Quarterly Report on form 10-Q for the quarter ended March 31, 2003, (3) our Current Report on form 8-K filed on April 30, 2003, (4) our Current Report on form 8-K filed on May 7, 2003 and (5) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering. In addition, we also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this exchange offer. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports containing only information furnished under Item 9 of Form 8-K), as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

Ethyl Corporation

330 South Fourth Street

Richmond, Virginia 23219

(804) 788-5000

To obtain timely delivery, holders of the notes must request such information no later than five business days before the exchange offer Expiration Date. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus as if that information were included in this prospectus.

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Descriptions in this prospectus, including those contained in the documents incorporated by reference, of contracts and other documents are not necessarily complete and, in each instance, reference is made to the copies of these contracts and documents filed as exhibits to the documents incorporated by reference in this prospectus.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements about future events and expectations, or forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future results. When we use words in this document, such as “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects,” and similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the petroleum additives market, the level of future declines in the market for tetraethyl lead, and other trends in the petroleum additives market, our ability to maintain or increase our market share and our future capital expenditure levels.

You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

INDUSTRY AND MARKET DATA

Industry and market data used throughout this prospectus were obtained through internal company research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. While we believe internal company research is reliable and market definitions are appropriate, neither such research nor these definitions have been verified by any independent sources.

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TRADEMARKS

The names of our principal products and processes used in this prospectus, including MMT, HiTEC and GREENBURN, among others, are registered trademarks of Ethyl Corporation. In addition, the name Ethyl is a trademark of Ethyl Corporation.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus carefully, including the “Risk Factors” section beginning on page 12 hereof and the financial statements and notes contained or incorporated by reference herein. The term “Old Notes” refers to the unregistered 8 7/8% Senior Notes due 2010 that were issued on April 30, 2003 in a private placement pursuant to Rule 144A under the Securities Act and Regulation S. The term “Exchange Notes” refers to the registered 8 7/8% Senior Notes due 2010 that are offered pursuant to this prospectus. Unless the context otherwise requires, all references to “we,” “us,” “our,” and “Ethyl” refer to Ethyl Corporation and its subsidiaries.

The Exchange Offering

On April 30, 2003, we completed the private offering of an aggregate principal amount of $150,000,000 of Old Notes. We entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver to you this prospectus and to offer to exchange your Old Notes for Exchange Notes with substantially identical terms. If the exchange offer is not completed within 40 days of the day the registration statement of which this prospectus is a part is declared effective, we will be required to pay you liquidated damages. You should read the discussion under the heading “Description of Exchange Notes” for further information regarding the Exchange Notes.

We believe the Exchange Notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading “The Exchange Offer” for further information regarding the exchange offer and resale of the Exchange Notes.

The Company

We are a specialty chemical company that develops, manufactures and blends lubricant and fuel additive products, and markets those products worldwide. Lubricant and fuel additives are necessary products for the maintenance and operation of vehicles and machinery. We are one of the largest global producers of lubricant and fuel additives, and through our marketing agreements with The Associated Octel Company Limited and its affiliates (“Octel”), we are the only marketer of tetraethyl lead outside of North America (and one of the primary marketers within North America). From additive components to custom-formulated chemical blends, we provide customers with products and solutions that make fuels burn cleaner, engines run smoother and machines last longer.

We have long-term relationships with customers in every major region of the world. We serve our customers through our six manufacturing facilities in North America, Europe and South America. We have more than 200 employees dedicated to research and development who work closely with our customers to develop chemical formulations tailored to our customers’ and the end-users’ specific needs. We currently hold over 900 U.S. and foreign patents and, in conjunction with our research and development program, provide our customers a portfolio of more than 890 technologically advanced products.

We were incorporated in 1887 and shares of our common stock have been traded on the New York Stock Exchange since 1965.

Our executive offices are located at 330 South Fourth Street, Richmond, Virginia 23219. Our telephone number is (804) 788-5000.

The Refinancing

On April 30, 2003, we completed an initiative to provide a long-term debt capital structure for Ethyl. That structure includes (1) $150 million of our 8 -7/8 Senior Notes due 2010 (the “Old Notes”), and (2) the New Senior Credit Facility, which consists of a $50 million revolving credit facility due 2008 and a $115 million term loan due 2009. The proceeds of the Old Notes and the New Senior Credit Facility were used to repay all of the outstanding balance of our 2002 credit facility, which was approximately $234 million, and to repay in full an $18.6 million mortgage loan from an affiliate that was secured by our corporate headquarters. The sale of the Old Notes, the closing on the New Senior Credit Facility and the use of the proceeds thereof is referred to herein as the “Refinancing.”

THE EXCHANGE OFFER

Securities to be Exchanged

On April 30, 2003, we issued $150 million in aggregate principal amount of Old Notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933. The terms of the Exchange Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions. See “Description of Exchange Notes.”

The Exchange Offer

We are offering $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, Old Notes representing $150 million in aggregate principal amount are outstanding.

Based on interpretations by the staff of the Securities and Exchange Commission (“SEC”), as set forth in no-action letters issued to certain third parties unrelated to us, we believe that Exchange Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is our “affiliate” within the meaning of Rule 405 promulgated under the Securities Act of 1933, or a broker-dealer who purchased Old Notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act of 1933), without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933; provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement with any person to engage in a distribution of such Exchange Notes.

However, we have not submitted a no-action letter to the SEC. We cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act of 1933 in connection with any resale of such Exchange Notes directly from us and not as a result of market-making activities or other trading activities, may not rely on the staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act of 1933 in order to resell the Exchange Notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, or such later date and time to which it is extended.

Withdrawal

The tender of the Old Notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on                     , 2003, or such later date and time to which we extend the offer. Any Old Notes not accepted for exchange for any reason will be returned to the tendering holder thereof as soon as practicable after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Old Notes

Interest on the Exchange Notes will accrue from April 30, 2003 or from the date of the last payment of interest on the Old Notes, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, certain of which may be waived by us. See “The Exchange Offer—Conditions to Exchange Offer.”

Procedures for Tendering Old Notes

Each holder of the Old Notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a copy thereof, in accordance with the instructions contained in this prospectus and therein, and mail or otherwise deliver the letter of transmittal, or the copy, together with the Old Notes and all other required documentation, to the exchange agent at the address set forth in this prospectus. Anyone holding the Old Notes through the Depository Trust Company (“DTC”) and wishing to accept the exchange offer must do so pursuant to the DTC’s Automated Tender Offer Program, by which each tendering holder will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things:

•

the Exchange Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the registered holder of the Old Notes;

	•	the holder is not engaging in and does not intend to engage in a distribution of such Exchange Notes;

	•	the holder does not have an arrangement or understanding with any person to participate in a distribution of such Exchange Notes; and

	•	the holder is not an “affiliate,” as defined under Rule 405 under the Securities Act of 1933, of the Company.

We will accept for exchange any and all Old Notes which are properly tendered (and not withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on                     , 2003. The Exchange Notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of Exchange Notes.”

Exchange Agent	Wells Fargo Bank Minnesota, National Association is serving as exchange agent in connection with the exchange offer.

Federal Income Tax Considerations	The exchange of Old Notes for Exchange Notes pursuant to the exchange offer should not constitute a sale or an exchange for federal income tax purposes. See “U.S. Federal Tax Considerations.”

Effect of Not Tendering

Old Notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer. Except as noted above, we will have no further obligation to provide for the registration under the Securities Act of 1933 of such Old Notes. See “Risk Factors—If you do not exchange your Old Notes for Exchange Notes, your ability to sell the Old Notes will be restricted.”

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY OF EXCHANGE NOTES

The form and terms of the Exchange Notes to be issued in the exchange offer are the same as the form and terms of the Old Notes except that the Exchange Notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. The Exchange Notes issued in the exchange offer will evidence the same debt as the Old Notes, and both the Old Notes and the Exchange Notes are governed by the same indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus beginning on page 39 contains a more detailed description of the terms and conditions of the Exchange Notes.

Securities Offered	$150 million principal amount of 8 7/8% Senior Notes due 2010

Issuer	Ethyl Corporation

Maturity Date	May 1, 2010

Interest Payment Dates	May 15 and November 15 of each year, commencing on November 1, 2003

Optional Redemption

We may redeem any of the notes at any time on or after May 1, 2007, in whole or in part, in cash, at the redemption prices described in this offering circular, plus accrued and unpaid interest to the date of redemption.

In addition, prior to May 1, 2006, we may redeem up to 35% of the aggregate principal amount of notes issued under the indenture governing the notes with the net proceeds of certain equity offerings. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of notes issued under the indenture governing the notes remains outstanding.

We may also redeem all or a part of the notes at a redemption price of 100% of the principal amount of notes redeemed, plus a make-whole premium, and accrued and unpaid interest and liquidated damages, if any, to the date of redemption.

Ranking	The notes and the subsidiary guarantees will rank:

• effectively junior in right of payment to all of our and the guarantors’ existing and future secured indebtedness, including any borrowings under our new senior credit facility;

• equal in right of payment with any of our and the guarantors’ existing and future unsecured senior indebtedness; and

	•	senior in right of payment to any of our and the guarantors’ existing and future subordinated indebtedness.

At March 31, 2003, on an as adjusted basis, after giving effect to the Refinancing, the notes and the guarantees would have ranked junior in right of payment to:

	•	approximately $115.0 million of secured indebtedness (excluding $28.7 million of outstanding letters of credit);

	•	$5.4 million of capital lease obligations; and

	•	other liabilities, including trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.

Change of Control

Upon a change of control, we will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Subsidiary Guarantees

The notes will be jointly and severally guaranteed on an unsecured senior basis by all of our existing and future wholly-owned domestic restricted subsidiaries and certain of our existing wholly-owned foreign subsidiaries.

Certain Covenants	The indenture governing the notes will contain covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

	•	incur additional indebtedness;

	•	create liens;

	•	pay dividends or make other equity distributions;

	•	purchase or redeem capital stock;

	•	make investments;

	•	sell assets or consolidate or merge with or into other companies; and

	•	engage in transactions with affiliates.

These limitations will be subject to a number of important qualifications and exceptions. See “Description of Exchange Notes—Certain Covenants.”

Use of Proceeds	We will not receive any proceeds upon the completion of the exchange offer. See “Use of Proceeds.”

RISK FACTORS

See “Risk Factors” immediately following this summary for a discussion of certain risks relating to an investment in the notes.

ADDITIONAL INFORMATION

We are a Virginia corporation and our principal executive offices are located at 330 South Fourth Street, Richmond, Virginia 23219. Our telephone number is 804-788-5000.

RISK FACTORS

Investing in the Exchange Notes involves risks. You should carefully consider the risks described below as well as other information and data included or incorporated by reference in this prospectus before making an investment decision. Additional risks and uncertainties not currently known to us or that we consider to be immaterial may also materially impact our business, operations and financial condition. Any of the following risks could impair our business, financial condition and operating results. This could cause you to lose all or part of your investment in the Exchange Notes.

RISKS RELATING TO THE EXCHANGE OFFER

If you do not exchange your Old Notes for Exchange Notes, your ability to sell the Old Notes will be restricted.

If you do not exchange your Old Notes for the Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes in a transaction not subject to the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. If you are still holding any Old Notes after the expiration date of the exchange offer and the exchange offer has been consummated, you will not be entitled to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to limited exceptions, if applicable). After the exchange offer is completed, we will not be required, and we do not intend, to register the Old Notes under the Securities Act. In addition, if you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Old Notes would be adversely affected.

If you do not comply with the exchange offer procedures, you will be unable to obtain the Exchange Notes.

We will issue the Exchange Notes in exchange for the Old Notes only after we have timely received your Old Notes, along with a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Old Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor Ethyl is under any duty to give notification of defects or irregularities in the tender of Old Notes for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2003, or on a later extended date and time as we may decide (the “Expiration Date”).

The Exchange Notes and any Old Notes which remain outstanding after the exchange offer will vote together as a single class for purposes of determining whether the required percentage of holders have taken certain actions or exercised certain rights under the Indenture.

Even the Exchange Notes, in your hands, may not be freely tradeable.

Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, that you acquired your Exchange Notes in the ordinary course of your business and that you have no arrangement with any person to participate in the distribution of such Exchange Notes. However, we have not submitted a no-action letter to the SEC regarding this exchange offer and we cannot assure you that the SEC would make a similar determination with respect to this exchange offer. If you are an affiliate of Ethyl, are engaged in or intend to engage in or have any arrangement or understanding with respect to a distribution of the Exchange Notes to be acquired pursuant to the exchange offer, you will be subject to additional limitations. See “The Exchange Offer—Resale of the Exchange Notes.”

RISKS RELATING TO THE OLD NOTES AND THE EXCHANGE NOTES

We have a substantial amount of indebtedness.

As of March 31, 2003, on an as adjusted basis to reflect the Refinancing, we would have had:

•	$115 million of secured indebtedness that is effectively senior to the notes;

•	$150 million of unsecured senior indebtedness (including the notes);

•	$5.4 million of capital lease obligations (which are effectively secured); and

•	$50 million in total borrowing capacity under our new senior secured revolving credit facility (including our letter of credit subfacility), which if borrowed would be secured indebtedness that is effectively senior to the notes.

The degree to which we are leveraged could have important consequences to you, including:

•	our ability to satisfy our obligations under the notes or other debt could be affected and any failure to comply with the requirements of any of our debt agreements could result in an event of default under the indenture governing the notes and such other indebtedness;

•	a substantial portion of our cash flow from operations will be required to make interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•	our ability to obtain additional financing in the future may be impaired;

•	we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage;

•	our flexibility in planning for, or reacting to, changes in our business and industry may be limited; and

•	our degree of leverage may make us more vulnerable in the event of a downturn in our business, our industry or the economy in general.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, cash flows and business prospects.

In addition, we could incur additional debt, which could negatively impact our financial condition, results of operations, cash flow and business prospects. If we incur additional debt following this exchange offer, the leverage-related risks that we face could intensify.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash from operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Based on our current level of operations and operating improvements, we believe our cash flow from operations, available cash and available borrowings under our new senior revolving credit facility, will be adequate to meet our future foreseeable liquidity needs.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our new senior credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our new senior credit facility and these notes, on commercially reasonable terms or at all.

Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all our guarantors’ existing and future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Notably, we and certain of our subsidiaries, including the guarantors, will be parties to the new senior credit facility, which will be secured by liens on substantially all of our assets and the assets of the guarantors. The notes will be effectively subordinated to all that secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

As of March 31, 2003, on an as adjusted basis giving effect to the Refinancing, the aggregate amount of our secured indebtedness and the secured indebtedness of our subsidiaries was approximately $120.4 million (including $5.4 million of capital lease obligations), and approximately $50 million (of which $28.7 million represents outstanding letters of credit) would have been available for additional borrowing under the new senior credit facility. We will be permitted to incur substantial additional indebtedness, including senior debt, in the future under the terms of the indenture. See “Description of Other Indebtedness—The New Senior Credit Facility.”

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

Although much of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. The terms of the new senior credit facility significantly restrict our subsidiaries from paying dividends and otherwise transferring assets to us. Furthermore, our subsidiaries will be permitted under the terms of the indenture to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.

Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

Some but not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Our non-guarantor subsidiaries generated approximately 56% and 23% of our consolidated revenues and operating profit, respectively, in the twelve month period ended December 31, 2002, and held approximately 23% of our consolidated assets as of December 31, 2002.

Restrictions in our debt agreements could limit our growth and our ability to respond to changing conditions.

Our new senior credit facility and the indenture governing the notes will contain a number of significant covenants in addition to covenants restricting the incurrence of additional debt. These covenants will limit our ability, among other things, to:

•	pay cash dividends or distributions on our capital stock or to repurchase our capital stock;

•	make certain investments;

•	create certain liens on our assets to secure debt;

•	merge or enter into other business combination transactions;

•	issue and sell capital stock of our subsidiaries;

•	enter into sale and leaseback transactions;

•	enter into certain transactions with affiliates; and

•	transfer and sell assets.

In addition, our new senior credit facility will require us to maintain certain financial ratios and satisfy certain financial condition tests and may require us to take action to reduce our debt or take some other action to comply with them.

These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our new senior credit facility and the indenture governing the notes impose on us.

A breach of any of these covenants would result in a default under the applicable debt agreement. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and in a default with respect to, and acceleration of, the debt outstanding under the other debt agreements. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. See “Description of Exchange Notes—Events of Default and Remedies.”

We may not be able to repurchase the notes or repay debt under our credit facility upon a change of control.

Upon the occurrence of a change of control, we will be required to offer to repurchase all or any part of their notes. We may not have sufficient funds at the time of the change of control to make the required repurchases, or restrictions under our new senior credit facility may not allow such repurchases. Additionally, an event constituting a “change of control” (as defined in the indenture governing the notes) will likely be an event of default under our new credit facility that would, if it should occur, permit the lenders to accelerate that debt and that, in turn, would cause an event of default under the indenture governing the notes.

The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our business operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds would be available at the time of any change of control to make any required repurchases of the notes tendered and to repay debt under our new credit facility. Furthermore, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future. Any of our future credit agreements or other agreements relating to debt will most likely contain similar restrictions and provisions. See “Description of Exchange Notes—Repurchase at the Option of Holders.”

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.

The notes will be guaranteed by our existing and future wholly-owned domestic restricted subsidiaries and certain existing wholly owned foreign restricted subsidiaries. Under various fraudulent conveyance or fraudulent transfer laws, a court could subordinate or void the subsidiary guarantees. Generally, to the extent that a U.S. court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee either:

(i)	the subsidiary incurred the guarantee with the intent to hinder, delay or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

(ii)	the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary

•	was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured (as all of the foregoing terms are defined or interpreted under the relevant fraudulent transfer or conveyance statutes), then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations.

A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Your ability to sell the notes may be limited by the absence of an active trading market, and there is no assurance that an active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. The initial purchasers have advised us that they intend to make a market in the notes, and the exchange notes, if issued, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the notes or the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes or exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes or exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes or exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. We expect that the notes will be eligible to be traded in The PORTALSM Market. We do not intend to apply for listing of the notes on any securities exchange.

RISKS RELATING TO OUR BUSINESS

Competition could adversely affect our operating results.

We face intense competition in certain of the product lines and markets in which we compete. We expect that our competitors will develop and introduce new and enhanced products, which could cause a decline in the market acceptance of certain products we produce. In addition, as a result of price competition, we may experience a reduction in the prices for some of our products. Competitive pressures can also result in the loss of major customers. Our inability to compete successfully could have a material adverse effect on our results of operations, financial condition and cash flows in any given period. In addition, some of our competitors may have greater financial, technological and other resources than we do. As a result, these competitors may be able to anticipate or better withstand changes within the industry.

Sudden or sharp raw materials price increases may adversely affect our profit margins.

We utilize a variety of raw materials in the manufacture of our products, including base oil, polyisobutylene, olefin copolymers, antioxidants and alcohols. Our profitability is sensitive to changes in the costs of these materials caused by changes in supply, demand or other market conditions, over which we have little or no control. Political and economic conditions in the Middle East and Latin America have caused and may continue to cause the cost of our raw materials to fluctuate. War, armed hostilities, terrorist acts, civil unrest or other incidents may also cause a sudden or sharp increase in the cost of our raw materials. We cannot assure you that we will be able to pass on to our customers any future increases in raw material costs in the form of price increases for our products.

Our reliance on a small number of significant customers may have a material adverse effect on our results of operations.

Our principal customers are major multinational oil companies. The oil industry is characterized by concentration of a few large participants as a result of recent consolidation. Two of our customers, BP and Shell, individually accounted for more than 10% of our net sales in 2002. Net sales for that period to BP amounted to $69 million (11% of total net sales), and net sales to Shell amounted to $87 million (13% of total net sales). The loss of either of these customers, or a material reduction in purchases from either of them, or from any other large or significant customer, could have a material adverse effect on our results of operations, financial condition and cash flow.

Our customers are concentrated in the lubricant and fuel industries and, as a result, our reliance on that industry is significant.

Most of our customers are primarily engaged in the fuel and lubricant industries. This concentration of customers affects our overall risk profile, since our customers will be similarly affected by changes in economic, geopolitical and industry conditions. Many factors affect the level of our customers’ spending on our products, including, among others, general business conditions, changes in technology, interest rates, gasoline prices, and consumer confidence in future economic conditions. A sudden or protracted downturn in these industries could adversely affect the buying power and purchases by our customers.

We may be unable to respond effectively to technological changes in our industry.

Our future business success will depend upon our ability to maintain and enhance our technological capabilities, develop and market products and applications that meet changing customer needs and successfully anticipate or respond to technological changes on a cost-effective and timely basis. Our industry is characterized by frequent changes in industry performance standards, which affect the amount and timing of our research and development costs and other technology-related costs. As a result, the life cycle of our products is often hard to predict. Further, technological changes in some or all of our customers’ products or processes may make our products obsolete. Any inability to anticipate, respond to or utilize changing technologies could have a material adverse effect on our results of operations, financial condition and cash flow in any given period.

Our TEL business has declined and will continue to decline.

Historically, TEL, an octane enhancer in leaded gasoline used to improve ignition qualities and operating performance of fuel, has been a material component of our product line. However, during the 1970s, the implementation of the Federal Clean Air Act led to the use of catalytic converters that are deemed no longer compatible with leaded gasoline, and unleaded gasoline became the fuel standard in the United States with other countries following. As a result, our TEL financial results have declined. The TEL segment represented approximately 23% of our 2002 segment operating profit. We expect that the market for TEL and EBITDA from our TEL segment will continue to decline going forward, and may decline with unpredictable volatility.

Many of our products are produced solely at one facility, and a significant disruption or disaster at such a facility could have a material adverse effect on our results of operations.

Many of the products we produce or sell are produced only in one location. We are dependent upon the continued safe operation of those production facilities. Those production facilities are subject to various hazards associated with the manufacture, handling, storage and transportation of chemical materials and products, including leaks and ruptures, explosions, fires, inclement weather and natural disasters, unscheduled downtime and environmental hazards. Some of our products involve the manufacture and handling of a variety of reactive, explosive and flammable materials. Many of these hazards could cause a disruption in the production of our products. We cannot assure you that these facilities will not experience these types of hazards and disruptions in the future or that these incidents will not result in production delays or otherwise have an adverse effect on our results of operations, financial condition or cash flows in any given period.

We face risks related to our foreign operations that may negatively affect our business.

In 2002, net sales to customers outside North America accounted for approximately 55% of total net sales. We do business in all major regions of the world, some of which do not have stable economies or governments. In particular, we sell and market products in countries experiencing political and economic instability in the Middle East, Asia Pacific and Latin America. Our international operations are subject to international business risks, including unsettled political conditions, expropriation, import and export restrictions, increases in royalties, exchange controls, national and regional labor strikes, taxes, government royalties, inflationary economies and currency exchange rate fluctuations and changes in laws and policies governing operations of foreign-based companies (such as restrictions on repatriation of earnings or proceeds from liquidated assets of foreign subsidiaries). The occurrence of any one or a combination of these factors may increase our costs or have other adverse effects on our business.

Venezuela, a leading oil producing country and a significant purchaser of TEL from Octel, is currently experiencing political instability and economic problems. The current situation has caused significant disruptions in Octel’s shipments to Venezuela in the fourth quarter of 2002 and in the first quarter of 2003. To the extent that the current political and economic situation continues, Octel could continue to experience substantial disruptions and delays associated with TEL shipments to Venezuela, which could have a material adverse effect on our financial condition, results of operations and cash flow.

We conduct substantial amounts of our business in Euro, Yen and Canadian dollars. Exchange rates between these currencies and U.S. dollars have fluctuated significantly in recent years and may continue to do so in the future. We cannot predict future events, which may significantly increase or decrease the risk of future movement in foreign currencies in which we conduct our business. We generate net sales from customers outside the United States that may be denominated in currencies other than the relevant functional currency. It is possible that fluctuations in foreign exchange rates will have a negative effect on our results of operations.

Our failure to protect our intellectual property rights could adversely affect our future performance and growth.

Protection of our proprietary processes, methods, compounds and other technologies is important to our business. We depend upon our ability to develop and protect our intellectual property rights to distinguish our products from those of our competitors. Failure to protect our existing intellectual property rights may result in the loss of valuable technologies or having to pay other companies for infringing on their intellectual property rights. We rely on a combination of patent, trade secret, trademark and copyright law as well as judicial enforcement to protect such technologies. We currently own approximately 900 issued U.S. and foreign patents, with a significant number of additional patents pending. Some of these patents are licensed to others. In addition, we have acquired the rights under patents and inventions of others through licenses. We also have several hundred trademark registrations throughout the world for our marks including Ethyl®, MMT®, HiTEC®, and GREENBURN®, as well as pending trademark applications.

We cannot assure you that the measures taken by us to protect these assets and rights will provide meaningful protection for our trade secrets or proprietary manufacturing expertise or that adequate remedies will be available in the event of an unauthorized use or disclosure of our trade secrets or manufacturing expertise. We cannot assure you that any of our patents will not be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, we cannot assure you that any pending patent application filed by us will result in an issued patent, or if patents are issued to us, that those patents will provide meaningful protection against competitors or against competitive technologies. The failure of our patents or other measures to protect our processes, apparatuses, technology, trade secrets and proprietary manufacturing expertise, methods and compounds could have an adverse effect on our results of operations, financial condition and cash flow.

Our business is subject to government regulation, and could be adversely affected by future governmental regulation.

We are subject to regulation by local, state, federal and foreign governmental authorities. In some circumstances, before we may sell certain products, these authorities must approve these products, our manufacturing processes and facilities. We are also subject to ongoing reviews of our products, manufacturing processes and facilities by governmental authorities.

In order to obtain regulatory approval of certain new products, we must, among other things, demonstrate to the relevant authority that the product is safe and effective for its intended uses and that we are capable of manufacturing the product in accordance with current regulations. The process of seeking approvals can be costly, time consuming and subject to unanticipated and significant delays. There can be no assurance that approvals will be granted to us on a timely basis, or at all. Any delay in obtaining, or any failure to obtain or maintain, these approvals would adversely affect our ability to introduce new products and to generate net sales from those products.

New laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscation, recall or monetary fines, any of which could prevent or inhibit the development, distribution and sale of our products. If we fail to comply with applicable laws and regulations, we may be subject to civil remedies, including fines, injunctions and recalls or seizures, any of which could have an adverse effect on our results of operations, financial condition and cash flow.

Political, economic and regulatory factors concerning one of our primary products, MMT, could negatively impact our sales of MMT.

The U.S. Environmental Protection Agency (“EPA”) studied MMT and determined that it does not cause or contribute to the failure of vehicle emission systems. The Canadian government has made similar findings. However, the EPA is requiring additional testing to fill some data gaps, including potential risks to public health, and a change in current determinations could have a material adverse effect on our results of operations. In addition, certain industry groups are urging greater regulation of all metal-based gasoline additives, including MMT. The Alliance of Automobile Manufacturers (“AAM”)

recently issued a fleet test report on MMT based on tests conducted by the AAM, the Association of International Automobile Manufacturers, and the Canadian Vehicle Manufacturers’ Association. The report alleges that MMT significantly raises vehicle emissions, increases fuel emissions, increases fuel consumption, and impairs the proper operation of vehicle emission control systems. We expect that the European Union will also review all metal-based petroleum additives, including MMT, for their impact on pollution abatement technology. Increased regulation of MMT could have a material adverse effect on our sales of that product.

Legal proceedings and other claims could impose substantial costs on us.

We are involved in numerous administrative and legal proceedings that result from, and are incidental to, the conduct of our business. From time to time, these proceedings involve environmental, product liability, lead and premises asbestos liability and other matters.

We have insurance coverage that we believe would be available to mitigate potential damages in many of these proceedings. However, there is no assurance that our available insurance will cover these claims, that our insurers will not challenge coverage for certain claims or that final damage awards will not exceed our available insurance coverage. Any of the foregoing could have a material adverse effect on our results of operations, financial condition and cash flows in any given period.

Environmental matters could have a substantial negative impact on our results of operations.

As a manufacturer and distributor of chemical products, we are generally subject to extensive local, state, federal and foreign environmental, safety and health laws and regulations concerning, among other things, emissions to the air, discharges to land and water, the generation, handling, treatment and disposal of hazardous waste and other materials and remediation of contaminated soil, surface and ground water. Our operations entail the risk of violations of those laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. We believe our operations are currently in substantial compliance with these laws and regulations. However, we cannot assure you that we have been or will be at all times in compliance with all of these requirements.

In addition, these requirements, and the enforcement or interpretation of these requirements, may become more stringent in the future. Although we cannot predict the ultimate cost of compliance with any such requirements, the costs could be material. Non-compliance could subject us to material liabilities, such as government fines, damages arising from third-party lawsuits or the suspension and potential cessation of non-compliant operations. We may also be required to make significant site or operational modifications at substantial cost. Future developments could also restrict or eliminate the use of or require us to make modifications to our products, which could have an adverse effect on our results of operations, financial condition and cash flows in any given period.

At any given time, we are involved in claims, litigation, administrative proceedings and investigations of various types in a number of jurisdictions involving potential environmental liabilities, including clean-up costs associated with waste disposal sites, natural resource damages, property damage and personal injury. We cannot assure you that the resolution of these environmental matters will not have an adverse effect on our results of operations, financial condition and cash flows in any given period.

There may be environmental problems associated with our properties of which we are unaware. Some of our properties contain, or may have contained in the past, on site facilities or underground tanks for the storage of chemicals, hazardous materials and waste products that could create a potential for release of hazardous substances or contamination of the environment. The discovery of environmental liabilities attached to our properties could have a material adverse effect on our results of operations, financial condition and cash flow.

We may also face liability arising from current or future claims alleging personal injury, product liability or property damage due to exposure to chemicals or other hazardous substances, such as premises asbestos, at or from our facilities. We may also face liability for personal injury, product liability, property damage, natural resource damage or clean-up costs for the alleged migration of contaminants or hazardous substances from our facilities or for future accidents or spills. A significant increase in the number or success of these claims could adversely affect our financial condition, results of operations and cash flow. For further discussion of some related claims, see “Business—Business Legal Proceedings.”

The ultimate costs and timing of environmental liabilities are difficult to predict. Liability under environmental laws relating to contaminated sites can be imposed retroactively and on a joint and several basis. A liable party could be held responsible for all costs at a site, whether currently or formerly owned or operated regardless of fault, knowledge, timing of the contamination, cause of the contamination, percentage of contribution to the contamination or the legality of the original disposal. We could incur significant costs, including clean-up costs, natural resource damages, civil or criminal fines and sanctions and third-party claims, as a result of past or future violations of, or liabilities under, environmental laws.

We have been identified, and in the future may be identified, as a potentially responsible party in connection with state and federal laws regarding environmental clean up projects.

We are subject to the federal Superfund law and similar state laws under which we may be designated as a potentially responsible party (“PRP”). As a PRP, we may be liable for a share of the costs associated with cleaning up hazardous waste sites, such as a landfill to which we may have sent waste.

In de minimis PRP matters and in some minor PRP matters, we generally negotiate a consent decree to pay an apportioned settlement. This relieves us of any further liability as a PRP, except for remote contingencies. Costs for a de minimis participant are less than $50,000. Costs for a minor participant are less than $300,000.

We are also a PRP at Superfund sites where our liability may be in excess of de minimis or minor PRP levels. Most Superfund sites where we are a PRP represent environmental issues that are quite mature. The sites have been investigated, and in many cases, the remediation methodology, as well as the proportionate shares of each PRP have been established. Other sites are not as mature, which makes it more difficult to reasonably estimate our share of future clean up or remediation costs. Generally, remediation and monitoring will go on for an extended period. As a result, we may incur substantial expenses for all these sites over a number of years, a portion of which may be covered by insurance.

Our financial results will vary according to the timing of customer orders and other external factors, which reduces your ability to gauge our performance and increases the risk of an investment in our securities.

Our business can be characterized by significant quarterly swings in shipments and profits. External factors beyond our control, such as customer orders, product shipment dates and other factors can cause shifts in net sales and income from quarter to quarter. These external factors can magnify the impact of industry cycles. As a result, our income and cash flow may fluctuate significantly on a quarter to quarter basis, and your ability to gauge trends in our business may be impaired.

The forward-looking statements contained in this prospectus are based on our predictions of future performance. As a result, you should not place undue reliance on these forward-looking statements.

This prospectus includes “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act including, in particular, the statements regarding future prospects of growth in the petroleum additive market, the level of future declines in the market for tetraethyl lead, other trends in the petroleum additive market, our ability to maintain or increase our market share and our future capital expenditure levels, which are contained under the headings “Prospectus Summary,” and “The Company.” Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this prospectus are set forth above in this “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange the Old Notes in like principal amounts, which we will cancel. Accordingly, there will not be an increase in our outstanding indebtedness.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2003 on an actual basis, and on an as adjusted basis to reflect the Refinancing.

This table is presented and should be read in conjunction with our consolidated financial statements, together with the related notes thereto, included elsewhere in this prospectus.

	March 31, 2003
	Actual	Adjusted(1)
Cash and cash equivalents	$15.6	$28.0

Long-term debt, including current portion
Existing revolving credit facility due 2004(2)	$45.6	$—
New revolving credit facility due 2008(3)	—	—
Existing term loan due 2004	178.4	—
New term loan due 2009	—	115.0
Mortgage loan due 2005	18.6	—
Capital lease obligations	5.4	5.4
8 7/8% Senior Notes due 2010 offered hereby	—	150.0

Total long-term debt, including current portion	$248.0	$270.4

Shareholders’ equity
Common stock, par value $1 per share, 16,689,009 shares outstanding	$16.7	$16.7
Additional paid-in capital	66.8	66.8
Accumulated other comprehensive loss	(28.6)	(28.6)
Retained earnings	115.2	114.2

Total shareholders’ equity	$170.1	$169.1

Total capitalization	$418.1	$439.5

(1)	As adjusted to reflect the Refinancing (as defined herein), including the after-tax write-off of approximately $1.0 million of debt issue costs associated with the 2002 Credit Facility.
(2)	Availability under the revolving credit line portion of the 2002 Credit Facility as of March 31, 2003 was $51.5 million.
(3)	Availability under the revolving credit line portion of the New Senior Credit Facility would have been $21.3 million after taking into account $28.7 million of letters of credit outstanding as of March 31, 2003.

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data as of and for each of the years in the five-year period ending December 31, 2002, selected historical consolidated financial data as of and for the three month periods ending March 31, 2003 and 2002, and selected pro forma financial data as of and for the year ended December 31, 2002. The selected consolidated and pro forma financial data for the annual periods presented have been derived from our audited consolidated financial statements. The selected historical consolidated financial data as of and for the three months ended March 31, 2003 and 2002 have been derived from our unaudited consolidated quarterly financial statements. This information should be read in conjunction with and is qualified in its entirety by reference to the consolidated financial statements and the related notes included elsewhere, and incorporated by reference, in this prospectus. With regard to the data shown below, EBITDA represents earnings before interest, taxes, depreciation, amortization and special items. These financial results are not necessarily indicative of the results to be expected in the future.

	Three Months Ended March 31,		Years Ended December 31,
	2002	2003	1998	1999	2000	2001	2002
	(in thousands)
Results of Operations(1):
Net sales	$146,176	$173,466	$976,201	$846,803	$825,313	$707,625	$656,350
Costs and expenses(2)	144,254	171,676	882,423	798,385	813,925	745,789	642,716
TEL marketing agreements services	5,716	3,001	14,944	53,993	36,619	36,571	25,756
Special items (expense) income, net(2)(3)	—	—	4,885	7,200	76,009	(114,016)	—

Operating profit (loss)	7,638	4,791	113,607	109,611	124,016	(115,609)	39,390
Interest and financing expenses	7,038	4,802	40,409	35,506	36,075	32,808	25,574
Other (expense) income, net(4)	(686)	(198)	24,519	601	(2,793)	(4,274)	(547)

Income (loss) before income taxes	(86)	(209)	97,717	74,706	85,148	(152,691)	13,269
Income tax expense (benefit)	(96)	(72)	32,584	23,451	27,268	(45,321)	3,756

Income (loss) from continuing operations	10	(137)	65,133	51,255	57,880	(107,370)	9,513
Gain on disposal of business (net of tax)(1)	—	14,805	—	—	—	—	—
Income from operations of discontinued business (net of tax)(1)	873	—	5,446	4,042	3,117	2,330	2,901

Income (loss) before cumulative effect of accounting changes	883	14,668	70,579	55,297	60,997	(105,040)	12,414
Cumulative effect of accounting changes (net of tax)(5)	(2,505)	1,624	—	—	—	—	(2,505)

Net income (loss)	$(1,622)	$16,292	$70,579	$55,297	$60,997	$(105,040)	$9,909

Financial Position and Other Data
Cash and cash equivalents	$11,707	$15,603	$8,403	$15,846	$4,470	$1,282	$15,478
Total assets	695,166	648,362	1,082,239	991,380	1,001,639	719,625	656,251
Operations:
Working capital(6)	$(144,764)	$159,312	$213,862	$161,766	$93,909	$125,339	$143,216
Current ratio	.7 to 1	2.4 to 1	2.20 to 1	1.80 to 1	1.46 to 1	1.79 to 1	2.10 to 1
Depreciation and amortization(2)	$12,502	$11,271	$63,310	$65,125	$66,256	$99,518	$52,422
Capital expenditures	2,358	1,818	22,738	13,793	13,828	9,515	12,671
Gross profit as a % of net sales(2)	20.6%	20.8%	24.4%	22.0%	19.2%	12.5%	21.1%
Research, development, and testing expenses(7)	$12,006	$13,682	$66,843	$66,342	$72,432	$57,170	$50,504
Total debt	335,034	248,046	558,824	474,222	443,244	335,957	290,067

Common and other shareholders’ equity	142,918	170,114	187,002	215,209	259,413	145,293	153,078
Total debt as a % of total capitalization	70.1%	59.3%	74.9%	68.8%	63.1%	69.8%	65.5%
Net income (loss) as a % of average shareholders’ equity	(0.6)%	5.0%	42.6%	27.5%	25.7%	(51.9)%	6.6%
EBITDA(8)	$19,454	$15,864	$196,011	$166,635	$110,685	$93,686	$85,897
EBITDA margin	13.3%	9.1%	20.1%	19.7%	13.4%	13.2%	13.1%
Ratio of earnings to fixed charges(9)	1.2x	1.0x	3.1x	2.8x	3.0x	N/A	1.5x

Common Stock
Basic and diluted earnings (loss) per share(10):
Earnings (loss) from continuing operations	$—	$(.01)	$3.90	$3.07	$3.47	$(6.43)	$.57
Discontinued operations (net of tax)(1)	.05	.89	.33	.24	.18	.14	.17
Cumulative effect of accounting changes (net of tax)(5)	(.15)	.10	—	—	—	—	(.15)

Net income (loss)	$(.10)	$.98	$4.23	$3.31	$3.65	$(6.29)	$.59

Shares used to compute basic earnings per share(10)	16,689	16,689	16,693	16,693	16,692	16,689	16,689
Shares used to compute diluted earnings per share(10)	16,814	16,689	16,693	16,693	16,692	16,689	16,732
Cash dividends declared per share(11)	$—	$—	$1.25	$1.25	$.625	$—	$—
Equity per share(10)	$8.56	$10.19	$11.20	$12.89	$15.54	$8.71	$9.17

Selected Pro Forma Financial Data(12):
Interest and financing expenses							$25,317
Net debt(13)							257,569
Ratio of EBITDA to interest and financing expenses(8)							3.4x
Ratio of net debt to EBITDA(8)(13)							3.0x

(1)	Results of operations have been reclassified for all periods presented to reflect the operations of the phenolic antioxidant business as a discontinued business. The Board of Directors approved the sale of the phenolic antioxidant business in December 2002, and this business was sold in January 2003. We recognized a gain of $23.2 million ($14.8 million after income taxes) in the first quarter 2003 relating to this transaction.

(2)	Asset writedowns, severance, early retirement, and other costs related to the rationalization of our engine oil additives product lines were $75.5 million ($47.6 million after income taxes) for 2001. Costs and expenses were $46.2 million ($29.0 million after income taxes) and included $41.3 million related to the accelerated depreciation of certain engine oil additive assets and $4.9 million of other costs. Early retirement, severance, and related expenses amount to $29.3 million ($18.6 million after income taxes) and are included in special items (expense) income, net.

(3)	In addition to the 2001 special items expense discussed above in Note (2), there was a recognition of a $62.0 million noncash loss ($42.6 million after income taxes) on the settlement of our pension liabilities related to the termination of our U.S. salaried pension plan. Also included was a $26.2 million charge ($26.2 million after income taxes) related to the excise taxes on the pension reversion, which was partially offset by a $3.4 million gain ($3.3 million after income taxes) on the sale of certain assets in Bracknell, England.

The special items in 2000 include a benefit of $80.9 million ($51.3 million after income taxes) related to settlements of certain pension contracts resulting in the recognition of noncash gains and a $4.0 million benefit ($2.6 million after income taxes) related to the demutualization of MetLife, Inc. These items were partially offset by a $7.5 million charge ($4.8 million after income taxes) for the write-off of plant assets and a $1.4 million special retirement charge ($900 thousand after income taxes). The special item in 1999 consists of a supply contract amendment of $7.2 million income. The special items in 1998 consist of a benefit of $8.9 million, net of related expenses, due to a settlement with the Canadian government, which was partially offset by a charge related to an enhanced retirement offer of $4.0 million.

(4)	Other (expense) income, net in 2002 includes a loss on impairment of nonoperating assets of $4.1 million ($2.7 million after income taxes), as well as expenses related to debt refinancing activities of $1.3 million ($800 thousand after income taxes). In addition, 2002 reflects $1.2 million ($800 thousand after income taxes) of interest income arising from a settlement with the IRS, as well as $2.4 million ($1.6 million after income taxes) of interest income arising from a lawsuit settlement.

The 2001 amount includes $2.6 million of expenses related to the refinancing of our debt. Also included is a net charge related to nonoperating assets of $2.7 million ($1.6 million after income taxes) resulting from impairment losses of $3.6 million, which was partially offset by a $900 thousand gain on a sale of a non-operating asset. Other (expense) income, net for 2000 includes a $3.2 million charge for our percentage share of losses in equity investments ($2.0 million after income taxes) offset by a $2.3 million gain ($1.4 million after income taxes) on the sale of a nonoperating asset. Other income for 1998 includes a $14.9 million gain on the sale of a nonoperating asset and $8.0 million income related to the settlement of a federal income tax audit.

(5)	The cumulative effect of accounting change in the first quarter 2002 reflects the write-off of goodwill of $3.1 million ($2.5 million after income taxes) recognized upon the January 1, 2002 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” The cumulative effect of accounting change in the first quarter 2003 reflects the gain of $2.5 million ($1.6 million after income taxes) recognized upon the January 1, 2003 adoption of SFAS No. 143, “Accounting for Asset Retirement Obligations.”

(6)	The negative working capital at March 31, 2002 results from all of our bank debt being classified as a current liability.

(7)	Of the total research, development, and testing expenses, the portion related to new products and processes was $7.1 million in first quarter 2002, $7.3 million in first quarter 2003, $40.3 million in 1998, $40.6 million in 1999, $39.9 million in 2000, $33.1 million in 2001, and $29.8 million in 2002.

(8)	EBITDA represents earnings before interest, taxes, depreciation, amortization and special items. EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Statements of Cash Flow included in our financial statements.

The following table reconciles EBITDA, which is not a measure under generally accepted accounting principles, to net income for the periods indicated.

	Three Months Ended March 31,		Fiscal Year
	2002	2003	1998	1999	2000	2001	2002
Income (loss) from continuing operations	$10	$(137)	$65,133	$51,255	$57,880	$(107,370)	$9,513
Income tax expense (benefit)	(96)	(72)	32,584	23,451	27,268	(45,321)	3,756
Interest and financing expenses	7,038	4,802	40,409	35,506	36,075	32,808	25,574
Special items expense (income) net (a)	—	—	(4,885)	(7,200)	(76,009)	118,918	—
Depreciation and amortization(b)	12,502	11,271	62,770	63,323	65,471	94,651	47,054

EBITDA	$19,454	$15,864	$196,011	$166,335	$110,685	$93,686	$85,897

(a)	See footnotes 2 and 3 above for a discussion of the special items. Special items for 2001 also includes $4.9 million of other costs related to the rationalization of the engine oil additives business in 2001.

(b)	Excludes amortization of financing costs.

(9)	For purposes of computing this ratio, earnings consist of income (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense and other rental expense deemed representative of that portion of rental expense estimated to be attributable to interest. Fixed charges exceeded earnings by approximately $151.1 million for the year ending December 31, 2001.

(10)	The number of shares, basic and diluted earnings (loss) per share, and equity per share have been adjusted for all periods presented to reflect the 1-for-5 reverse stock split.

(11)	The decrease in cash dividends declared in 2001 and 2000 reflects the suspension of the dividend effective July 27, 2000.

(12)	As adjusted to give effect to (i) our sale of the antioxidants business to Albemarle, which occurred on January 21, 2003, and the use of net proceeds of $27.0 million to repay indebtedness, as if that sale had occurred on January 1, 2002, (ii) our sale of the notes offered hereby and the use of the net proceeds, and (iii) the refinancing of the 2002 Credit Facility with the New Senior Credit Facility, as if each event had occurred on the first day of the periods presented.

(13)	Net debt is defined as total debt less cash and cash equivalents as of the date presented.

THE COMPANY

Overview

We are a specialty chemical company that develops, manufactures and blends lubricant and fuel additive products, and markets those products worldwide. Lubricant and fuel additives are necessary products for the maintenance and operation of vehicles and machinery. We are one of the largest global producers of lubricant and fuel additives, and through our marketing agreements with The Associated Octel Company Limited and its affiliates (“Octel”), we are the only marketer of tetraethyl lead outside of North America (and one of the primary marketers within North America). From additive components to custom-formulated chemical blends, we provide customers with products and solutions that make fuels burn cleaner, engines run smoother and machines last longer.

We have long-term relationships with customers in every major region of the world. We serve our customers through our six manufacturing facilities in North America, Europe and South America. We have more than 200 employees dedicated to research and development who work closely with our customers to develop chemical formulations tailored to our customers’ and the end-users’ specific needs. We currently hold over 900 U.S. and foreign patents and, in conjunction with our research and development program, provide our customers a portfolio of more than 890 technologically advanced products.

We were incorporated in 1887 and shares of our common stock have been traded on the New York Stock Exchange since 1965.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We sold the Old Notes to the initial purchasers on April 30, 2003. The initial purchasers subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the initial purchasers of the Old Notes. The registration rights agreement requires us to register the Exchange Notes under the federal securities laws and offer to exchange the Exchange Notes for the Old Notes. The Exchange Notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

The registration rights agreement requires us to:

•	file a registration statement for the exchange offer and the Exchange Notes within 45 days after the date on which the Old Notes were purchased by the initial purchasers;

•	use all our commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act within 180 days after the date on which the Old Notes were purchased by the initial purchasers; and

•	file a shelf registration statement for the resales of the Old Notes or the Exchange Notes, as the case may be, under certain circumstances and use our reasonable best efforts to cause such shelf registration statement to be declared effective under the Securities Act.

If we and the Guarantors fail to meet any of these requirements, it will constitute a default under the registration rights agreement and we and the Guarantors must pay certain liquidated damages to the holders of the notes.

This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement for the exchange offer and the Exchange Notes. See “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, Ethyl will accept for exchange Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn. “Expiration Date” means 5:00 p.m., New York City time, on                     , 2003, or, if Ethyl has extended the period of time for the exchange offer, the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $150 million aggregate principal amount of the Old Notes was outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the securities register with respect to Old Notes maintained by DTC. Ethyl’s obligation to accept Old Notes for exchange pursuant to the exchange offer is subject to certain conditions set forth below. See “—Conditions to Exchange Offer.”

Ethyl expressly reserves the right, at any time or from time to time, to extend the period during which the exchange offer is open, and thereby delay acceptance for exchange of any Old Notes, by providing notice of such extension to the holders as described below. During any extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by Ethyl. Any Old Notes not accepted for exchange for any reason will be returned without expense to the holder as promptly as practicable after the expiration or termination of the exchange offer.

Old Notes tendered in the exchange offer must be $1,000 in principal amount or any integral multiple thereof.

The Company will mail written notice of any amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice to be mailed to the holders of record of the Old Notes no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date or other event giving rise to such notice requirement. The Company will provide notice of any extension of the exchange offer as promptly as practicable by issuing a press release and filing such press release on a Current Report on Form 8-K with the SEC.

Procedures For Tendering Old Notes

Letter of Transmittal.    The tender to Ethyl of Old Notes by a holder as set forth below and the acceptance of the tender by Ethyl will constitute a binding agreement between the tendering holder and Ethyl upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange must transmit a properly completed and executed Letter of Transmittal, together with all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under “—Exchange Agent” on or prior to the Expiration Date.

Other Documents.    In addition,

•	the Exchange Agent must receive certificates for the Old Notes along with the Letter of Transmittal,

•	the Exchange Agent must receive prior to the Expiration Date a timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of the Old Notes, if such procedure is available, into the Exchange Agent’s account at the DTC pursuant to the procedure for book-entry transfer described below, or

•	the holder must comply with the guaranteed delivery procedures described in “—Guaranteed Delivery Procedures,” below.

The method of delivery of Old Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used in all cases. Sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Notes should be sent to Ethyl.

Signatures.    Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (1) by a registered holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” on the Letter of Transmittal or (2) for the account of an Eligible Institution (as defined below). If signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution (bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program) pursuant to Exchange Act Rule 17Ad-15 (collectively, “Eligible Institutions”). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by Ethyl, duly executed by the registered holder, with the signature guaranteed by an eligible Institution.

Powers of Attorney.    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes.

Representatives, Trustees, Guardians, Etc.    If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Ethyl, proper evidence satisfactory to Ethyl of their authority to so act must be submitted with the Letter of Transmittal.

Required Acknowledgments; Resales by Broker-Dealers.    By tendering Old Notes, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If any holder of Old Notes is an “affiliate” of Ethyl, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the Exchange Notes to be acquired pursuant to the exchange offer, the holder:

•	cannot rely on the applicable interpretations of the SEC staff, and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Acceptance of Old Notes For Exchange; Delivery of Exchange Notes

The Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Old Notes. For each Old Note accepted for exchange, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. The Exchange Notes will bear interest from the most recent date on which interest has been paid on the Old Notes or, if no interest has been paid, from October 30, 2001. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on the Old Notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer.

In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of:

•	certificates for the Old Notes or a timely Book-Entry Confirmation of the transfer of the Old Notes into the Exchange Agent’s account at DTC;

•	a properly completed and duly executed Letter of Transmittal; and

•	all other required documents.

If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if certificates representing Old Notes are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged Old Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by Ethyl in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes if acceptance might, in the judgment of Ethyl or its counsel, be unlawful. See “—Conditions to Exchange Offer.” The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by Ethyl shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time that Ethyl shall determine. Neither Ethyl, the Exchange Agent nor any other person shall be required to give notice of any defect or irregularity regarding any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give notice.

The Exchange Agent has established an account with respect to the Old Notes at DTC for purposes of the exchange offer and any financial institution that is a participant in DTC’s systems may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer.

Although delivery of Old Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under “Exchange Agent” on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

If a registered holder of Old Notes desires to tender the Old Notes and the Old Notes are not immediately available, or time will not permit the holder’s Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the tender is made through an Eligible Institution;
•	prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and a Notice of Guaranteed Delivery, substantially in the form provided by Ethyl (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all Old Notes will be physically tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

•	the certificates for all Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Act within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the address set forth below under “—Exchange Agent.” Any notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amounts of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder.

If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by Ethyl, whose determination shall be final and binding on all parties. Certificates for any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “— Procedures for Tendering Old Notes,” at any time on or prior to the Expiration Date.

Conditions to Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if, at any time before the acceptance of such Old Notes in exchange or the exchange of the Exchange Notes for such Old Notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any event, we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

By Registered or Certified Mail:

Wells Fargo Bank Minnesota, National Association

Attention: Joe O’Donnell

Corporate Trust Relationship Manager

213 Court Street

Suite 703

Middletown, CT 06457

By Overnight Courier or By Hand:

Wells Fargo Bank Minnesota, National Association

Attention: Joe O’Donnell

Corporate Trust Relationship Manager

213 Court Street

Suite 703

Middletown, CT 06457

By Facsimile Transmission: (860) 704-6219

Confirm Facsimile Transmission by Telephone: (860) 704-6217

Delivery of the Letter of Transmittal to an address other than as set forth above or transmission or instructions via facsimile other than as set forth above does not constitute a valid delivery of the Letter of Transmittal.

Fees and Expenses

The Company will not make any payment to brokers-dealers or others soliciting acceptances of the exchange offer.

Transfer Taxes

Holders who tender Old Notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct Ethyl to register Exchange Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax.

Appraisal Rights

Holders of Old Notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Old Notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will amortize the expenses of the exchange offer over the life of the Exchange Notes.

Resale of the Exchange Notes

Based on interpretations by the SEC staff issued to third parties, Exchange Notes issued in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the Exchange Notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement with any person to participate in the distribution of the Exchange Notes; and

•	the holder is not an “affiliate” of Ethyl as defined in Rule 405 under the Securities Act.

Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. This analysis is based upon the SEC’s position in no-action letters issued regarding other transactions that were substantially similar to this exchange offer. Although the SEC has not indicated that it has changed its position on this issue, Ethyl has not sought its own interpretive letter from the SEC. There is no assurance that the SEC would make a similar determination with respect to the resale of the Exchange Notes. See “Risk Factors—Even the Exchange Notes, in your hands, may not be freely tradeable.”

If any holder is an affiliate of Ethyl, or if any holder is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the exchange offer, the holder

•	can not rely on the applicable interpretations of the SEC staff; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of Exchange Notes. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter’ within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes where the Old Notes exchanged for such Exchange Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our best efforts to make this prospectus available for a period not to exceed 180 days to any participating broker-dealer for use in connection with any such resale. See “Plan of Distribution.” However, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

Same-Day Funds Settlement and Payment

We will make all payments of principal and interest in respect of Exchange Notes in book-entry form in immediately available funds to the accounts specified in DTC.

Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the Exchange Notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the Exchange Notes are issued in certificated form, and secondary market trading activity in the Exchange Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Exchange Notes.

Concerning the Trustee

Wells Fargo Bank Minnesota, National Association is the trustee under the Indenture. We may maintain deposit accounts or conduct other banking transactions with the Trustee in the ordinary course of business. Notice to the Trustee should be directed to Wells Fargo Bank Minnesota, National Association, Corporate Trust Relationship Manager, 213 Court Street, Suite 703, Middletown, CT 06457, attention: Joe O’Donnell.

DESCRIPTION OF OTHER INDEBTEDNESS

The New Senior Credit Facility

Concurrently with the closing of the sale of the Old Notes, we entered into a new senior credit facility (the “New Senior Credit Facility”) with a syndicate of certain financial institutions as lenders, Credit Suisse First Boston, as Administrative Agent and Co-Arranger, UBS Warburg LLC, as Syndication Agent and Co-Arranger, and SunTrust Bank as Documentation Agent. The following is a summary of the material terms of the New Senior Credit Facility.

The New Senior Credit Facility includes:

•	a $50 million revolving credit facility due 2008; and

•	a $115 million term loan due 2009.

The New Senior Credit Facility is secured by first priority perfected liens on substantially all of the existing and after acquired U.S. assets of Ethyl and its domestic subsidiaries and certain foreign assets. In addition, the New Credit Facility is guaranteed by all our existing and substantially all of our future U.S. subsidiaries and certain foreign subsidiaries to the extent it does not result in material increased tax liabilities.

The New Senior Credit Facility contains covenants, representations, and events of default that management considers typical of a credit agreement of this nature. The financial covenants include:

•	a minimum net worth;

•	a maximum debt to earnings before interest, taxes, depreciation and amortization (EBITDA);

•	a maximum senior debt to EBITDA;

•	limitations on capital expenditures;

•	an interest coverage ratio; and

•	restrictions on the payment of dividends or repurchases of capital stock.

The bank term loan is for $115 million and has a variable interest rate of LIBOR plus 450 basis points. The term loan matures in April 2009 and has scheduled quarterly payments beginning in June 2003.

The revolver is a $50 million facility for working capital and letter of credit issuance purposes. It bears interest at LIBOR plus 400 basis points.

The New Senior Credit Facility requires mandatory prepayments of:

•	100% of the net proceeds from all material dispositions or issuances of new debt or equity; and

•	75% of excess cash flow, subject to a step down upon meeting certain financial conditions.

The term loan portion of the New Senior Credit Facility requires repayment of the principal amount according to the following schedule:

Year	Principal Payment
1	7.5%
2	12.5%
3	12.5%
4	15%
5	20%
6	32.5%

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Ethyl” refers only to Ethyl Corporation and not to any of its Subsidiaries.

Ethyl will issue the Exchange Notes under an indenture among itself, the Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee. The terms of the Exchange Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered Holder of an Exchange Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Exchange Notes

The Exchange Notes:

•	are general unsecured obligations of Ethyl;

•	are pari passu in right of payment with all existing and future unsecured senior Indebtedness of Ethyl;

•	are senior in right of payment to any future subordinated Indebtedness of Ethyl; and

•	are unconditionally guaranteed by the Guarantors.

However, the Exchange Notes are effectively subordinated to all borrowings under the senior credit facility, which will be secured by substantially all of the assets of Ethyl and the Guarantors. See “Risk Factors—Risks Relating to the Old Notes and the Exchange Notes—Your right to receive payments on these notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of these notes are effectively subordinated to all our guarantors’ existing and future secured indebtedness.”

The Guarantees

The Exchange Notes are guaranteed by all of Ethyl’s wholly-owned Domestic Restricted Subsidiaries and certain existing wholly-owned foreign Restricted Subsidiaries.

Each guarantee of the Exchange Notes:

•	is a general unsecured obligation of the Guarantor;

•	is pari passu in right of payment with all existing and future senior unsecured debt of that Guarantor; and

•	is senior in right of payment to all of such Guarantor’s existing and future debt that expressly provides for its subordination to such Guarantor’s subsidiary guarantee.

Not all of our Subsidiaries will guarantee the Exchange Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantor subsidiaries generated approximately 50% and 76% of our consolidated revenues and operating profit, respectively, in the twelve-month period ended December 31, 2002 and held approximately 76% of our consolidated assets as of December 31, 2002.

As of the date of the indenture, all of our Domestic Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the Exchange Notes.

Principal, Maturity and Interest

Ethyl will issue Exchange Notes in this offering with a maximum aggregate principal amount of $150 million. Ethyl may issue additional notes (“Additional Notes”) from time to time after this offering. Any offering of Additional Notes is subject to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Exchange Notes and any Additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Ethyl will issue Exchange Notes in denominations of $1,000 and integral multiples of $1,000. The Exchange Notes will mature on May 1, 2010.

Interest on the Exchange Notes will accrue at the rate of 8 7/8% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2003. Ethyl will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15.

Interest on the Exchange Notes will accrue from April 30, 2003 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Exchange Notes

If a Holder has given wire transfer instructions to Ethyl, Ethyl will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Exchange Notes in accordance with those instructions. All other payments on Exchange Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Ethyl elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Exchange Notes

The trustee will initially act as paying agent and registrar. Ethyl may change the paying agent or registrar without prior notice to the Holders of the notes, and Ethyl or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Exchange Notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Exchange Notes. Holders will be required to pay all taxes due on transfer. Ethyl is not required to transfer or exchange any Exchange Note selected for redemption. Also, Ethyl is not required to transfer or exchange any Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

Subsidiary Guarantees

The Exchange Notes will be guaranteed by each of Ethyl’s current and future wholly-owned Domestic Restricted Subsidiaries and certain existing wholly-owned foreign subsidiaries. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the extent necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under, and to otherwise comply with, applicable law. See “Risk Factors—Risks Related to the Old Notes and the Exchange Notes—The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Ethyl or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Ethyl, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture to the extent applicable to such transaction; or

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Ethyl, if the sale complies with the “Asset Sale” provisions of the indenture to the extent applicable to such transaction; or

(3) if Ethyl designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

See “—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption

At any time prior to May 1, 2006, Ethyl may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of Exchange Notes (which includes Additional Notes, if any) issued under the indenture at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Exchange Notes (which includes Additional Notes, if any) issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding Exchange Notes held by Ethyl and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

On or after May 1, 2007, Ethyl may redeem all or a part of the Exchange Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Exchange Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage
2007	104.438%
2008	102.219%
2009	100.000%

At any time prior to May 1, 2007, Ethyl may also redeem all or a part of the Exchange Notes upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Exchange Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the “Redemption Date”).

Mandatory Redemption

Ethyl is not required to make mandatory redemption or sinking fund payments with respect to the Exchange Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Exchange Notes will have the right to require Ethyl to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Exchange

Notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Ethyl will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Exchange Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Exchange Notes repurchased, to the date of purchase. Within ten days following any Change of Control, Ethyl will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Exchange Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Ethyl will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Ethyl will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control Payment Date, Ethyl will, to the extent lawful:

(1) accept for payment all Exchange Notes or portions of Exchange Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions of Exchange Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the Exchange Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Exchange Notes or portions of Exchange Notes being purchased by Ethyl.

The paying agent will promptly mail to each Holder of Exchange Notes properly tendered the Change of Control Payment for such Exchange Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

The provisions described above that require Ethyl to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the Exchange Notes to require that Ethyl repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

Ethyl will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ethyl and purchases all Exchange Notes properly tendered and not withdrawn under the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Ethyl and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Exchange Notes to require Ethyl to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Ethyl and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Ethyl will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Ethyl (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) the fair market value is determined by Ethyl’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers’ certificate delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by Ethyl or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Ethyl’s most recent consolidated balance sheet, of Ethyl or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Ethyl or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by Ethyl or any such Restricted Subsidiary from such transferee that are converted by Ethyl or such Restricted Subsidiary into cash within 180 days of the closing of the Asset Sale, to the extent of the cash received in that conversion.

The 75% limitation referred to in clause (3) above will not apply to any Asset Sale with respect to which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (a) and (b) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Ethyl may apply those Net Proceeds:

(1) to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure;

(4) to acquire other long-term assets that are used or useful in a Permitted Business; or

(5) to acquire the minority interest in any Restricted Subsidiary.

Pending the final application of any Net Proceeds, Ethyl may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10 million, Ethyl will make an Asset Sale Offer to all Holders of Exchange Notes and all holders of other Indebtedness that is pari passu with the Exchange Notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Exchange Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Ethyl may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of Exchange Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Exchange Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Ethyl will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Exchange Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Ethyl will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

The agreements governing Ethyl’s other Indebtedness contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the Holders of Exchange Notes of their right to require Ethyl to repurchase the Exchange Notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Ethyl. Finally, Ethyl’s ability to pay cash to the Holders of Exchange Notes upon a repurchase may be limited by Ethyl’s then existing financial resources. See “Risk Factors—Risks Related to the Old Notes and the Exchange Notes—We may not be able to repurchase the notes or repay debt under our credit facility upon a change of control.”

Selection and Notice

If less than all of the Exchange Notes are to be redeemed at any time, the trustee will select Exchange Notes for redemption as follows:

(1) if the Exchange Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Exchange Notes are listed; or

(2) if the Exchange Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No Exchange Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the

Exchange Notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to that Exchange Note will state the portion of the principal amount of that Exchange Note that is to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion of the original Exchange Note will be issued in the name of the Holder of Exchange Notes upon cancellation of the original Exchange Note. Exchange Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Exchange Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

Ethyl will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Ethyl’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Ethyl or any of its Restricted Subsidiaries) or to the direct or indirect holders of Ethyl’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Ethyl or to Ethyl or a Restricted Subsidiary of Ethyl);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Ethyl) any Equity Interests of Ethyl or any direct or indirect parent of Ethyl;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) Ethyl would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Ethyl and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Ethyl for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Ethyl’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by Ethyl since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Ethyl (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Ethyl that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Ethyl), plus

(c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Ethyl or any Restricted Subsidiary or of any Equity Interests of Ethyl in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Ethyl) of, Equity Interests of Ethyl (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Ethyl or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness, so long as no Default has occurred and is continuing or would be caused thereby;

(4) the payment of any dividend by a Restricted Subsidiary of Ethyl to the holders of its Equity Interests on a pro rata basis; and

(5) other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $25.0 million under this clause (5).

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Ethyl or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of

Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, Ethyl will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

Ethyl will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Ethyl will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Ethyl may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and Ethyl’s Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Ethyl’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Ethyl and any Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Ethyl and its Restricted Subsidiaries thereunder) not to exceed $165.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Ethyl or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by Ethyl and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by Ethyl and the Guarantors of Indebtedness represented by the Old Notes and the related Subsidiary Guarantees, in each case, issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

(4) the incurrence by Ethyl or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Ethyl or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5) the incurrence by Ethyl or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (10) of this paragraph;

(6) the incurrence by Ethyl or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Ethyl and any of its Restricted Subsidiaries; provided, however, that:

(a) if Ethyl or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Exchange Notes, in the case of Ethyl, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Ethyl or a Restricted Subsidiary of Ethyl and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Ethyl or a Restricted Subsidiary of Ethyl; will be deemed, in each case, to constitute an incurrence of such Indebtedness by Ethyl or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by Ethyl or any of its Restricted Subsidiaries of Hedging Obligations;

(8) the guarantee by Ethyl or any of the Guarantors of Indebtedness of Ethyl or a Restricted Subsidiary of Ethyl that was permitted to be incurred by another provision of this covenant;

(9) the incurrence of obligations in respect of performance, bid and surety bonds and completion guarantees provided by Ethyl or any Restricted Subsidiary in the ordinary course of business;

(10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Ethyl as accrued; and

(11) the incurrence by Ethyl or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $15 million.

Ethyl will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Ethyl unless such Indebtedness is also contractually subordinated in right of payment to the Exchange Notes on substantially identical terms; provided, however, that no Indebtedness of Ethyl will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Ethyl solely by virtue of being unsecured.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Ethyl will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Exchange Notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Liens

Ethyl will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens, unless the Exchange Notes receive an equal and ratable lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Ethyl will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Ethyl or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Ethyl or any of its Restricted Subsidiaries;

(2) make loans or advances to Ethyl or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Ethyl or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the Exchange Notes and the Subsidiary Guarantees;

(3) applicable law, regulation, rule or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Ethyl or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in leases, licenses or contracts entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens; and

(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Ethyl may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Ethyl is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ethyl and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Ethyl is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Ethyl) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Ethyl) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ethyl under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Ethyl or the Person formed by or surviving any such consolidation or merger (if other than Ethyl), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

(a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Ethyl immediately preceding the transaction; and

(b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

In addition, Ethyl may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to (1) a sale, assignment, transfer, conveyance or other disposition of assets between or among Ethyl and any of its Restricted Subsidiaries or (2) a Holding Company Formation.

The Person formed by or surviving such transaction will be the successor to Ethyl and shall succeed to, and be substituted for, and may exercise every right and power of, Ethyl under the indenture, and the predecessor company, except in the case of a lease, shall be released from its obligations with respect to the notes, including with respect to its obligation to pay the principal of and interest on the Exchange Notes.

In the case of a Holding Company Formation, (i) Ethyl shall be released from its Obligations under the Notes, the Indenture and the Registration Rights Agreement, provided that it become a Guarantor and a Restricted Subsidiary, and (ii) such Person who acquires all of the issued and outstanding Capital Stock of Ethyl shall succeed to, and be substituted for Ethyl (so that from and after the date of such Holding Company Formation, the provisions of the Indenture referring to Ethyl shall refer instead to such Person and not to Ethyl), and may exercise every right and power of Ethyl under the Indenture.

Transactions with Affiliates

Ethyl will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Ethyl or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Ethyl or such Restricted Subsidiary with an unrelated Person; and

(2) Ethyl delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to

Ethyl of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement entered into by Ethyl or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Ethyl or such Restricted Subsidiary;

(2) transactions between or among Ethyl and/or its Restricted Subsidiaries;

(3) transactions with a Person that is an Affiliate of Ethyl solely because Ethyl owns an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors fees, consistent with industry practices, to Persons who are not otherwise employees of Ethyl;

(5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Ethyl; and

(6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments.”

Additional Subsidiary Guarantees

If Ethyl or any of its Restricted Subsidiaries acquires or creates another wholly-owned Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created; provided, however, the aforementioned will not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Ethyl and its Restricted Subsidiaries in such Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if the re-designation would not cause a Default.

Sale and Leaseback Transactions

Ethyl will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Ethyl or any Guarantor may enter into a sale and leaseback transaction if:

(1) Ethyl or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers’ certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Payments for Consent

Ethyl will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Exchange Notes unless such consideration is offered to be paid and is paid to all Holders of the Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any Exchange Notes are outstanding, Ethyl will furnish to the Holders of Exchange Notes, within the time periods specified in the Commission’s rules and regulations (provided that such report shall be deemed furnished to the extent timely filed with the Commission):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Ethyl were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Ethyl’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Ethyl were required to file such reports.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Exchange Notes ;

(2) default in payment when due of the principal of, or premium, if any, on the Exchange Notes;

(3) failure by Ethyl or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants—Restricted Payments,” or “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4) failure by Ethyl or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(5) failure by Ethyl or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Ethyl or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Ethyl or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more;

(7) failure by Ethyl or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after any and all rights to appeal such judgment have expired;

(8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to Ethyl or any of its Restricted Subsidiaries.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ethyl, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Exchange Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately.

Holders of the Exchange Notes may not enforce the indenture or the Exchange Notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Exchange Notes .

Ethyl is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Ethyl is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Ethyl or any Guarantor, as such, will have any liability for any obligations of Ethyl or the Guarantors under the Exchange Notes , the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes . The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Ethyl may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Exchange Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Exchange Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Exchange Notes when such payments are due from the trust referred to below;

(2) Ethyl’s obligations with respect to the Exchange Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and Ethyl’s and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, Ethyl may, at its option and at any time, elect to have the obligations of Ethyl and the Restricted Subsidiaries released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Exchange Notes . In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Exchange Notes .

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Ethyl must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Exchange Notes , cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Exchange Notes on the stated maturity or on the applicable redemption date, as the case may be, and Ethyl must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Ethyl has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ethyl has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Ethyl has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Ethyl or any of its Subsidiaries is a party or by which Ethyl or any of its Subsidiaries is bound;

(6) Ethyl must deliver to the trustee an officers’ certificate stating that the deposit was not made by Ethyl with the intent of preferring the Holders of Exchange Notes over the other creditors of Ethyl with the intent of defeating, hindering, delaying or defrauding creditors of Ethyl or others; and

(7) Ethyl must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes ), and any existing default or compliance with any provision of the indenture or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Exchange Notes ).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder):

(1) reduce the principal amount of Exchange Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the Exchange Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the Holders of at least a majority in aggregate principal amount of the Exchange Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the Exchange Notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Exchange Notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Exchange Notes, Ethyl, the Guarantors and the trustee may amend or supplement the indenture or the Exchange Notes:

(1) to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature;

(2) to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes;

(3) to provide for the assumption of Ethyl’s obligations to Holders of Exchange Notes in the case of a merger or consolidation or sale of all or substantially all of Ethyl’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Exchange Notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all Exchange Notes issued thereunder, when:

(1) either:

(a) all Exchange Notes that have been authenticated, except lost, stolen or destroyed Exchange Notes that have been replaced or paid and Exchange Notes for whose payment money has been deposited in trust and thereafter repaid to Ethyl, have been delivered to the trustee for cancellation; or

(b) all Exchange Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ethyl or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Exchange Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ethyl or any Guarantor is a party or by which Ethyl or any Guarantor is bound;

(3) Ethyl or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) Ethyl has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the Exchange Notes at maturity or the redemption date, as the case may be.

In addition, Ethyl must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Ethyl or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of Exchange Notes , unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Ethyl Corporation, 330 South Fourth Street, P.O. Box 2189, Richmond, Virginia 23218-2189, Attention: M. Rudolph West, Secretary.

Book-Entry, Delivery and Form

Except as set forth below, notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Exchange Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Ethyl takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Ethyl that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Ethyl that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Ethyl and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Ethyl, the trustee nor any agent of Ethyl or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Ethyl that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Ethyl. Neither Ethyl nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Ethyl and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

DTC has advised Ethyl that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Neither Ethyl nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered Certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies Ethyl that it is unwilling or unable to continue as depositary for the Global Notes and Ethyl fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) Ethyl, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Transfer Restrictions.”

Same Day Settlement and Payment

Ethyl will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Ethyl will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Ethyl expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a Business Day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised Ethyl that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the Business Day for Euroclear or Cedel following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such Redemption Date of (i) the redemption price of the note at May 1, 2007 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through May 1, 2007 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the note, if greater.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Ethyl and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests by any of Ethyl’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

(2) a transfer of assets between or among Ethyl and its Subsidiaries,

(3) an issuance of Equity Interests by a Subsidiary to Ethyl or to another Subsidiary;

(4) the sale or lease of equipment, inventory or accounts receivable or other assets in the ordinary course of business consistent with past practice;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments”;

(7) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Ethyl or any of its Restricted Subsidiaries;

(8) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended; provided that to the extent such exchange involves property valued in excess of $1.0 million, the property received by Ethyl in such exchange has a fair market value equivalent to the fair market value of the property transferred by Ethyl as evidenced by a resolution of the Board of Directors; and

(9) the license of patents, trademarks, copyrights and know-how to third Persons in the ordinary course of business.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following, provided, however, that the occurrence of the Holding Company Formation will not be deemed to be a Change of Control:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ethyl and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of Ethyl;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ethyl, measured by voting power rather than number of shares;

(4) the first day on which a majority of the members of the Board of Directors of Ethyl are not Continuing Directors; or

(5) Ethyl consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Ethyl, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Ethyl or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Ethyl outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles and amortization of amounts paid related to the TEL marketing agreements but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person and the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

(4) the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

(2) the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Ethyl who:

(1) was a member of such Board of Directors on the date of the indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated April 30, 2003, by and among Ethyl, Credit Suisse First Boston, as Administrative Agent and Co-Arranger, UBS Warburg LLC, as Syndication Agent and Co-Arranger, and SunTrust Bank as Documentation Agent including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Ethyl to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Ethyl may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of Ethyl that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Ethyl.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of Ethyl and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Ethyl (other than Disqualified Stock) or to Ethyl or a Restricted Subsidiary of Ethyl, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1) Ethyl Asia Pacific Company, Ethyl Export Corporation, Ethyl Interamerica Corporation, Ethyl Petroleum Additives, Inc., Ethyl Ventures, Inc., Interamerica Terminals Corporation, The Edwin Cooper Corporation, Ethyl Additives Corporation, Ethyl Europe SPRL, Ethyl Brasil Aditivos, LTDA, Ethyl Administration GmbH and Ethyl Services, GmbH.

(2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

(2) any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values; and

(3) forward contracts, commodity swap, commodity option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in commodity prices.

“Holding Company Formation” means one or more related transactions in which: (i) a Person acquires all of the issued and outstanding Capital Stock of Ethyl in exchange for the issued and outstanding Capital Stock of such Person, whether directly or indirectly or through a share exchange or subsidiary merger; and (ii) such Person assumes all of the Obligations of Ethyl under the Notes, this Indenture and the Registration Rights Agreement.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing the balance deferred and unpaid of any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Ethyl or any Restricted Subsidiary of Ethyl sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of Ethyl such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Ethyl, Ethyl will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Ethyl’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Ethyl or any Restricted Subsidiary of Ethyl of a Person that holds an Investment in a third Person will be deemed to be an Investment by Ethyl or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by Ethyl or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Ethyl nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Ethyl or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Ethyl or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means any business that derives a majority of its revenues from any of the businesses engaged in by Ethyl and its Restricted Subsidiaries on the date of the indenture governing the notes and or activities that are reasonably similar, ancillary, incidental, complimentary or related to, or a reasonable extension, development or expansion of, any of the businesses in which Ethyl and its Restricted Subsidiaries are engaged on the date of the indenture governing the notes.

“Permitted Investments” means:

(1) any Investment in Ethyl or in a Restricted Subsidiary of Ethyl;

(2) any Investment in Cash Equivalents;

(3) any Investment by Ethyl or any Restricted Subsidiary of Ethyl in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Ethyl; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ethyl or a Restricted Subsidiary of Ethyl;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any Investment or acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Ethyl;

(6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) Hedging Obligations; and

(8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date of the indenture not to exceed $10.0 million.

“Permitted Liens” means:

(1) Liens securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the indenture to be incurred;

(2) Liens in favor of Ethyl;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Ethyl or any Restricted Subsidiary of Ethyl; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Ethyl or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by Ethyl or any Restricted Subsidiary of Ethyl, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, letters of credit, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7) Liens existing on the date of the indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens incurred in the ordinary course of business of Ethyl or any Restricted Subsidiary of Ethyl with respect to obligations that do not exceed $10.0 million at any one time outstanding;

(10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

(11) Liens to secure intercompany Indebtedness permitted by clause (6) under “Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Refinancing Indebtedness” means any Indebtedness of Ethyl or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Ethyl or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by Ethyl or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Petroleum Additive Assets” means those assets of Ethyl that comprise the entire Petroleum Additive business segment as reported for the year ended December 31, 2002.

“Qualified Equity Offering” means an offering of common equity securities yielding gross proceeds to the issuer of at least $15 million.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2007; provided, however, that if the period from the Redemption Date to May 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Ethyl that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with Ethyl or any Restricted Subsidiary of Ethyl unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Ethyl or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Ethyl.

(3) is a Person with respect to which neither Ethyl nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) it is not guaranteeing or otherwise providing credit support for any Indebtedness of Ethyl or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of Ethyl as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption. “—Certain Covenants—Restricted Payments.” If at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Ethyl as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Ethyl will be in default of such covenant. The Board of Directors of Ethyl may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Ethyl of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

U.S. FEDERAL TAX CONSIDERATIONS

The following summarizes the material federal income tax consequences of the exchange of Old Notes for Exchange Notes. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. In addition, this summary does not address the tax consequences of the exchange under applicable state, local or foreign laws.

The exchange of Old Notes for Exchange Notes pursuant to the exchange offer will not result in any United States federal income tax consequences to Holders. When a Holder exchanges an Old Note for an Exchange Note pursuant to the exchange offer, the Holder will have the same adjusted basis and holding period for the Exchange Note as for the Old Note immediately before the exchange.

Each Holder should consult his own tax advisor as to the particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 180 days after the consummation of the exchange offer, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

We will not receive any proceeds from the sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the Letter of Transmittal. We have agreed to pay all expenses (including the reasonable expenses of one counsel for the Holders of the Notes) incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for Exchange Notes in the exchange offer on terms which may differ from those contained in the Registration Rights Agreement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding Old Notes have been exchanged for Exchange Notes pursuant to the terms and conditions contained herein.

LEGAL MATTERS

Certain legal matters in connection with the exchange offer will be passed upon for us by Hunton & Williams LLP.

INDEPENDENT ACCOUNTANTS

The consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) with respect to the Exchange Notes. This prospectus, which is a part of the Registration Statement, omits certain information included in the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are only summaries and are not complete. We refer you to these exhibits for a more complete description of the matter involved. Each statement regarding the exhibits is qualified by the actual documents.

REPORT OF THE INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Ethyl Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Ethyl Corporation and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully discussed in Note 12 to the consolidated financial statements, the Company has achieved the extension criteria of its borrowing facilities through March 31, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia February 7, 2003, except as to Note 12 for which the date is March 3, 2003 and Note 29 for which the date is April 30, 2003

ETHYL CORPORATION & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2002	2001
	(in thousands except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$15,478	$12,382
Restricted cash	683	996
Trade and other accounts receivable, net	124,430	121,261
Receivable—TEL marketing agreements services	7,418	16,935
Inventories	104,046	121,458
Deferred income taxes	14,339	8,735
Prepaid expenses	2,232	3,007
Assets of discontinued operations	4,323	—

Total current assets	272,949	284,774

Property, plant, and equipment, at cost	746,237	760,649
Less accumulated depreciation and amortization	547,518	544,892

Net property, plant, and equipment	198,719	215,757

Prepaid pension cost	24,995	25,731
Deferred income taxes	9,494	12,440
Other assets and deferred charges	80,756	102,007
Goodwill and other intangibles, net of amortization	69,338	78,916

TOTAL ASSETS	$656,251	$719,625

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,130	$54,376
Accrued expenses	38,778	59,907
Long-term debt, current portion	40,537	30,504
Income taxes payable	6,288	14,648

Total current liabilities	129,733	159,435

Long-term debt	249,530	305,453
Other noncurrent liabilities	123,910	109,444
Commitments and contingencies (Note 16)
Shareholders’ equity:
Common stock ($1 par value; authorized shares—80 million in 2002 and 400 million in 2001)	16,689	83,455
Additional paid-in capital	66,766	—
Accumulated other comprehensive loss	(29,294)	(27,170)
Retained earnings	98,917	89,008

	153,078	145,293

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$656,251	$719,625

See accompanying Notes to Consolidated Financial Statements.

ETHYL CORPORATION & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31
	2002	2001	2000
	(in thousands except per-share amounts)
Net sales	$656,350	$707,625	$825,313
Cost of goods sold	518,031	619,530	666,811

Gross profit	138,319	88,095	158,502
TEL marketing agreements services	25,756	36,571	36,619
Selling, general, and administrative expenses	74,181	69,089	74,682
Research, development, and testing expenses	50,504	57,170	72,432
Special items (expense) income, net	—	(114,016)	76,009

Operating profit (loss)	39,390	(115,609)	124,016
Interest and financing expenses	25,574	32,808	36,075
Other expense, net	(547)	(4,274)	(2,793)

Income (loss) from continuing operations before income taxes	13,269	(152,691)	85,148
Income tax expense (benefit)	3,756	(45,321)	27,268

Income (loss) from continuing operations	9,513	(107,370)	57,880
Income from operations of discontinued business (net of tax)	2,901	2,330	3,117

Income (loss) before cumulative effect of accounting change	12,414	(105,040)	60,997
Cumulative effect of accounting change for goodwill impairment (net of tax)	(2,505)	—	—

Net income (loss)	$9,909	$(105,040)	$60,997

Basic and diluted earnings (loss) per share
Earnings (loss) from continuing operations	$.57	$(6.43)	$3.47
Earnings from operations of discontinued business (net of tax)	.17	.14	.18
Cumulative effect of accounting change for goodwill impairment (net of tax)	(.15)	—	—

	$.59	$(6.29)	$3.65

Shares used to compute basic earnings (loss) per share	16,689	16,689	16,692

Shares used to compute diluted earnings (loss) per share	16,732	16,689	16,692

Cash dividends declared per share of common stock	$—	$—	$.625

See accompanying Notes to Consolidated Financial Statements.

ETHYL CORPORATION & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Total Shareholders’ Equity
	Shares	Amount
	(in thousands except share amounts)

Balance at December 31, 1999	83,465,460	$83,465	$—	$(11,828)	$143,572	$215,209
Comprehensive income:
Net income					60,997	60,997
Changes in:
Foreign currency translation adjustments				(7,449)		(7,449)
Unrealized gains on marketable securities				195		195
Minimum pension liability				(907)		(907)
Unrealized losses on derivative instruments				1,899		1,899

Total comprehensive income						54,735

Retire restricted stock	(10,810)	(10)			(88)	(98)
Cash dividends declared ($.625 per share)					(10,433)	(10,433)

Balance at December 31, 2000	83,454,650	83,455	—	(18,090)	194,048	259,413
Comprehensive income:
Net loss					(105,040)	(105,040)
Changes in:
Foreign currency translation adjustments				(4,402)		(4,402)
Unrealized losses on marketable securities				(2,590)		(2,590)
Minimum pension liability				(2,088)		(2,088)

Total comprehensive loss						(114,120)

Balance at December 31, 2001	83,454,650	83,455	—	(27,170)	89,008	145,293
Comprehensive income:
Net income					9,909	9,909
Changes in:
Foreign currency translation adjustments				6,616		6,616
Unrealized losses on marketable securities				(833)		(833)
Minimum pension liability				(7,907)		(7,907)

Total comprehensive income						7,785

Reverse stock split: 1-for-5	(66,765,641)	(66,766)	66,766			—

Balance at December 31, 2002	16,689,009	$16,689	$66,766	$(29,294)	$98,917	$153,078

See accompanying Notes to Consolidated Financial Statements.

ETHYL CORPORATION & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31
	2002	2001	2000
	(in thousands)
Cash and Cash Equivalents at Beginning of Year	$12,382	$4,470	$15,846

Cash Flows from Operating Activities
Net income (loss)	9,909	(105,040)	60,997
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	52,422	99,518	66,256
Impairment of goodwill	3,120	—	—
Prepaid pension cost	6,467	(2,412)	(9,989)
Net loss (gain) on sales and impairments of assets	4,033	(748)	5,234
Pension reversion	—	130,801	—
Loss (gain) on pension contract settlements	—	62,000	(80,923)
Accrued severance, early retirement and other engine oil additives rationalization charges	—	25,145	—
Deferred income tax (benefit) expense	(3,434)	(91,998)	26,951
Provision for retirement offer	—	—	1,440
Change in assets and liabilities:
Trade and other accounts receivable, net	(6,408)	13,813	(5,531)
Receivable—TEL marketing agreements services	9,517	(4,380)	10,100
Inventories	20,160	5,982	40,775
Prepaid expenses	921	1,325	1,116
Accounts payable and accrued expenses	(12,607)	(14,355)	(10,332)
Income taxes payable	(7,571)	6,594	(942)
Contract settlement	2,700	—	—
TEL working capital advance	1,006	2,170	(15,785)
Other, net	2,438	(2,601)	113

Cash provided from operating activities	82,673	125,814	89,480

Cash Flows from Investing Activities
Capital expenditures	(12,671)	(9,515)	(13,828)
Prepayment for TEL marketing agreements services	(19,200)	(2,500)	(39,448)
Proceeds from sale of certain assets	—	10,873	2,635
Equity investments	—	(1,250)	(3,682)
Other, net	166	896	262

Cash used in investing activities	(31,705)	(1,496)	(54,061)

Cash Flows from Financing Activities
Repayments of debt	(77,426)	(127,677)	(66,750)
Net borrowings	32,040	20,832	35,000
Debt issuance costs	(1,982)	(11,680)	—
Cash dividends paid	—	—	(15,650)
Other, net	(504)	2,119	605

Cash used in financing activities	(47,872)	(116,406)	(46,795)

Increase (decrease) in cash and cash equivalents	3,096	7,912	(11,376)

Cash and Cash Equivalents at End of Year	$15,478	$12,382	$4,470

See accompanying Notes to Consolidated Financial Statements.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(tabular amounts in thousands, except share and per-share amounts)

1.    Summary of Significant Accounting Policies

Consolidation—Our consolidated financial statements include the accounts of Ethyl Corporation and subsidiaries (Ethyl). All significant intercompany transactions are eliminated upon consolidation.

Foreign Currency Translation—We translate the balance sheets of our foreign subsidiaries into U.S. dollars based on the current exchange rate at the end of each period. We translate the statements of income using the weighted-average exchange rates for the period. Ethyl includes translation adjustments in the balance sheet as part of accumulated other comprehensive loss and transaction adjustments in net income (loss).

Revenue Recognition—Our policy is to recognize revenue from the sale of products when title and risk of loss have transferred to the buyer, the price is fixed and determinable, and collectibility is reasonably assured. Provisions for rebates to customers are provided for in the same period the related sales are recorded. Freight costs incurred on the delivery of product are included in cost of goods sold.

Inventories—Ethyl values inventories at the lower of cost or market, with cost primarily determined on the last-in, first-out (LIFO) basis. For remaining inventories, we use weighted-average cost or first-in, first-out (FIFO) basis. Inventory cost includes raw materials, direct labor, and manufacturing overhead.

Property, Plant, and Equipment—We state property, plant, and equipment at cost and compute depreciation primarily by the straight-line method based on the estimated useful lives of the assets. Ethyl capitalizes expenditures for significant improvements. We expense repairs and maintenance, including plant turnaround costs, as incurred. When property is sold or retired, we remove the cost and accumulated depreciation from the accounts and any related gain or loss is included in income.

Our policy on capital leases is to record the asset at the lower of fair value at lease inception or the present value of the total minimum lease payments. We compute amortization by the straight-line method over the lesser of the estimated economic life of the asset or the term of the lease.

Impairment of Long-Lived Assets—When significant events or circumstances occur that might impair the value of long-lived assets, we evaluate recoverability of the recorded cost of these assets. Assets are considered to be impaired if their carrying value is not recoverable from the undiscounted cash flows associated with the assets. If we determine an asset is impaired and its recorded cost is higher than fair market value based on the present value of future cash flows, we adjust the asset to fair market value.

Environmental Costs—Ethyl capitalizes environmental compliance costs if they extend the useful life of the related property or prevent future contamination. Environmental compliance costs also include maintenance and operation of pollution prevention and control facilities. We expense these costs as incurred.

Accrued environmental remediation and monitoring costs relate to an existing condition caused by past operations. Ethyl accrues these costs in current operations when it is probable that we have incurred a liability and the amount can be reasonably estimated. Amounts accrued exclude claims for recoveries from insurance companies. Ethyl records these claims separately.

We generally record environmental liabilities on an undiscounted basis. When we can reliably determine the amount and timing of future cash flows, we discount these liabilities. We incorporate an inflation factor in determining the discount rate.

Intangible Assets—Intangible assets include identifiable intangibles and goodwill. Identifiable intangibles include the cost of acquired favorable contracts and formulas. We assign a value to identifiable intangibles based on independent appraisals and internal estimates. Goodwill arises from the excess of cost over net assets of businesses acquired. Goodwill represents the residual purchase price after allocation to all identifiable net assets.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl amortizes intangibles using the straight-line method over the estimated economic life of the intangible. Upon adopting SFAS No. 142, “Goodwill and Other Intangible Assets,” on January 1, 2002, we wrote-off all remaining goodwill. Under the undiscounted cash flow model that we used prior to the adoption of SFAS 142, the goodwill was not impaired and therefore, had not been previously written off.

Employee Savings Plan—Most of our full-time salaried and hourly employees may participate in defined contribution savings plans. Employees who are covered by collective bargaining agreements may also participate in a savings plan according to the terms of their bargaining agreements. Employees, as well as Ethyl, contribute to the plans. We spent $2 million in both 2002 and 2001 and $3 million in 2000 related to these plans.

Research, Development, and Testing Expenses—Ethyl expenses all research, development, and testing costs. Of the total research, development, and testing expenses, those related to new products and processes were $30 million in 2002, $33 million in 2001, and $40 million in 2000.

Income Taxes—We recognize deferred income taxes for temporary differences between the financial reporting basis and the income tax basis of assets and liabilities. We also adjust for changes in tax rates and laws at the time the changes are enacted. A valuation allowance is recorded when it is more likely than not that a deferred tax asset will not be realized.

Derivative Financial Instruments—We have used derivative financial instruments to manage the risk of foreign currency exchange. Ethyl does not enter into derivative financial instruments for trading or speculative purposes. When using derivative instruments for cash flow hedge purposes, we record realized gains and losses in net income (loss), and unrealized gains and losses in accumulated other comprehensive loss.

Earnings Per Share—Basic earnings per share reflect reported earnings divided by the weighted-average number of common shares outstanding. Diluted earnings per share include the effect of dilutive stock options outstanding during the year.

Stock-Based Compensation—We account for the stock-based compensation plan using the intrinsic-value method. Under this method, we do not record compensation cost unless the quoted market price of the stock at grant date or other measurement date exceeds the amount the employee must pay to exercise the stock option. See Note 14 for further information on our stock-based compensation plan. The following table illustrates the effect on net income and earnings per share as if we had applied the fair-value method of accounting for the stock-based compensation plan.

	Years Ended December 31
	2002	2001	2000
Net income, as reported	$9,909	$(105,040)	$60,997
Less: Total stock-based employee compensation expense determined under fair value based method net of related tax effects	(631)	(157)	(59)

Pro forma net income	$9,278	$(105,197)	$60,938

Earnings per share:
Basic, as reported	$.59	$(6.29)	$3.65

Basic, pro forma	$.56	$(6.30)	$3.65

Diluted, as reported	$.59	$(6.29)	$3.65

Diluted, pro forma	$.56	$(6.30)	$3.65

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Segment Reporting—Ethyl operates and manages two distinct strategic business segments, petroleum additives and tetraethyl lead (TEL).

Investments—We classify marketable securities as “available for sale” and record them at fair value with the unrealized gains or losses, net of tax, included as a component of shareholders’ equity in accumulated other comprehensive loss. The fair value is determined based on quoted market prices.

We use the equity method of accounting for investments in which we have ownership or partnership equity of 20% to 50% or have the ability to exert significant influence.

When a decline in the fair value of a marketable security is considered other than temporary, we writedown the investment to market value with a corresponding charge to net income (loss).

Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications—We reclassified some amounts in the consolidated financial statements and the related notes to conform to the current presentation.

2.    Reverse Stock Split

On March 26, 2002, the Board of Directors recommended an amendment to our Restated Articles of Incorporation effecting a 1-for-5 reverse stock split of the Ethyl Common Stock and reducing the number of authorized shares of common stock from 400 million to 80 million. Ethyl shareholders approved this recommendation at the annual meeting on June 4, 2002.

On the effective date of July 1, 2002, each holder of record was deemed to hold one share of common stock for every five shares held immediately prior to the effective date. We made cash payments for fractional shares to holders who have a number of shares not divisible by five. The cash payment was based on the average of the closing price for the common stock on each of the five trading days prior to the effective date and amounted to $4.25 per share.

Following the effective date of the reverse stock split, the par value of the common stock remained at $1 per share. As a result, we reduced the common stock in our Consolidated Balance Sheet as of the effective date by approximately $66.8 million, with a corresponding increase in the additional paid-in capital. All per-share amounts have been retroactively adjusted for all periods presented to reflect the 1-for-5 reverse stock split.

3.    TEL Marketing Agreements Services

On October 1, 1998, Ethyl entered into agreements with The Associated Octel Company Limited (Octel) to market and sell TEL in all world areas except for North America and the European Economic Area (Octel Marketing Agreements). Sales made under the agreements are in the name of Octel. We provide certain bulk distribution, marketing, and other services related to sales made under these agreements. Octel produces the TEL marketed under this arrangement and also provides marketing and other services.

Effective January 1, 2000, Ethyl’s Swiss subsidiaries entered into TEL marketing agreements with Alcor Chemie AG and Alcor Chemie Vertriebs AG (collectively, Alcor), to market and sell TEL outside North America and the European Economic Area (Alcor Marketing Agreements). Octel purchased Alcor, another TEL

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

producer, in the fall of 1999. These agreements are similar to the Octel Marketing Agreements. On April 19, 2000, Ethyl’s Swiss subsidiaries made a payment of $39 million to Alcor as a prepayment for services provided under the terms of the Alcor Marketing Agreements. This payment was funded under our loan agreements.

During 2001, the Alcor Marketing Agreements were amended to include the proceeds from the sale of TEL resulting from agreements entered into by an Alcor subsidiary. These agreements are with Veritel Chemicals BV (Veritel) and its parent company, General Innovative Investment NV (GII) and provide for the exclusive right to market and sell TEL sourced from Veritel in certain areas of the world, excluding primarily the United States and the Russian Federation. Veritel is party to supply agreements granting it the exclusive right to distribute TEL manufactured by OAO Sintez, a Russian company, to areas outside the United States and the Russian Federation. The amended Alcor Marketing Agreements are effective for an initial period from January 1, 2000 to December 31, 2010, but may be extended under certain circumstances. Ethyl’s Swiss subsidiaries made a payment of $2.5 million to Alcor in December 2001 as a payment for services under the terms of the amended marketing agreements.

Under the amended Alcor Marketing Agreements, Ethyl’s Swiss subsidiaries have agreed to pay Alcor up to $22 million, representing an increase in the prepayment for services in proportion to the expanded agreements. We recorded this amount as a liability at year-end 2001. The payments were substantially completed during 2002 with $3 million remaining to be paid in early 2003.

The payments related to the amended Alcor Marketing Agreements are being amortized over the life of the agreements using a declining balance method and are designed to be in proportion to future cash flows and services from the marketing agreements as a result of declining volumes. The unamortized portion of the payments totaled $39.5 million at year-end 2002 and $50 million at year-end 2001. The amortization expense was about $11 million in 2002, $6 million in 2001 and $7 million in 2000.

Under the Octel and Alcor Marketing Agreements, 32% of the net proceeds is paid for services provided by Ethyl. The proceeds, net of amortization, earned by Ethyl under all of these marketing agreements are reflected in the Consolidated Statements of Income under “TEL marketing agreements services.” Also, as part of the marketing agreements, Octel purchased most of our remaining TEL inventory and used this inventory for third- party sales. Sales of inventory to Octel have been included in our net sales and cost of goods sold in the Consolidated Statements of Income. Sales of TEL to Octel were $9 million in 2001 and $15 million in 2000. There were no sales to Octel in 2002.

Summary financial information related to the Marketing Agreements is presented below:

	Years Ended December 31
	2002	2001	2000
Territory sales	$257,319	$276,806	$303,497
Contractual cost of sales	119,660	127,605	142,695

	137,659	149,201	160,802
Selling, general, and administrative expenses	18,158	18,629	26,427

Net proceeds for services	$119,501	$130,572	$134,375

Ethyl’s share	$38,240	$41,783	$43,000
Amortization expense and adjustments	(12,484)	(5,212)	(6,381)

TEL marketing agreements services	$25,756	$36,571	$36,619

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, Octel and Alcor owed Ethyl approximately $7 million in 2002 and $17 million in 2001 for our share of net proceeds for services and unreimbursed costs, as provided by the agreements. We received cash from these agreements of $52 million in 2002, $37 million in 2001 and $53 million in 2000.

We record reimbursement of expenses as a reduction of the related expenses. Expense reimbursements received from Octel and Alcor under the Marketing Agreements totaled $4 million in both 2002 and 2001, and $7 million in 2000. These reimbursements were for certain bulk distribution, marketing and other services we provided under the agreements.

Under the TEL Marketing Agreements, we are required to provide approximately one-third of the cost of product sold to customers in the territory from our TEL inventory or post an equivalent dollar value deposit with Octel. Our inventories fell below the requirement at year-end 2000 due to the planned sale of inventory to Octel, per the agreements. The approximate requirement is $13 million at year-end 2002 and $14 million at year-end 2001. We now cover this requirement of the marketing agreements through the value of the long-term receivable from Octel. This receivable is being paid to Ethyl as the requirement decreases and will be paid in full at the end of the agreements. These amounts have been recorded in other assets and deferred charges.

4.    Supplemental Cash Flow Information

	Years Ended December 31
	2002	2001	2000
Cash paid during the year for
Interest and financing expenses (net of capitalization)	$20,385	$31,095	$36,473
Income taxes	8,129	36,624	16,797
Excise taxes on pension reversion	—	26,160	—
Supplemental investing and financing noncash transactions
Leased asset addition and related obligation	—	—	1,143

5.    Cash and Cash Equivalents

	December 31
	2002	2001
Cash and time deposits	$14,506	$11,597
Short-term securities	972	785

	$15,478	$12,382

The maturity of time deposits is less than 90 days. Our short-term securities are generally government obligations, commercial paper, and municipal bonds, which mature in less than 90 days. We state these securities at cost plus accrued income, which approximates market value.

We also have restricted cash from the demutualization of MetLife, Inc. of $700 thousand at year-end 2002 and $1 million at year-end 2001. This cash must be used to offset the employee portion of employee welfare benefit costs and therefore is not included above.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6.    Trade and Other Accounts Receivable, Net

	December 31
	2002	2001
Trade receivables	$104,431	$100,474
Income tax receivables	6,976	13,131
Legal settlement	4,825	—
Other	9,109	8,545
Allowance for doubtful accounts	(911)	(889)

	$124,430	$121,261

7.    Inventories

	December 31
	2002	2001
Finished goods and work-in-process	$87,542	$98,995
Raw materials	8,604	14,066
Stores, supplies, and other	7,900	8,397

	$104,046	$121,458

Our inventories which are stated on the LIFO basis amounted to $76 million at year-end 2002, which was below replacement cost by approximately $18 million. At year-end 2001, LIFO basis inventories were $87 million, also about $18 million below replacement cost. During 2002, petroleum additive inventory quantities were reduced resulting in a liquidation of LIFO layers and increasing net income by $300 thousand. During 2001 and 2000 TEL inventory quantities were reduced resulting in a liquidation of LIFO layers. The effect of these liquidations increased net income by $800 thousand in 2001 and $1 million in 2000.

8.    Property, Plant, and Equipment, at Cost

	December 31
	2002	2001
Land	$38,075	$39,608
Land improvements	29,524	29,583
Buildings	95,279	93,713
Machinery and equipment	562,250	576,477
Capitalized interest	17,412	17,834
Construction in progress	3,697	3,434

	$746,237	$760,649

We depreciate the cost of property, plant, and equipment generally by the straight-line method and primarily over the following useful lives:

Land improvements	5 – 30 years
Buildings	10 – 40 years
Machinery and equipment	3 – 15 years

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interest capitalized was $113 thousand in 2002, $21 thousand in 2001, and $63 thousand in 2000. Depreciation expense was $31 million in 2002, $78 million in 2001, and $44 million in 2000. The 2001 amount includes $41 million related to the accelerated depreciation of certain engine oil additive assets. Amortization of capitalized interest, which is included in depreciation expense, was $1.5 million in 2002, and $1.6 million in both 2001 and 2000.

9.    Other Assets and Deferred Charges

	December 31
	2002	2001
TEL prepayment for services, net of amortization	$39,513	$50,252
TEL working capital advance to Octel	12,609	13,615
Rabbi trust assets	5,658	12,575
Deferred charges	2,033	5,858
Other	20,943	19,707

	$80,756	$102,007

Deferred charges include $1 million in 2002 and $5 million in 2001 for financing fees related to our Credit Agreement.

10.    Goodwill and Other Intangibles, Net of Amortization

	December 31
	2002		2001
	Identifiable Intangibles
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizing intangible assets
Formulas	$85,910	$26,333	$85,910	$21,808
Contracts	40,873	36,644	40,873	35,492

	$126,783	$62,977	$126,783	$57,300

Nonamortizing intangible assets
Minimum pension liabilities	$5,532		$6,276

Aggregate amortization expense		$5,677		$9,707

Estimated amortization expense is expected to be $5 million each of the next five years.

We amortize the cost of intangible assets by the straight-line method, over their economic lives of 5 to 20 years.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2002 and 2001 are as follows:

	Goodwill
	Petroleum Additives	Tetraethyl Lead	Total
Balance at December 31, 2000	$2,699	$1,652	$4,351
Amortization	(914)	—	(914)
Foreign currency changes	(280)	—	(280)

Balance at December 31, 2001	1,505	1,652	3,157
Foreign currency changes	(37)	—	(37)
Impairment losses	(1,468)	(1,652)	(3,120)

Balance at December 31, 2002	$—	$—	$—

Upon adopting SFAS No. 142 on January 1, 2002, we wrote-off goodwill of $3.1 million. Had the writeoff occurred on January 1, 2000, net income (loss), as well as basic and diluted earnings (loss) per share (exclusive of the writeoff) would have been as follows:

	Years ended December 31
	2002	2001	2000
Reported net income (loss)	$9,909	$(105,040)	$60,997
Add back: goodwill amortization (net of tax)	—	538	613

Adjusted net income	$9,909	$(104,502)	$61,610

Basic and diluted earnings per share:
Reported net income	$0.59	$(6.29)	$3.65
Add back: goodwill amortization	—	0.03	0.04

Adjusted net income	$0.59	$(6.26)	$3.69

11.    Accrued Expenses

	December 31
	2002	2001
Employee benefits, payroll, and related taxes	$11,719	$9,526
Customer rebates	3,603	6,144
TEL liability	3,200	22,400
Environmental remediation	2,039	2,960
Other	18,217	18,877

	$38,778	$59,907

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

12.    Long-Term Debt

	December 31
	2002	2001
Term loan agreements	$211,679	$289,105
Revolving credit agreement	54,200	40,800
Private borrowing	18,640	—
Capital lease obligations	5,548	6,052

	290,067	335,957
Current maturities	(40,537)	(30,504)

	$249,530	$305,453

Credit Facility—In April 2001, we entered into the First Amended and Restated Credit Agreement with a group of banks. This credit agreement included a revolving line of credit (including a letter of credit sub-facility), the remaining portion of the original term loan, and a new term loan, all of which would have matured on August 28, 2002.

In March 2002, prior to the August 2002 maturity date of our previous credit agreement, we entered into the Fourth Amendment to Amended and Restated Credit Agreement (the Credit Facility) with our lenders. The Credit Facility included the following key provisions:

•	A revolving line of credit with a letter of credit sub-facility. At December 31, 2002, the revolving line of credit was $126 million, with $29 million in letters of credit and $43 million unused. We pay an annual fee of 0.5% on the unused committed amount.

•	Term loans with scheduled payments. The balance on the term loans at December 31, 2002 is $212 million. A payment of $10 million was due and paid on February 28, 2003.

•	The maturity date was extended to March 31, 2003 with all unpaid balances being due on that date. The maturity date may be extended to March 31, 2004 if certain conditions are met. See discussion below under Credit Facility Extension.

•	Interest rates were based on a premium to variable base rates. The initial premium was 325 to 425 basis points, depending on the type of borrowing. Because we met certain criteria, the premium was reduced during 2002 to 275 to 375 basis points.

•	Substantially all of our assets in the United States are collateral.

•	Mandatory prepayments are required for excess cash flow, asset dispositions, debt and equity issuances, all tax refunds, and certain other funds received.

•	The payment of dividends is not permitted.

•	Investments and capital expenditures are limited. The capital expenditures limitation did not conflict with our current capital plan.

The weighted-average interest rate on our bank loans was 5.7% in 2002, 6.6% in 2001, and 7.0% in 2000. All of our bank debt is at variable rates.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The credit facility contained covenants, representations, and events of default typical of a credit agreement of this nature. We were in compliance with these provisions at December 31, 2002. The financial covenants under the Credit Agreement include:

•	A maximum leverage ratio

•	A minimum interest coverage ratio

•	A minimum consolidated earnings before interest, taxes, depreciation, and amortization

Credit Facility Extension—In March 2003, after meeting the requirements for the extension of the Credit Facility, we extended the maturity date to March 31, 2004 and paid an extension fee of approximately $1.5 million. Accordingly, expected repayments, other than the 2003 scheduled payments, have been classified as noncurrent liabilities at December 31, 2002. The key provisions of the Credit Facility are substantially unchanged. Payments of $10 million each are due on May 31, 2003; August 31, 2003; November 30, 2003; and February 28, 2004.

Other Borrowings—On February 1, 2002, Bruce C. Gottwald, Chairman of the Board of Ethyl, made a loan to Ethyl in the amount of $18.6 million. The loan is for three years at an interest rate of 8.5%. Interest payments are due monthly during the term of the loan, with the principal amount coming due at maturity. We used the proceeds of the loan to pay down existing bank debt. The loan is nonrecourse to Ethyl and is collateralized by a first deed of trust on the three buildings at 330 South Fourth Street, Richmond, Virginia, that are our principal offices. An independent appraiser valued the three buildings at $18.6 million. We have the right at the end of the loan term under which we can convey the property to the lender in satisfaction of the debt. If we fail to pay the loan at maturity, the lender has the right to require us to convey the property to him in satisfaction of the debt.

We recorded our capital lease obligations at the fair market value of the related asset at the inception of the lease. Capital lease obligations are approximately $900 thousand each year for the next eight years. The future minimum lease payments in excess of the capital lease obligation are included in the noncancelable future lease payments discussed in Note 16.

13.    Other Noncurrent Liabilities

	December 31
	2002	2001
Employee benefits	$83,522	$74,728
Environmental remediation	21,234	23,531
Other	19,154	11,185

	$123,910	$109,444

14.     Stock Options

Officers and other key employees may be granted incentive stock options, as well as nonqualifying stock options, to purchase a specified number of shares of common stock. We generally issue these options with an exercise price equal to fair market value on the date of grant and for a maximum term of ten years. Some currently granted options become exercisable when the market price of our common stock reaches specified levels or when our earnings meet designated objectives. Other options become exercisable over a stated period of time. We may also grant a stock appreciation right (SAR) along with an option.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The maximum number of shares issuable under the incentive stock option plan is 2.4 million, with an annual limit of 200 thousand shares per individual.

In March 2002, our Board of Directors, as permitted under the terms of the Incentive Stock Option Plan, approved an amendment to the Incentive Stock Option Plan to extend the duration of this plan to March 2, 2004. As amended, no option or stock appreciation right may be granted under the Incentive Stock Option Plan after March 2, 2004; however, options and stock appreciation rights granted before this date will remain valid in accordance with their terms.

A summary of Ethyl’s stock option plan, which has been adjusted for the 1-for-5 reverse stock split, is presented below in whole shares:

	2002		2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at January 1	1,181,697	$24.79	473,765	$60.13	528,120	$58.99
Granted	20,000	4.35	749,000	4.35	—	—
Lapsed	(91,497)	53.79	(41,068)	59.64	(54,355)	49.00

Outstanding at December 31	1,110,200	$22.04	1,181,697	$24.79	473,765	$60.13

Exercisable at December 31	60,640		79,737		108,004

Available for grant at December 31	775,771		704,274		1,412,206

We granted 20,000 options in 2002 and 749,000 options in 2001. No options were granted in 2000. Based on the following assumptions, the stock options granted in 2002 have an estimated average value of $.91 per share at the grant date. The stock options granted in 2001 had an estimated average value of $.33 per share at the grant date. We estimated the fair value of the options granted using an option-pricing model similar to Black-Scholes. We used the following assumptions in valuing the options granted:

	2002	2001
Dividend yield	0.0%	0.0%
Expected volatility	47.2%	30.2%
Risk-free interest rate	2.5%	4.2%
Expected life	5 years	6 years

We continue to use the intrinsic value method to account for our stock option plan. Accordingly, we have recognized no compensation cost.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes information in whole shares about the stock options outstanding or exercisable at December 31, 2002:

	Options Outstanding			Options Exercisable
	Shares	Weighted Average		Shares	Weighted Average Exercise Price
Range of Exercise Prices		Remaining Contractual Life	Exercise Price
$4.35	757,000	8.77	$4.35	—	$—
44.40	50,000	3.95	44.40	—	—
62.50	303,200	1.17	62.50	60,640	62.50

$ 4.35 – 62.50	1,110,200	6.48	$22.04	60,640	$62.50

15. Gains and Losses on Foreign Currency

Foreign currency transactions resulted in a net gain of $11 thousand in 2002, $364 thousand in 2001, and a net loss of $3 million in 2000.

16. Contractual Commitments and Contingencies

Contractual Commitments—Ethyl has operating lease agreements primarily for office space, transportation equipment, and storage facilities. Rental expense was $15 million in 2002, $18 million in 2001 and $20 million in 2000.

Future lease payments for all noncancelable operating leases, as well as the future minimum lease payments in excess of the capital lease obligation as of December 31, 2002 are:

• 2003	$9 million
• 2004	$6 million
• 2005	$4 million
• 2006	$3 million
• 2007	$1 million
• After 2007	$2 million

We have contractual obligations for the construction of assets, as well as purchases of property and equipment of $400 thousand at December 31, 2002.

Ethyl and Albemarle Corporation (Albemarle) have agreements to coordinate certain facilities and services, including the production of MMT. In connection with these agreements, Albemarle billed us approximately $23 million in 2002, $24 million in 2001, and $28 million in 2000. In addition, the two companies have agreements that describe the conditions under which Albemarle must reimburse Ethyl for tax, environmental and certain other liabilities. Generally, Albemarle is responsible for tax, environmental and certain other exposures related to its operations before February 28, 1994, which was the date Ethyl completed the spin-off of Albemarle. We believe that Albemarle has the ability to comply with this indemnification agreement.

Under the TEL Marketing Agreements, we are required to provide approximately one-third of the cost of product sold to customers in the territory from our TEL inventory or post an equivalent dollar value deposit with Octel. Our inventories fell below the requirement at year-end 2000 due to the planned sale of inventory to Octel,

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

per the agreements. The approximate requirement is $13 million at year-end 2002 and $14 million at year-end 2001. We now cover this requirement of the marketing agreements through the value of the long-term receivable from Octel. This receivable is being paid to Ethyl as the requirement decreases and will be paid in full at the end of the agreements. These amounts have been recorded in other assets and deferred charges.

During 2001, the Alcor Marketing Agreements were amended to include the proceeds from the sale of TEL resulting from agreements entered into by an Alcor subsidiary. Under the amended TEL marketing agreements, Ethyl’s Swiss subsidiaries were required to pay $22 million, representing an increase in the prepayment for services in proportion to the expanded agreements. These payments, which began in January 2002, were substantially completed by year-end 2002 with the remaining $3 million expected to be paid in early 2003. See Note 3 for further information.

Litigation—Ethyl was served as a defendant in two cases filed in the Circuit Court for Baltimore City, Maryland, in September 1999. Both cases claimed damages attributable to lead. One case was dismissed in its entirety, the plaintiffs did not appeal, and the case has ended. The other, Smith et al. v. Lead Industries Association, Inc., et al., alleged personal injuries for seven children from lead exposure arising from lead paint and dust from tailpipe emissions due to leaded gasoline. The Court dismissed Ethyl and some other defendants from the case in February 2002 and granted summary judgment to other defendants in November 2002. The plaintiffs have appealed both decisions. We believe we have strong defenses and will continue to vigorously defend the case.

Ethyl and our subsidiaries are involved in other legal proceedings that are incidental to our business and include administrative or judicial actions seeking remediation under environmental laws such as Superfund. These proceedings include product liability cases, as well as premises asbestos cases. Ethyl has established a receivable from Albemarle Corporation in the amount of $3.7 million for premises asbestos liability obligations. Ethyl has invoiced Albemarle for the $3.7 million payment. Ethyl understands that Albemarle currently disputes this payment and its obligations for premises asbestos liabilities. Ethyl, however, believes that Albemarle is responsible for the payment as well as certain current and future liability claims pursuant to an indemnification agreement between the companies dated as of February 28, 1994.

While it is not possible to predict or determine the outcome of any legal proceeding, it is our opinion that Ethyl and our subsidiaries have adequate reserves and insurance coverage such that the outcome of these legal proceedings, individually or in the aggregate, would not result in a material adverse effect on Ethyl.

Environmental—During 2000, the Environmental Protection Agency (EPA) named Ethyl as a potentially responsible party (PRP) under Superfund law for the clean-up of soil and groundwater contamination at the Sauget Area 2 Site in Sauget, Illinois. Without admitting any fact, responsibility, fault, or liability in connection with this site, Ethyl is participating with other PRPs in site investigations and feasibility studies. We are responsible for 6.47% of the study cost and have accrued for the estimated expenses. Because of the early stage, we cannot make a reasonable estimate of the total cost of, or Ethyl’s share of responsibilities related to, any site remediation or clean-up. As additional facts become known to Ethyl, we will accrue and pay our proportionate share of remediation or clean-up costs, if any.

At one of our major United States sites, we have substantially completed remediation and will be monitoring the site for an extended period. The reserve for this site was $8 million at both year-end 2002 and 2001. We based these amounts on the best estimate of future costs discounted at approximately 3% in 2002 and 4% in 2001. We incorporated an inflation factor in determining the discount rate. The remaining environmental liabilities are not discounted.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

We accrue for environmental remediation and monitoring activities for which costs can be reasonably estimated and are probable. These estimates are based on an assessment of the site, available clean-up methods, and prior experience in handling remediation. While we are currently fully accrued for known environmental issues, it is possible that unexpected future costs could have a significant impact on our financial position and results of operations.

At December 31, our accruals for environmental remediation were $23 million in 2002 and $26 million in 2001. We recorded expected insurance reimbursement assets for these amounts of $4 million in 2002 and $6 million in 2001. When significant events or circumstances occur that might impair the value of this insurance receivable, we evaluate recoverability of the recorded amounts. If we determine an asset is impaired, we adjust the asset to net realizable value. In addition to the accruals for environmental remediation, we also have accruals for dismantling and decommissioning costs of $13 million at December 31, 2002 and $12 million at December 31, 2001.

Ethyl spent $13 million in 2002 for environmental operating and clean-up costs, excluding depreciation of previously capitalized expenditures. We spent $12 million in 2001 and $12.4 million in 2000. Of these amounts, the ongoing costs of operations were $11 million in both 2002 and 2001, and $11.7 million in 2000. The balance represents clean-up, or remediation and monitoring costs. On capital expenditures for pollution prevention and safety projects, we spent $5 million in 2002, $2 million in 2001 and $3 million in 2000.

17.    Pension Plans and Other Post-Retirement Benefits

U.S. Retirement Plans—Ethyl sponsors pension plans for most U.S. employees that offer a benefit based primarily on years of service and compensation. Employees do not contribute to these pension plans. Plan assets are held and distributed by trusts and consist principally of common stock and investment-grade fixed income securities.

In addition, we offer unfunded, nonqualified supplemental pension plans. These plans restore a part of the pension benefits from our regular pension plans that would have been payable to designated participants if it were not for limitations imposed by income tax regulations.

We also provide post-retirement health care benefits and life insurance to eligible retired employees. Ethyl and retirees share in the cost of post-retirement health care benefits. Ethyl pays the premium for the insurance contract that holds plan assets for retiree life insurance benefits.

At December 31, 2000 we terminated an overfunded U.S. salaried pension plan. Ethyl received regulatory approval for the plan termination in second quarter 2001. The proceeds from the terminated plan amounted to $179 million. After fully funding a new pension plan for U.S. salaried employees which has comparable provisions and benefit formula, we received $131 million in the third quarter 2001 which represented a reversion of pension assets. The reversion amount was subject to the usual corporate income taxes, as well as a 20% federal excise tax. Total federal income, state income, and excise taxes amounted to $77 million. Most of these taxes were paid in the second half of 2001. The net cash received, after taxes, was $54 million. We also recognized a noncash charge of $62 million related to the termination of the plan and subsequent settlement of the related pension liabilities. The loss is reported in special items (expense) income, net on the Consolidated Statements of Income.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During 2000, we settled some of the liabilities of the U.S. salaried plan for certain groups of former employees. The groups included both retired employees, as well as terminated vested plan participants. No retiree benefits changed due to the settlements. The settlements resulted in the recognition of a noncash gain of $81 million. The gain is reported in special items (expense) income, net on the Consolidated Statements of Income.

Because of the settlements in both 2001 and 2000, the benefit obligation, as well as the fair value of plan assets, was reduced.

Pension income and post-retirement benefit cost are shown below:

	Years Ended December 31
	Pension Benefits			Post-Retirement Benefits
	2002	2001	2000	2002	2001	2000
Service cost	$3,658	$3,208	$4,096	$947	$831	$952
Interest cost	4,958	6,614	12,713	4,166	4,132	3,974
Expected return on plan assets	(5,127)	(14,646)	(31,089)	(1,928)	(2,017)	(1,856)
Amortization of prior service cost	718	1,396	2,542	(29)	(29)	(34)
Amortization of transition asset	—	(976)	(2,049)	—	—	—
Amortization of net loss (gain)	332	208	321	—	(87)	—
Special termination benefits	—	17,759	1,703	—	3,438	49
Settlements loss (gain)	—	62,000	(80,923)	—	—	—

Net periodic benefit cost (income)	$4,539	$75,563	$(92,686)	$3,156	$6,268	$3,085

The special termination benefits in 2001 are associated with the enhanced early retirement offer made during the year. The special termination benefits in 2000 are related to retirement charges for several individuals.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Changes in the plans’ benefit obligations and assets, as well as a reconciliation of the funded status, follow.

	Years Ended December 31
	Pension Benefits		Post-Retirement Benefits
	2002	2001	2002	2001
Change in benefit obligation
Benefit obligation at beginning of year	$80,284	$103,161	$61,513	$55,803
Service cost	3,658	3,208	947	831
Interest cost	4,958	6,614	4,167	4,132
Plan amendments	—	19,801	—	3,438
Actuarial net loss (gain)	(1,366)	16,674	3,127	1,792
Benefits paid	(7,760)	(3,976)	(5,166)	(4,483)
Settlements	—	(65,198)	—	—

Benefit obligation at end of year	$79,774	$80,284	$64,588	$61,513

Change in plan assets
Fair value of plan assets at beginning of year	$54,355	$270,490	$28,737	$29,938
Actual return on plan assets	(11,968)	(19,190)	2,161	1,115
Employer contribution	6,747	3,030	2,881	2,167
Benefits paid	(7,760)	(3,976)	(5,166)	(4,483)
Reversion of assets	—	(130,801)	—	—
Settlements	—	(65,198)	—	—

Fair value of plan assets at end of year	$41,374	$54,355	$28,613	$28,737

Reconciliation of funded status
Funded status	$(38,400)	$(25,929)	$(35,975)	$(32,776)
Unrecognized net actuarial loss/(gain)	34,088	19,013	(1,050)	(3,944)
Unrecognized prior service cost	5,063	5,459	(144)	(174)

Prepaid (accrued) benefit cost	$751	$(1,457)	$(37,169)	$(36,894)

Amounts recognized in the consolidated balance sheet
Prepaid benefit cost	$21,315	$23,216	—	—
Accrued benefit cost	(29,608)	(30,596)	$(37,169)	$(36,894)
Intangible asset	3,301	4,027	—	—
Accumulated other comprehensive loss	5,743	1,896	—	—

Net amount recognized	$751	$(1,457)	$(37,169)	$(36,894)

The net amount recognized in the table above is the total net asset position of all of our domestic pension plans combined.

The fair market value of the plan assets of our largest salaried pension plan exceeds the accumulated benefit obligation of the salaried plan at December 31, 2002. At December 31, 2001, the fair market value of the plan assets of this plan exceeded both its accumulated benefit obligation and projected benefit obligation. The net asset position of this plan is included in prepaid pension cost on our balance sheet.

The accumulated benefit obligation and projected benefit obligation exceeded the fair market value of plan assets for the nonqualified plans and all of the other qualified plans at December 31, 2002. At year-end 2001, the accumulated benefit obligation and projected benefit obligation exceeded the fair market value of assets for the

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

nonqualified plans and most of the other qualified plans. The accrued benefit cost of these plans is included in other noncurrent liabilities on the balance sheet. The accrued benefit cost includes minimum pension liabilities of $9 million at year-end 2002 and $6 million at year-end 2001.

The following table shows the fair market value of assets, accumulated benefit obligation, and projected benefit obligation for these plans.

	2002	2001
Plans with the accumulated benefit obligation in excess of the fair market value of plan assets
Accumulated benefit obligation	$37,935	$36,658
Fair market value of plan assets	9,422	7,922
Plans with the projected benefit obligation in excess of the fair market value of plan assets
Projected benefit obligation	$79,774	$41,906
Fair market value of plan assets	41,374	11,663

While there were no assets held in the nonqualified plans by the trustee, we maintain a rabbi trust for the retired beneficiaries of the nonqualified plans. At December 31, assets in the rabbi trust were valued at $6 million in 2002 and $13 million in 2001. The assets of the rabbi trust are not included in any of the pension tables above.

We used the following assumptions to calculate the results of our retirement plans:

	December 31
	Pension Benefits			Post-Retirement Benefits
	2002	2001	2000	2002	2001	2000
Discount rate	6.75%	7%	7.5%	6.75%	7%	7.5%
Rate of projected compensation increase	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
Expected long-term rate of return on plan assets	9%	9%	9%	7%	7%	7%

For 2003, the assumption for the health care cost trend rate is 11%. This will decrease to 5.5% over ten years.

A one-percent change in the assumed health care cost trend rate would have the following effects:

	1% Increase	1% Decrease
Effect on accumulated postretirement benefit obligation as of December 31, 2002	$5,464	$(4,439)
Effect on net periodic postretirement benefit cost in 2002	$644	$(498)

Foreign Pension Plans—For most employees of our foreign subsidiaries, Ethyl has pension plans that offer benefits based primarily on years of service and compensation. Ethyl generally contributes to investment trusts and insurance policies to provide for these plans. Pension cost for these plans was $2 million in 2002, $3 million in 2001, and $2 million in 2000. Included in the 2001 cost were termination benefit and plan curtailment expenses of $1 million. At December 31, the actuarial present value of accumulated benefits was $45 million in 2002 and $36 million in 2001, substantially all of which was vested. Net assets available for pension benefits at December 31, were $30 million in 2002 and $31 million in 2001.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Because the accumulated benefit obligation exceeded plan assets for one foreign plan in 2002 and three plans in 2001, Ethyl recognized a minimum pension liability. At December 31, we recorded minimum pension liabilities of $13 million in 2002 and $5 million in 2001. Of these amounts, $2 million was recorded as an intangible asset at both year-end 2002 and 2001. The remaining amount was recorded as a component of shareholders’ equity in accumulated other comprehensive loss.

Consolidated—The net pension expense for U.S. and foreign plans was $6 million in 2002. The net pension expense for U.S. and foreign plans was $79 million in 2001 and included expense of $62 million from the termination of the U.S. salaried plan and subsequent settlement of the related pension contracts. Also included were expenses of $19 million for the special termination benefits and plan curtailments. The net pension income for U.S. and foreign plans was $91 million in 2000. The year 2000 included income of $81 million from the pension contract settlements.

18.    Other Expense, Net

Other expense, net for 2002 was $500 thousand and included $1 million interest income from a settlement with the IRS, as well as $2 million interest income from a lawsuit settlement. The principle portion of the lawsuit settlement related to the recovery of operating costs and is included in cost of sales. Also included is a loss on the impairment of primarily marketable securities of $4 million, as well as expenses related to debt refinancing activities of $1 million.

Other expense, net for 2001 was $4 million and included expenses of $2.6 million related to the refinancing of our debt, as well as $2 million for our percentage share of losses in equity investments. Also included is a loss on impairments of marketable securities of $4 million, which was partially offset by a gain on the sale of a nonoperating asset of $1 million.

The $1 million gain in 2001 on the sale of a nonoperating asset was for the sale of certain real and personal property in King William, Virginia, to Old Town, LLC (Old Town). Old Town is a separate legal entity organized by members of the Gottwald family. The property was sold for its appraised value of $2.9 million. We continue to manage the property for Old Town.

Other expense, net in 2000 included a $3 million charge for our percentage share of losses in equity investments. Additionally, other expense, net included a $2 million gain on the sale of nonoperating assets.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

19.     Income Taxes

Our income (loss) before income taxes, discontinued operations, and cumulative effect of accounting change, as well as the provision for taxes on the same basis, follows:

	Years Ended December 31
	2002	2001	2000
Income (loss) before income taxes, discontinued operations, and cumulative effect of accounting change
Domestic	$13,424	$(189,989)	$59,636
Foreign	(155)	37,298	25,512

	$13,269	$(152,691)	$85,148

Income tax expense (benefit) before discontinued operations and cumulative effect of accounting change
Current income taxes
Federal	$4,405	$29,248	$(5,492)
State	(220)	6,680	(781)
Foreign	2,390	10,749	6,590

	6,575	46,677	317

Deferred income taxes
Federal	(811)	(88,944)	26,679
State	334	(5,896)	669
Foreign	(2,342)	2,842	(397)

	(2,819)	(91,998)	26,951

Total income tax expense (benefit)	$3,756	$(45,321)	$27,268

The reconciliation of the U.S. federal statutory rate to the effective income tax rate follows:

	% of Income (Loss) Before Income Taxes, Discontinued Operations, and Cumulative Effect of Accounting Change
	2002	2001	2000
Federal statutory rate	35.0%	35.0%	35.0%
State taxes, net of federal tax	0.9	2.0	1.2
Foreign operations	0.8	(0.4)	(3.2)
ExtraTerritorial income exclusion	(10.2)	—	—
Foreign sales corporation benefit	—	0.4	(0.7)
Research tax credit	(2.1)	0.3	(0.5)
Tax settlements and adjustments	2.4	(2.2)	(0.6)
Excise taxes on pension reversion	—	(6.3)	—
Other items, net	1.5	0.9	0.8

Effective income tax rate	28.3%	29.7%	32.0%

Both the 2002 and 2000 rates reflect tax expense as a percent of income before taxes, discontinued operations, and cumulative effect of accounting change. The effective income tax rate for 2001 reflects a tax benefit of $45.3 million, as a result of the loss from continuing operations of $152.7 million.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Based on available foreign tax credits and current U.S. income tax rates, we have adequately provided for any additional U.S. taxes that would be incurred when a foreign subsidiary returns its earnings in cash to Ethyl.

The table above excludes the income taxes related to the discontinued operations and cumulative effect of accounting change. The discontinued operations amounted to income before income taxes of $4.6 million with income taxes of $1.7 million, or $2.9 million after income tax. The cumulative effect of accounting changes for the impairment of goodwill amounted to a charge to income before income taxes of $3.1 million and a related income tax benefit of $600 thousand, or $2.5 million charge after income taxes.

Our deferred income tax assets and liabilities follow:

	December 31
	2002	2001
Deferred income tax assets
Future employee benefits	$20,815	$17,167
Environmental and future shutdown reserves	11,378	11,135
Foreign currency translation adjustments	6,778	10,397
Intercompany profit in inventories	4,668	1,530
Inventory capitalization	1,616	1,519
Unrealized loss on marketable securities	350	1,292
Undistributed earnings of foreign subsidiaries	—	837
Other	11,609	10,199

	57,214	54,076

Deferred income tax liabilities
Depreciation	15,252	18,510
Intangibles	10,776	10,556
Undistributed earnings of foreign subsidiaries	3,381	—
Capitalization of interest	512	955
Other	3,460	2,880

	33,381	32,901

Net deferred income tax assets	$23,833	$21,175

Reconciliation to financial statements
Deferred income tax assets – current	$14,339	$8,735
Deferred income tax assets – noncurrent	9,494	12,440

Net deferred income tax assets	$23,833	$21,175

20.     Financial Instruments

Fair Value—We determine the fair value of our outstanding financial instruments as follows:

Cash and Cash Equivalents—The carrying value approximates fair value.

Restricted Cash—The carrying value approximates fair value.

Investments in Marketable Securities—We classify these investments as “available for sale” and record them at fair value with the unrealized gains or losses, net of tax, included as a component of shareholders’

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

equity in accumulated other comprehensive loss. When a decline in the fair value of a marketable security is considered other than temporary, we writedown the investment to market value with a corresponding charge to net income (loss). See Notes 18 and 21.

Long-Term Debt—Ethyl estimates the fair value of our long-term debt based on current rates available to us for debt of the same remaining duration.

Foreign Currency Forward Contracts—We record foreign currency forward contracts at fair value in our consolidated balance sheet. The fair value is based on published forward rates. We include the unrealized gains and losses, net of tax, as a component of shareholders’ equity in accumulated other comprehensive loss.

The estimated fair values of our financial instruments are:

	2002		2001
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash equivalents	$15,478	$15,478	$12,382	$12,382
Restricted cash	$683	$683	$996	$996
Investments in marketable securities	$5,742	$5,742	$14,073	$14,073
Long-term debt including current maturities	$(290,067)	$(290,067)	$(335,957)	$(342,512)

Derivatives—As part of our strategy to minimize the risk of foreign currency exposure, Ethyl has used foreign currency forward contracts to hedge the risk on forecasted intercompany sales transactions denominated in Japanese Yen.

Ethyl did not use any derivative instruments during 2002 or 2001. In 2000, Ethyl used derivative instruments with maturity dates throughout the year to hedge the foreign currency exposure of approximately $24 million of Japanese Yen denominated intercompany sales. These cash flow hedges were highly effective since a foreign currency rate change on the forward contract was offset by a corresponding change in the value of the hedged Yen intercompany sale.

Ethyl had no foreign currency forward contracts outstanding at the end of the last three years.

Ethyl recognized a $1 million loss on the contracts in 2000. A corresponding increase in the U.S. dollar value of the Japanese Yen intercompany sales offset the losses. Ethyl includes foreign currency transaction gains and losses in cost of goods sold.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

21.     Accumulated Other Comprehensive (Loss) Income

The pre-tax, tax, and after-tax effects related to the adjustments in accumulated other comprehensive (loss) income follow:

	Foreign Currency Translation Adjustments	Unrealized Gain (Loss) on Marketable Securities Adjustments	Minimum Pension Liability Adjustments	Unrealized Loss on Derivative Instruments	Accumulated Other Comprehensive (Loss) Income
December 31, 1999	$(12,537)	$2,608	$—	$(1,899)	$(11,828)

Adjustments	(11,676)	2,706	(1,424)	2,161
Reclassification adjustment for the gain included in net income resulting from the sale of securities	—	(2,290)	—	—
Reclassification adjustment for the loss included in net income resulting from the maturity of contracts	—	—	—	820
Tax benefit (expense)	4,227	(221)	517	(1,082)

Other comprehensive (loss) income	(7,449)	195	(907)	1,899	(6,262)

December 31, 2000	$(19,986)	$2,803	$(907)	$—	$(18,090)

Adjustments	(7,044)	(7,810)	(3,042)	—
Reclassification adjustment for the loss included in net loss resulting from impairment writedowns	—	3,633	—	—
Tax benefit	2,642	1,587	954	—

Other comprehensive loss	(4,402)	(2,590)	(2,088)	—	(9,080)

December 31, 2001	$(24,388)	$213	$(2,995)	$—	$(27,170)

Adjustments	10,434	(2,315)	(11,606)
Reclassification adjustment for the loss included in net income resulting from impairment writedowns	—	1,011	—	—
Tax (expense) benefit	(3,818)	471	3,699

Other comprehensive income (loss)	6,616	(833)	(7,907)	—	(2,124)

December 31, 2002	$(17,772)	$(620)	$(10,902)	$—	$(29,294)

22.    Special Items (Expense) Income, Net

Special items (expense) income, net in 2001 of $114 million expense, or $85 million after taxes ($5.05 per share) included a charge of $29 million, or $19 million after taxes ($1.12 per share) for severance, early retirement, and other expenses related to our engine oil additives rationalization. Special items also consisted of a noncash charge of $62 million, or $43 million after taxes ($2.56 per share) on the settlement of our pension liabilities related to the termination of our U.S. salaried pension plan. Additionally, special items included a $26 million charge, or $26 million after taxes ($1.57 per share) for excise tax on the pension reversion partially offset by the $3 million, or $3 million after taxes ($.20 per share) gain on the sale of certain assets in Bracknell, England.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In 2000, special items consisted of $81 million income, or $51 million after taxes ($3.08 per share), related to settlements of certain pension contracts resulting in the recognition of noncash gains. Additionally, special items included $4 million income, or $3 million after taxes ($.15 per share), related to the demutualization of MetLife, Inc. These income items were partly offset by an $8 million charge, or $5 million after taxes ($.29 per share) related to the write-off of plant assets and a $1.4 million special retirement charge, or $900 thousand after taxes ($.06 per share).

The pension charge of $62 million in 2001 and the $81 million income in 2000 related to the settlement of liabilities for certain pension contracts and the recognition of significant losses and gains related to our pension assets. The settlement losses and gains had no cash effect on Ethyl, and no retiree benefits changed.

The charge of $8 million in 2000 was for the writeoff of the production assets of a previously idled petroleum additives facility in Orangeburg, South Carolina. There were no employee or other incremental costs included in this charge. As part of our ongoing cost improvement process, we reviewed a third-party supply contract for product, as well as our manufacturing facilities. We concluded that the market for product previously produced at this facility had not grown as anticipated, and excess supply and production facilities were in place. Further, there were no specific market changes expected to impact these conditions. As a result of this review, we cancelled the original supply contract, restructured, and entered a new, more limited supply agreement. There were no one-time charges related to the contract change. We also decided to permanently idle this manufacturing facility and wrote off the book value of these assets. This facility was sold in January 2003.

23.     Earnings (Loss) Per Share

Basic and diluted earnings (loss) per share are calculated as follows:

	Years Ended December 31
	2002	2001	2000
Basic earnings per share
Numerator:
Income (loss) available to stockholders, as reported	$9,909	$(105,040)	$60,997

Denominator:
Average number of shares of common stock outstanding	16,689	16,689	16,692

Basic earnings (loss) per share	$.59	$(6.29)	$3.65

Diluted earnings per share
Numerator:
Income (loss) available to stockholders, as reported	$9,909	$(105,040)	$60,997

Denominator:
Average number of shares of common stock outstanding	16,689	16,689	16,692
Shares issuable upon exercise of stock options	43	—	—

Total Shares	16,732	16,689	16,692

Diluted earnings (loss) per share	$.59	$(6.29)	$3.65

Options are not included in the computation of diluted earnings per share when the option exercise price exceeds the average market price of the common share. During 2002, we had outstanding options to purchase 303,200 shares of common stock at $62.50 per share, as well as 50,000 shares of common stock at $44.40 per share. These options were not included in the computation of diluted earnings per share. None of the outstanding options were included in the diluted earnings per share calculation during 2001 and 2000.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

All previously reported share and per share amounts have been adjusted to reflect the 1-for-5 reverse stock split.

24.    Recently Issued Accounting Standards

The Financial Accounting Standards Board (FASB) has issued several new Statements of Financial Accounting Standards (SFAS) which we will implement during 2003.

SFAS 143 “Accounting for Asset Retirement Obligations” was issued in August 2001. This statement addresses the obligations and asset retirement costs associated with the retirement of tangible long-lived assets. It requires that the fair value of the liability for an asset retirement obligation be recorded when incurred instead of over the life of the asset. The asset retirement costs must be capitalized as part of the carrying value of the long-lived asset. If the liability is settled for an amount other than the recorded balance, either a gain or loss will be recognized at settlement. This statement is effective for fiscal years beginning after June 15, 2002. While we have not fully completed the analysis, we estimate the implementation of the statement will result in the recognition of approximately $1 million of net income, which will be reported as a cumulative effect of an accounting change. In addition, we do not expect a significant impact on future earnings. There will be no cash impact upon the adoption of this statement. Had we adopted SFAS 143 on January 1, 2002 the twelve months accretion expense for 2002 would have been approximately $800 thousand ($500 thousand after taxes or $.03 per share).

SFAS 146 “Accounting for Exit or Disposal Activities” was issued in June 2002 and is effective for exit or disposal activities that are begun after December 31, 2002. The statement addresses the recognition, measurement, and reporting of costs that are associated with these activities. The statement will affect any future disposal activities that we initiate.

SFAS 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123” was issued in December 2002. The statement amends SFAS 123 “Accounting for Stock-Based Compensation” to provide alternative methods of transition for a voluntary adoption of the fair value based method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure requirements of SFAS 123 by mandating information be provided in both annual and interim financial statements about the method of accounting for stock-based employee compensation, as well as the effect on reported results of the method used.

The FASB has also issued two FASB interpretations. FASB Interpretation Number 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” was released in November 2002. This interpretation requires that guarantees issued or modified after December 31, 2002 be recorded at fair value. FIN 45 further elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees and is effective for interim or annual periods ending after December 15, 2002.

FASB Interpretation Number 46 (FIN 46), “Consolidation of Variable Interest Entities,” was released in January 2003. FIN 46 expands existing accounting guidance that specifies when a company should include the assets, liabilities, and activities of another entity in the company’s financial statements. Generally, the interpretation requires that a variable interest entity be consolidated if the company has the majority of either the risk of loss or benefit of returns of the variable interest entity’s activities. Certain of the requirements of FIN 46 are effective immediately. All of the requirements are effective for interim or annual periods beginning after June 15, 2003.

We do not expect either interpretation to have a significant impact on Ethyl.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

25.    Selected Quarterly Consolidated Financial Data (unaudited)

2002	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales (a)	$146,176	$170,943	$172,750	$166,481
Gross profit (a)	$30,058	$35,278	$41,958	$31,025
Income before cumulative effect of accounting change	$883	$(2,462)	$10,867	$3,126
Net (loss) income	$(1,622)	$(2,462)	$10,867	$3,126
Basic and diluted earnings (loss) per share before cumulative effect of accounting change	$.05	$(.14)	$.65	$.18
Basic and diluted (loss) earnings per share	$(.10)	$(.14)	$.65	$.18
Shares used to compute basic (loss) earnings per share	16,689	16,689	16,689	16,689
Shares used to compute diluted (loss) earnings per share	16,814	16,689	16,689	16,737

2001
Net sales (a)	$213,125	$173,359	$161,606	$159,535
Gross profit (a)	$29,046	$2,916	$25,631	$30,502
Special items (expense) income, net	$(10,707)	$(106,261)	$3,070	$(118)
Net (loss) income	$(11,267)	$(94,784)	$661	$350
Basic and diluted (loss) earnings per share	$(.67)	$(5.68)	$.04	$.02
Shares used to compute basic and diluted (loss) earnings per share	16,689	16,689	16,689	16,689

(a)	The operations of the phenolic antioxidant busines, which was sold in January 2003, have been removed for all periods presented.

26.    Segment and Geographic Area Information

Segment Information—We manage our business in two distinct segments: petroleum additives and tetraethyl lead. We divided our business this way due to the operational differences between the two business units. The petroleum additives business operates in a market that we actively review for opportunities, while TEL is a mature product primarily marketed through third-party agreements.

The accounting policies of the segments are the same as those described in Note 1. We evaluate the performance of our operating segments based on operating profit. Corporate departments and other expenses outside the control of the segment manager are not allocated to segment operating profit. Depreciation on segment property, plant, and equipment and amortization of prepayments for services and segment intangible assets are included in the operating profit of each segment. No transfers occurred between the segments during the periods presented. TEL sales made through the marketing agreements with Octel are not recorded as sales by Ethyl. The table below reports net sales and operating profit by segment, as well as a reconciliation to income before income taxes for the last three years.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	2002	2001	2000
Net sales
Petroleum additives	$648,447	$691,098	$798,325
Tetraethyl lead	7,903	16,527	26,988

Consolidated net sales (a) (b)	$656,350	$707,625	$825,313

Segment operating profit (loss) (a)
Petroleum additives before nonrecurring items	$52,436	$32,716	$27,106
Nonrecurring items	(1,213)	(72,080)	(7,524)

Petroleum additives	51,223	(39,364)	19,582

Tetraethyl lead before nonrecurring items	16,862	32,005	39,341
Nonrecurring items	(1,652)	—	—

Tetraethyl lead	15,210	32,005	39,341

Segment operating profit (loss)	66,433	(7,359)	58,923
Corporate, general and administrative expense	(14,935)	(19,469)	(26,142)
Interest expense	(25,574)	(32,808)	(36,075)
Pension contract settlements	—	(88,160)	80,923
Other (expense) income, net	(12,655)	(4,895)	7,519

Income (loss) before income taxes	$13,269	$(152,691)	$85,148

(a)	Certain amounts have been reclassified to conform to the current presentation and to reflect the removal of the operations of the phenolic antioxidant business, which was sold in January 2003 and is reflected as a discontinued operation.

(b)	Net sales of the petroleum additives segment to two customers amounted to $156 million in 2002. The petroleum additives segment reported net sales to three customers amounting to $319 million in 2000. No other customer accounted for over 10% of total net sales in any year.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table shows asset information by segment and the reconciliation to consolidated assets. Segment assets consist of accounts receivable, inventory, and long-lived assets. Long-lived assets include property, plant, and equipment, net of depreciation, as well as intangible assets and prepayments for services, both net of amortization.

	2002	2001	2000
Segment assets
Petroleum additives	$441,937	$476,759	$579,480
Tetraethyl lead	78,521	94,907	84,532

	520,458	571,666	664,012
Cash and cash equivalents	15,478	12,382	4,470
Restricted cash	683	996	1,262
Other accounts receivable	4,577	12,318	20,783
Deferred income taxes	23,833	21,175	8,353
Prepaid expenses	2,232	3,007	4,414
Prepaid pension cost	24,995	25,731	224,892
Other assets and deferred charges	63,995	72,350	73,453

Total assets	$656,251	$719,625	$1,001,639

Additions to long-lived assets
Petroleum additives	$12,125	$10,735	$14,487
Tetraethyl lead (a)	—	24,583	39,583
Other long-lived assets	546	1,267	1,392

Total additions to long-lived assets	$12,671	$36,585	$55,462

Depreciation and amortization
Petroleum additives (b)	$34,486	$86,294	$54,243
Tetraethyl lead (a)	11,053	6,647	8,176
Other long-lived assets	6,883	6,577	3,837

Total depreciation and amortization	$52,422	$99,518	$66,256

(a)	The additions to TEL long-lived assets in 2001 and 2000 relate to the prepayment or accrual for services paid or to be paid to Alcor. The amortization of the prepayment for services was $11 million in 2002, $6 million in 2001 and $7 million in 2000. See also Note 3.

(b)	Depreciation and amortization includes $41 million of accelerated depreciation related to the engine oil additives rationalization in 2001.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Geographic Area Information—The table below reports net sales and long-lived assets by geographic area. No transfers occurred between segments during the years shown. Except for the United States and Canada, no country exceeded 10% of net sales. The United States was the only country that exceeded 10% of long-lived assets in any year. Ethyl allocated revenues to geographic areas based on the location to which the product was shipped.

	2002	2001	2000
Net sales
United States	$216,446	$271,835	$403,483
Canada	80,925	73,099	71,204
Other foreign	358,979	362,691	350,626

Consolidated net sales	$656,350	$707,625	$825,313

Long-lived assets
United States	$237,674	$263,862	$332,996
Foreign	69,896	55,353	77,425

Total long-lived assets	$307,570	$319,215	$410,421

27.    Engine Oil Additives Rationalization

During 2001, Ethyl recorded a charge of $76 million or $48 million after income taxes ($2.86 per share) to cover the costs associated with the engine oil additives rationalization. These charges included the idling of production and research facilities, as well as a workforce reduction. Early retirement charges were $23 million, while severance and other related expenses amounted to $6 million. Accelerated depreciation was $41 million, shutdown costs were $4 million, and other costs were $2 million. Of these costs, we reported $29 million of severance, early retirement, and other related expenses in special items (expense) income, net. Cost of goods sold included $43 million; selling, general, and administrative expenses included $300 thousand; and research, development, and testing expenses included $3.2 million.

In the first quarter 2001, we evaluated all engine oil additive assets for impairment. We considered if the assets to be indefinitely idled were impaired and concluded that these assets should be depreciated over the remaining useful lives through the anticipated closure dates in the second quarter 2001.

We also evaluated the related intangible assets that had a book value of approximately $76 million at March 31, 2001. We determined that the positive cash flows generated by these assets continued to support their value on our balance sheet. We performed the same evaluation at December 31, 2002 when the intangible assets had a book value of $64 million and at December 31, 2001 when the book value was $69 million and determined at both year-end 2002 and 2001 that the balance sheet values were appropriate.

The engine oil additives production facilities that were indefinitely idled during the second quarter 2001 included a small plant in Natchez, Mississippi and portions of the plants in Houston, Texas and Rio de Janeiro, Brazil. We consolidated production in other plants. We have also consolidated certain research and testing activities from our Bracknell, England facility to our facilities located in Richmond, Virginia.

As part of the workforce reduction, we announced an involuntary severance program that resulted in a reduction of 322 positions. Included were staff at the engine oil additives plants being indefinitely idled, staff at our Bracknell and Richmond research facilities, and corporate staff. We also announced a voluntary early retirement program for most domestic salaried employees over age 52. The involuntary severance program

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

included 101 employees who were eligible for early retirement. Thirty-two additional employees, whose positions were not eliminated, voluntarily retired. Of the 354 employees who were involuntarily severed or voluntarily retired, 133 positions were in manufacturing, 115 were in research and testing, and 106 were administrative positions. Most of the nonmanufacturing terminations were effective April 30, 2001; however, some occurred later in the second and third quarters. For the year 2001, we paid $9 million for costs related to the employees who were terminated during the year, as well as other shutdown costs.

At December 31, 2001, the remaining balance in accrued expenses was $1.7 million for shutdown and other expenses. During 2002, we made payments of $1.4 million primarily for shutdown costs. We returned $300 thousand to income due to a change in the estimate of the engine oil rationalization accrual. There was no remaining balance in accrued expenses for shutdown and other expenses at December 31, 2002. The early retirement reserve is being paid out over an extended period for pension and post-retirement benefits.

28.	Operations of Discontinued Business

After approval by the Board of Directors in December 2002, on January 21, 2003, we completed the sale of our phenolic antioxidant business to Albemarle Corporation. Following an extensive assessment, we concluded this business was not part of our future core business or growth goals.

As part of the transaction, we sold accounts receivable and inventory, as well as fixed assets at the Orangeburg, South Carolina facility. The accounts receivable and inventory, which were sold, are reported as “Assets of discontinued operations” on our Consolidated Balance Sheet. The net book value of the fixed assets was zero. The cost and accumulated depreciation of these fixed assets have been removed from “Net property, plant, and equipment” on the Consolidated Balance Sheet. The net sales of the discontinued business were $19 million in 2002, $17 million in 2001, and $18 million in 2000.

We will recognize a gain of approximately $22 million ($14 million after tax) in first quarter 2003 related to this transaction.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

29.    Financial Information of Guarantor Subsidiaries

The 8 7/8% senior notes due 2010 are fully and unconditionally guaranteed by certain of our subsidiaries (Guarantor Subsidiaries) on a joint and several unsecured senior basis. The Guarantor Subsidiaries include all of our existing and future wholly-owned domestic restricted subsidiaries and certain of our existing wholly-owned foreign subsidiaries. The Guarantor Subsidiaries and the Non-Guarantor subsidiaries are wholly-owned by Ethyl Corporation (the Parent Company). The Guarantor Subsidiaries consist of the following.

Ethyl Asia Pacific Company

Ethyl Export Corporation

Ethyl Interamerica Corporation

Ethyl Petroleum Additives, Inc.

Ethyl Ventures, Inc.

Interamerica Terminals Corporation

The Edwin Cooper Corporation

Ethyl Additives Corporation

Ethyl Europe SPRL

Ethyl Brasil Aditivos, LTDA

Ethyl Administration GmbH

Ethyl Services, GmbH

We conduct much of our business and derive much of our income from our subsidiaries. Therefore, our ability to make payments on the senior notes or other obligations is dependent on the earnings and the distribution of funds from our subsidiaries. There are no restrictions on the ability of any of our domestic subsidiaries to transfer funds to the Parent Company. We are currently able to transfer funds from our foreign subsidiaries although certain conditions may arise occasionally that may restrict these transfers.

The following financial information sets forth, on a consolidating basis, the financial position, results of operations and cash flows for the Parent Company, the Guarantor Subsidiaries and Non-Guarantor Subsidiaries as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000. The financial information is based on our understanding of the Securities and Exchange Commission’s interpretation and application of Rule 3-10 of the Securities and Exchange Commission’s Regulation S-X.

The financial information may not necessarily be indicative of results of operations or financial position had the Guarantor Subsidiaries or Non-Guarantor Subsidiaries operated as independent entities.

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Consolidating Balance Sheets

December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
ASSETS
Cash and cash equivalents	$1,366	$4,206	$9,906	$—	$15,478
Restricted cash	683	—	—	—	683
Trade and other accounts receivable, net	13,306	58,825	52,299	—	124,430
Receivable—TEL marketing agreements services	—	(962)	8,380	—	7,418
Amounts due from affiliated companies	60,696	103,369	41,543	(205,608)	—
Inventories	2,958	61,153	50,759	(10,824)	104,046
Deferred income taxes	4,558	5,042	647	4,092	14,339
Prepaid expenses	923	280	1,029	—	2,232
Assets of discontinued operations	—	2,722	1,601	—	4,323

Total current assets	84,490	234,635	166,164	(212,340)	272,949

Amounts due from affiliated companies	29,694	—	2,500	(32,194)	—

Property, plant and equipment, at cost:	227,453	443,399	75,385	—	746,237
Less accumulated depreciation & amortization	154,283	330,463	62,772	—	547,518

Net property, plant and equipment	73,170	112,936	12,613	—	198,719

Investment in consolidated subsidiaries	389,444	—	—	(389,444)	—
Prepaid pension cost	20,777	538	3,680	—	24,995
Deferred income taxes	15,364	(9,483)	3,613	—	9,494
Other assets and deferred charges	25,625	48,473	6,658	—	80,756
Other intangibles-net of amortization	1,710	65,397	2,231	—	69,338

Total assets	$640,274	$452,496	$197,459	$(633,978)	$656,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$2,180	$22,039	$19,911	$—	$44,130
Accrued expenses	17,922	16,630	4,226	—	38,778
Amounts due to affiliated companies	87,965	43,871	73,772	(205,608)	—
Long-term debt, current portion	40,000	537	—	—	40,537
Income taxes payable	2,415	1,561	2,312	—	6,288

Total current liabilities	150,482	84,638	100,221	(205,608)	129,733

Long-term debt	244,519	5,011	—	—	249,530
Amounts due to affiliated companies	—	32,194	—	(32,194)	—
Other noncurrent liabilities	92,195	8,032	23,683	—	123,910

Total liabilities	487,196	129,875	123,904	(237,802)	503,173

Shareholders’ equity:
Common stock	16,689	32,268	35,498	(67,766)	16,689
Additional paid-in capital	66,766	240,320	5,793	(246,113)	66,766
Accumulated other comprehensive loss	(29,294)	(14,309)	(10,517)	24,826	(29,294)
Retained earnings	98,917	64,342	42,781	(107,123)	98,917

Total shareholders’ equity	153,078	322,621	73,555	(396,176)	153,078

Total liabilities and shareholders’ equity	$640,274	$452,496	$197,459	$(633,978)	$656,251

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Consolidating Balance Sheets

December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
ASSETS
Cash and cash equivalents	$(4,476)	$5,759	$11,099	$—	$12,382
Restricted cash	996	—	—	—	996
Trade and other accounts receivable, net	14,623	54,127	52,511	—	121,261
Receivable—TEL marketing agreements services	—	(68)	17,003	—	16,935
Amounts due from affiliated companies	53,218	86,645	35,487	(175,350)	—
Inventories	1,773	74,403	49,184	(3,902)	121,458
Deferred income taxes	4,381	2,566	283	1,505	8,735
Prepaid expenses	1,448	517	1,042	—	3,007

Total current assets	71,963	223,949	166,609	(177,747)	284,774

Amounts due from affiliated companies	17,049	—	2,500	(19,549)	—

Property, plant and equipment, at cost:	245,285	442,490	72,874	—	760,649
Less accumulated depreciation & amortization	167,439	316,741	60,712	—	544,892

Net property, plant and equipment	77,846	125,749	12,162	—	215,757

Investment in consolidated subsidiaries	421,674	—	—	(421,674)	—
Prepaid pension cost	22,658	557	2,516	—	25,731
Deferred income taxes	16,710	(10,104)	5,834	—	12,440
Other assets and deferred charges	30,273	62,880	8,854	—	102,007
Goodwill and other intangibles-net of amortization	4,219	70,945	3,752	—	78,916

Total assets	$662,392	$473,976	$202,227	$(618,970)	$719,625

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$3,198	$33,378	$17,800	$—	$54,376
Accrued expenses	14,716	39,996	5,195	—	59,907
Amounts due to affiliated companies	82,336	20,903	72,111	(175,350)	—
Long-term debt, current portion	30,000	504	—	—	30,504
Income taxes payable	(1,288)	12,672	3,264	—	14,648

Total current liabilities	128,962	107,453	98,370	(175,350)	159,435

Long-term debt	299,905	5,548	—	—	305,453
Amounts due to affiliated companies	—	19,549	—	(19,549)	—
Other noncurrent liabilities	88,232	5,529	15,683	—	109,444

Total liabilities	517,099	138,079	114,053	(194,899)	574,332

Shareholders’ equity:
Common stock	83,455	32,268	35,498	(67,766)	83,455
Additional paid-in capital	—	240,320	5,793	(246,113)	—
Accumulated other comprehensive loss	(27,170)	(15,391)	(7,914)	23,305	(27,170)
Retained earnings	89,008	78,700	54,797	(133,497)	89,008

Total shareholders’ equity	145,293	335,897	88,174	(424,071)	145,293

Total liabilities and shareholders’ equity	$662,392	$473,976	$202,227	$(618,970)	$719,625

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Consolidating Statements of Income

For the Year Ended December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Net sales	$7,139	$501,410	$366,027	$(218,226)	$656,350
Cost of goods sold	18,769	386,746	323,820	(211,304)	518,031

Gross (loss) profit	(11,630)	114,664	42,207	(6,922)	138,319

TEL marketing agreements services	(2,396)	(3,371)	31,523	—	25,756
Intercompany service fee income (expense) from TEL marketing agreements	30,301	17	(30,318)	—	—

Selling, general, and administrative expenses	29,478	20,184	24,519	—	74,181
Research, development, and testing expenses	—	40,575	9,929	—	50,504

Operating (loss) profit	(13,203)	50,551	8,964	(6,922)	39,390

Interest and financing expenses	24,384	1,190	—	—	25,574
Other income (expense), net	3,473	(3,406)	(614)	—	(547)

(Loss) income from continuing operations before income taxes and equity income of subsidiaries	(34,114)	45,955	8,350	(6,922)	13,269
Income tax (benefit) expense	(18,582)	17,774	7,151	(2,587)	3,756
Equity income of subsidiaries	25,045	—	—	(25,045)	—

Income from continuing operations	9,513	28,181	1,199	(29,380)	9,513
Income from operations of discontinued business (net of tax)	2,901	2,094	981	(3,075)	2,901

Income before cumulative effect of accounting change	12,414	30,275	2,180	(32,455)	12,414
Cumulative effect of accounting change (net of tax)	(2,505)	—	(853)	853	(2,505)

Net income	$9,909	$30,275	$1,327	$(31,602)	$9,909

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Consolidating Statements of Income

For the Year Ended December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Net sales	$14,182	$525,718	$343,179	$(175,454)	$707,625
Cost of goods sold	18,757	502,356	270,694	(172,277)	619,530

Gross (loss) profit	(4,575)	23,362	72,485	(3,177)	88,095

TEL marketing agreements services	95	754	35,722	—	36,571
Intercompany service fee income (expense) from TEL marketing agreements	34,180	795	(34,975)	—	—

Selling, general, and administrative expenses	26,627	16,760	25,702	—	69,089
Research, development, and testing expenses	—	42,196	14,974	—	57,170
Special items (expense) income, net	(110,279)	(2,604)	(1,133)	—	(114,016)

Operating (loss) profit	(107,206)	(36,649)	31,423	(3,177)	(115,609)
Interest and financing expenses	31,398	626	784	—	32,808
Other (expense) income, net	(1,739)	(3,153)	618	—	(4,274)

(Loss) income from continuing operations before income taxes and equity (loss) income of subsidiaries	(140,343)	(40,428)	31,257	(3,177)	(152,691)
Income tax (benefit) expense	(40,233)	(15,074)	11,162	(1,176)	(45,321)
Equity (loss) income of subsidiaries	(7,260)	—	—	7,260	—

(Loss) income from continuing operations	(107,370)	(25,354)	20,095	5,259	(107,370)
Income from operations of discontinued business (net of tax)	2,330	1,712	799	(2,511)	2,330

Net (loss) income	$(105,040)	$(23,642)	$20,894	$2,748	$(105,040)

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Consolidating Statements of Income

For the Year Ended December 31, 2000

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Net sales	$20,338	$650,453	$331,175	$(176,653)	$825,313
Cost of goods sold	19,282	556,511	275,490	(184,472)	666,811

Gross profit	1,056	93,942	55,685	7,819	158,502

TEL marketing agreements services	2,151	3,109	31,359	—	36,619
Intercompany service fee income (expense) from TEL marketing agreements	29,722	1,073	(30,795)	—	—

Selling, general, and administrative expenses	26,485	28,760	19,437	—	74,682
Research, development, and testing expenses	—	54,693	17,739	—	72,432
Special items income (expense), net	83,533	(7,524)	—	—	76,009

Operating profit	89,977	7,147	19,073	7,819	124,016
Interest and financing expenses	33,830	(222)	2,467	—	36,075
Other income (expense), net	1,889	(5,321)	639	—	(2,793)

Income from continuing operations before income taxes and equity income of subsidiaries	58,036	2,048	17,245	7,819	85,148
Income tax expense	17,803	318	5,996	3,151	27,268
Equity income of subsidiaries	17,647	—	—	(17,647)	—

Income from continuing operations	57,880	1,730	11,249	(12,979)	57,880
Income from operations of discontinued business (net of tax)	3,117	2,498	731	(3,229)	3,117

Net income	$60,997	$4,228	$11,980	$(16,208)	$60,997

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2002

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Cash Provided From Operating Activities	$55,478	$14,541	$12,654	$—	$82,673

Cash Flows From Investing Activities
Capital expenditures	(4,467)	(7,700)	(504)	—	(12,671)
Prepayment for TEL marketing agreements services	—	(19,200)	—	—	(19,200)
Increase in intercompany loans	(11,310)	—	—	11,310	—
Cash dividends from subsidiaries	13,343	—	—	(13,343)	—
Other, net	166	—	—	—	166

Cash used in investing activities	(2,268)	(26,900)	(504)	(2,033)	(31,705)

Cash Flows from Financing Activities
Repayments of debt	(77,426)	—	—	—	(77,426)
Net borrowings	32,040	—	—	—	32,040
Repayment of intercompany notes payable	—	(7,890)	—	7,890	—
Financing from parent	—	19,200	—	(19,200)	—
Debt issuance costs	(1,982)	—	—	—	(1,982)
Cash dividends paid			(13,343)	13,343	—
Other, net	—	(504)	—	—	(504)

Cash (used in) provided from financing activities	(47,368)	10,806	(13,343)	2,033	(47,872)

Increase (Decrease) in Cash and Cash Equivalents	5,842	(1,553)	(1,193)	—	3,096
Cash and Cash Equivalents at Beginning of Year	(4,476)	5,759	11,099	—	12,382

Cash and Cash Equivalents at End of Year	$1,366	$4,206	$9,906	$—	$15,478

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2001

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Cash Provided From (Used In) Operating Activities	$99,189	$(12,822)	$39,447	$—	$125,814

Cash Flows From Investing Activities
Capital expenditures	(1,869)	(7,052)	(594)	—	(9,515)
Prepayment for TEL marketing agreements services	—	(2,500)	—	—	(2,500)
Proceeds from sale of certain assets	2,873	—	8,000	—	10,873
Increase in intercompany loans	11,476	29,013	(2,500)	(37,989)	—
Cash dividends from subsidiaries	9,952	—	—	(9,952)	—
Equity investments	(1,250)	—	—	—	(1,250)
Other, net	562	466	(132)	—	896

Cash provided from (used in) investing activities	21,744	19,927	4,774	(47,941)	(1,496)

Cash Flows from Financing Activities
Repayments of debt	(127,677)	—	—	—	(127,677)
Net borrowings	20,832	—	—	—	20,832
Repayment of intercompany notes payable	—	(8,071)	(32,418)	40,489	—
Financing from parent	—	2,500	—	(2,500)	—
Debt issuance costs	(11,680)	—	—	—	(11,680)
Cash dividends paid	—	—	(9,952)	9,952	—
Other, net	2,593	(474)	—	—	2,119

Cash (used in) provided from financing activities	(115,932)	(6,045)	(42,370)	47,941	(116,406)

Increase in Cash and Cash Equivalents	5,001	1,060	1,851	—	7,912
Cash and Cash Equivalents at Beginning of Year	(9,477)	4,699	9,248	—	4,470

Cash and Cash Equivalents at End of Year	$(4,476)	$5,759	$11,099	$—	$12,382

ETHYL CORPORATION & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Condensed Consolidating Statements of Cash Flows

For the Year Ended December 31, 2000

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Cash Provided From Operating Activities	$37,139	$28,001	$24,340	$—	$89,480

Cash Flows From Investing Activities
Capital expenditures	(2,613)	(10,074)	(1,141)	—	(13,828)
Prepayment for TEL marketing agreements services	—	(39,448)	—	—	(39,448)
Increase in intercompany loans	(3,919)	—	—	3,919	—
Proceeds from sale of certain assets	2,635	—	—	—	2,635
Cash dividends from subsidiaries	11,633	—	—	(11,633)	—
Equity investments	(3,682)	—	—	—	(3,682)
Other, net	675	(413)	—	—	262

Cash provided from (used in) investing activities	4,729	(49,935)	(1,141)	(7,714)	(54,061)

Cash Flows from Financing Activities
Repayments of debt	(66,750)	—	—	—	(66,750)
Net borrowings	35,000	—	—	—	35,000
Repayment of intercompany notes payable	—	(12,963)	(15,421)	28,384	—
Financing from parent	—	32,303	—	(32,303)	—
Cash dividends paid	(15,650)	—	(11,633)	11,633	(15,650)
Other, net	(98)	703	—	—	605

Cash (used in) provided from financing activities	(47,498)	20,043	(27,054)	7,714	(46,795)

Decrease in Cash and Cash Equivalents	(5,630)	(1,891)	(3,855)	—	(11,376)
Cash and Cash Equivalents at Beginning of Year	(3,847)	6,590	13,103	—	15,846

Cash and Cash Equivalents at End of Year	$(9,477)	$4,699	$9,248	$—	$4,470

Financial Policy

Ethyl Corporation’s Financial Standards—Our goal is to present clearly Ethyl’s financial information to enhance your understanding of our sources of earnings and cash flows and our financial condition.

Management’s Report on the Financial Statements—Ethyl prepared the financial statements and related notes on pages 30 through 62 to conform to generally accepted accounting principles. In doing so, management made informed judgments and estimates of the expected effects of certain events and transactions on the reported amounts of assets and liabilities at the dates of the financial statements. The same is true for the reported amounts of revenues and expenses during these reporting periods. Financial data appearing elsewhere in the annual report is consistent with these financial statements. However, actual results could differ from the estimates on which these financial statements are based.

We maintain a system of internal controls to provide reasonable, but not absolute, assurance of the reliability of the financial records and the protection of assets. Written policies and procedures, careful selection and training of qualified personnel, and an internal audit program support Ethyl’s internal control system.

The independent accounting firm, PricewaterhouseCoopers LLP (PwC), audited these financial statements in accordance with generally accepted auditing standards. The audit included a review of Ethyl’s internal accounting controls to the extent considered necessary to determine audit procedures.

The Audit Committee of the Board of Directors, composed only of independent directors, meets with management and PwC to review accounting, auditing, and financial reporting matters. In early 2000, PwC informed the Committee that it had notified the Securities and Exchange Commission (SEC) that there was a delay in the transfer from PwC’s control of certain retirement and other benefits which were due to Ethyl’s then Chief Financial Officer (CFO). Our former CFO had been a partner of Coopers & Lybrand, a predecessor of PwC. The transfers, which should have occurred in November 1997, were completed on February 16, 2000.

The SEC advised Ethyl that because of the delay, PwC was not in compliance with auditor independence regulations. The SEC further advised Ethyl that it did not intend to take any action against the company with respect to Ethyl’s financial statements as a result of PwC’s noncompliance. The audit committee reviewed the situation and concluded, based on its examination, that the delayed transfer of the benefits did not affect the quality or integrity of PwC’s audits of Ethyl’s financial statements.

ETHYL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts)

(Unaudited)

	Three Months Ended March 31
	2003	2002
Net sales	$173,466	$146,176
Cost of goods sold	137,406	116,118

Gross profit	36,060	30,058
TEL marketing agreements services	3,001	5,716
Selling, general, and administrative expenses	20,588	16,130
Research, development, and testing expenses	13,682	12,006

Operating profit	4,791	7,638
Interest and financing expenses	4,802	7,038
Other expense, net	(198)	(686)

Loss from continuing operations before income taxes	(209)	(86)
Income tax benefit	(72)	(96)

(Loss) income from continuing operations	(137)	10
Discontinued operations
Gain on disposal of business (net of tax)	14,805	—
Income from operations of discontinued business (net of tax of $512)	—	873

Income before cumulative effect of accounting changes	14,668	883
Cumulative effect of accounting changes (net of tax)	1,624	(2,505)

Net income (loss)	$16,292	$(1,622)

Basic and diluted earnings (loss) per share:
(Loss) earnings from continuing operations	$(0.01)	$—
Discontinued operations (net of tax)	0.89	0.05
Cumulative effect of accounting changes (net of tax)	0.10	(0.15)

Basic and diluted earnings (loss) per share	$0.98	$(0.10)

Shares used to compute basic earnings (loss) per share	16,689	16,689

Shares used to compute diluted earnings (loss) per share	16,689	16,814

See accompanying notes to financial statements.

ETHYL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31 2003	December 31 2002
ASSETS
Current assets:
Cash and cash equivalents	$15,603	$15,478
Restricted cash	500	683
Trade and other accounts receivable, less allowance for doubtful accounts ($1,109—2003; $911—2002)	130,856	124,430
Receivable—TEL marketing agreements services	4,486	7,418
Inventories:
Finished goods and work-in-process	84,803	87,542
Raw materials	10,553	8,604
Stores, supplies and other	8,319	7,900

	103,675	104,046
Deferred income taxes and prepaid expenses	20,573	16,571
Assets of discontinued operations	—	4,323

Total current assets	275,693	272,949

Property, plant and equipment, at cost	751,209	746,237
Less accumulated depreciation and amortization	557,773	547,518

Net property, plant and equipment	193,436	198,719

Prepaid pension cost	23,844	24,995
Other assets and deferred charges	87,350	90,250
Intangibles, net of amortization	68,039	69,338

Total assets	$648,362	$656,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,609	$44,130
Accrued expenses	42,601	38,778
Long-term debt, current portion	9,163	40,537
Income taxes payable	15,008	6,288

Total current liabilities	116,381	129,733

Long-term debt	238,883	249,530
Other noncurrent liabilities	122,984	123,910
Shareholders’ equity
Common stock ($1 par value) Issued—16,689,009 in 2003 and 2002	16,689	16,689
Additional paid-in capital	66,766	66,766
Accumulated other comprehensive loss	(28,550)	(29,294)
Retained earnings	115,209	98,917

	170,114	153,078

Total liabilities and shareholders’ equity	$648,362	$656,251

See accompanying notes to financial statements.

ETHYL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31
	2003	2002
Cash and cash equivalents at beginning of year	$15,478	$12,382

Cash flows from operating activities:
Net income (loss)	16,292	(1,622)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and other amortization	11,271	12,502
Amortization of deferred financing costs	1,318	1,686
Gain on sale of phenolic antioxidant business	(23,196)	—
Cumulative effect of accounting changes	(2,549)	3,120
Deferred income taxes	2,029	(2,241)
Prepaid pension cost	1,389	1,477
TEL working capital advance	779	(322)
Working capital changes	3,366	(7,276)
Legal settlement	4,825	—
Other, net	3,173	471

Cash provided from operating activities	18,697	7,795

Cash flows from investing activities:
Capital expenditures	(1,818)	(2,358)
Proceeds from sale of phenolic antioxidant business	27,020	—
Prepayment for TEL marketing agreements services	—	(3,200)
Other, net	3	(6)

Cash provided from (used in) investing activities	25,205	(5,564)

Cash flows from financing activities:
Repayment of debt	(41,890)	(38,640)
Net borrowings	—	37,840
Debt issuance costs	(1,756)	(1,982)
Other, net	(131)	(124)

Cash used in financing activities	(43,777)	(2,906)

Increase (decrease) in cash and cash equivalents	125	(675)

Cash and cash equivalents at end of period	$15,603	$11,707

See accompanying notes to financial statements.

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1.    In the opinion of management, the accompanying consolidated financial statements of Ethyl Corporation and Subsidiaries contain all necessary adjustments for the fair presentation of, in all material respects, our consolidated financial position as of March 31, 2003, as well as the consolidated results of operations and the consolidated cash flows for the three-months ended March 31, 2003 and 2002. The financial statements are subject to normal year-end audit adjustments and do not include the comprehensive footnotes. All adjustments are of a normal, recurring nature. These financial statements should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (2002 Annual Report). The results of operations for the three-month period ended March 31, 2003 are not necessarily indicative of the results to be expected for the full year.

Certain amounts have been reclassified to conform to the current presentation.

Unless the context otherwise requires, all references to “we,” “us,” “our,” the “Company,” and “Ethyl” are to Ethyl Corporation and its subsidiaries.

2.    After approval by the Board of Directors in December 2002, on January 21, 2003, we completed the sale of our phenolic antioxidant business to Albemarle Corporation. Following an extensive assessment, we concluded this business was not part of our future core business or growth goals.

As part of the transaction, we sold accounts receivable and inventory, as well as fixed assets at our Orangeburg, South Carolina facility. The accounts receivable and inventory, which were sold, are reported as “Assets of discontinued operations” on our Consolidated Balance Sheets. The net book value of the fixed assets was zero. The cost and accumulated depreciation of these fixed assets have been removed from “Net property, plant, and equipment” on the Consolidated Balance Sheets. The net sales of the discontinued business were $4.4 million for the first quarter of 2002.

We recognized a gain of $23.2 million ($14.8 million after tax) in first quarter 2003 related to this transaction.

3.    The cumulative effect of accounting change in the first quarter 2003 reflects the gain of $2.5 million ($1.6 million after tax or $.10 per share) recognized upon the January 1, 2003 adoption of Statement of Financial Accounting Standard (SFAS) No. 143, “Accounting for Asset Retirement Obligations.” This statement addresses the obligations and asset retirement costs associated with the retirement of tangible long-lived assets. It requires that the fair value of the liability for an asset retirement obligation be recorded when incurred instead of over the life of the asset. The asset retirement costs must be capitalized as part of the carrying value of the long-lived asset. If the liability is settled for an amount other than the recorded balance, either a gain or loss will be recognized at settlement.

Our asset retirement obligations are related primarily to TEL operations. These obligations had been fully reserved. Upon the implementation of SFAS No. 143 on January 1, 2003, a portion of these

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

reserves was reduced to comply with the requirements of SFAS No. 143 and will be expensed in future operations. The following table illustrates the activity associated with the adoption of SFAS No. 143.

Asset retirement obligation, December 31, 2002	$14,828
Gain upon implementation of SFAS No. 143	(2,549)
Accretion expense	228
Liabilities settled	(180)
Foreign currency impact	414

Asset retirement obligation, March 31, 2003	$12,741

Had we adopted SFAS No. 143 on January 1, 2002, the first quarter 2002 accretion expense would have been approximately $200 thousand ($100 thousand after tax or $.01 per share).

The first quarter 2002 cumulative effect of accounting change reflects the impairment of goodwill of $3.1 million ($2.5 million after tax or $.15 per share) resulting from the January 1, 2002 adoption of SFAS No. 142.

4.    We account for the stock-based compensation plan using the intrinsic-value method. Under this method, we do not record compensation cost unless the quoted market price of the stock at grant date or other measurement date exceeds the amount the employee must pay to exercise the stock option. See Note 14 in our 2002 Annual Report for further information on our stock-based compensation plan. The following table illustrates the effect on net income (loss) and earnings (loss) per share as if we had applied the fair-value method of accounting for the stock-based compensation plan.

	Three Months Ended March 31
	2003	2002
Net income (loss), as reported	$16,292	$(1,622)
Less: Total stock-based employee compensation expense determined under the fair-value based method net of related tax effect	(82)	(157)

Net income (loss), pro forma	$16,210	$(1,779)

Earnings (loss) per share:
Basic, as reported	$0.98	$(0.10)

Basic, pro forma	$0.97	$(0.11)

Diluted, as reported	$0.98	$(0.10)

Diluted, pro forma	$0.97	$(0.11)

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

5.    The tables below show our consolidated net sales by segment, operating profit by segment, reconciliation to (loss) from continuing operations before income taxes, and depreciation and amortization by segment.

Net Sales by Segment

(in millions)

	Three Months Ended March 31
	2003	2002
Petroleum additives	$171.8	$144.5
Tetraethyl lead	1.7	1.7

Consolidated net sales	$173.5	$146.2

Segment Operating Profit

(in millions)

	Three Months Ended March 31
	2003	2002
Petroleum additives before nonrecurring items	$11.9	$9.2
Nonrecurring items	0.1	(1.5)

Total petroleum additives	12.0	7.7
Tetraethyl lead before nonrecurring items	1.5	4.5
Nonrecurring items	2.4	(1.6)

Total tetraethyl lead	3.9	2.9

Segment operating profit	15.9	10.6
(Deduct) add back current year nonrecurring item to reconcile Segment Reporting to Consolidated Statements of Income	(2.5)	3.1
Corporate unallocated expense	(4.6)	(2.3)
Interest expense	(4.8)	(7.0)
Pension expense	(1.4)	(1.4)
Other expense, net	(2.8)	(3.1)

Loss from continuing operations before income taxes	$(0.2)	$(0.1)

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Depreciation and Amortization

(in millions)

	Three Months Ended March 31
	2003	2002
Petroleum additives	$8.2	$9.3
Tetraethyl lead	2.7	2.8
Other long-lived assets	1.7	2.1

Total depreciation and amortization	$12.6	$14.2

6.    Other expense, net for the first quarter 2003 included $200 thousand for expenses related to debt refinancing activities, while first quarter 2002 included $1.3 million for these activities.

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

7.    Basic and diluted earnings (loss) per share are calculated as follows:

	Three Months Ended March 31
	2003	2002
Basic earnings per share
Numerator:
Income (loss) available to stockholders, as reported	$16,292	$(1,622)

Denominator:
Average number of shares of common stock outstanding	16,689	16,689

Basic earnings (loss) per share	$.98	$(.10)

Diluted earnings per share
Numerator:
Income (loss) available to stockholders, as reported	$16,292	$(1,622)

Denominator:
Average number of shares of common stock outstanding	16,689	16,689
Shares issuable upon exercise of stock options	—	125

Total shares	16,689	16,814

Diluted earnings (loss) per share	$.98	$(.10)

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

8.    The following table provides certain information related to our intangible assets.

	March 31 2003		December 31 2002
	Identifiable Intangibles
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizing intangible assets
Formulas	$85,910	$27,465	$85,910	$26,333
Contracts	40,873	36,761	40,873	36,644

	$126,783	$64,226	$126,783	$62,977

Nonamortizing intangible assets
Minimum pension liabilities	$5,482		$5,532

Aggregate amortization expense		$1,249		$5,677

Estimated amortization expense is expected to be $5 million each of the next five years. We amortize the cost of intangible assets by the straight-line method, over their economic lives of 5 to 20 years.

9.    Long-term debt consisted of the following:

	March 31 2003	December 31 2002
Term loan agreements	$178,389	$211,679
Revolving credit agreement	45,600	54,200
Private borrowing	18,640	18,640

	242,629	284,519
Obligation under capital lease	5,417	5,548

Total debt	248,046	290,067
Less current portion	(9,163)	(40,537)

Long-term debt	$238,883	$249,530

On April 30, 2003, we entered into a long-term debt capital structure for Ethyl. The debt structure includes senior notes and a senior credit facility with a bank term loan and a revolving credit facility.

We sold in a private offering senior notes in an aggregate principal amount of $150 million that bear interest at a fixed rate of 8.875% and are due in 2010.

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

The bank term loan is for $115 million and has a variable interest rate of LIBOR plus 450 basis points. The term loan matures in April 2009 and has scheduled quarterly payments beginning in June 2003.

The revolver is a $50 million facility for working capital and letter of credit issuance purposes. It bears interest at LIBOR plus 400 basis points.

The senior credit facility contains covenants, representations, and events of default that management considers typical of a credit agreement of this nature.

The proceeds from the senior notes and the bank term loan were used to repay existing debt. We incurred financing costs in obtaining the credit facilities, which will be amortized over periods of six to seven years. These amounts will be paid in the second quarter 2003. In addition, the maturity profile of our existing indebtedness at March 31, 2003 has been reclassified to reflect the maturity of the new financing arrangements.

For a more detailed description of the long-term debt capital structure, see Item 2, “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Cash Flows, Financial Condition and Liquidity.”

10.    The components of comprehensive income (loss) consist of the following:

	Three Months Ended March 31
	2003	2002
Net income (loss)	$16,292	$(1,622)
Other comprehensive income (loss), net of tax
Unrealized (loss) on marketable equity securities	(340)	(386)
Foreign currency translation adjustments	1,084	(367)

Other comprehensive income (loss)	744	(753)

Comprehensive income (loss)	$17,036	$(2,375)

The components of accumulated other comprehensive loss consist of the following:

	March 31 2003	December 31 2002
Unrealized (loss) on marketable equity securities	$(960)	$(620)
Minimum pension liability adjustment	(10,902)	(10,902)
Foreign currency translation adjustments	(16,688)	(17,772)

Accumulated other comprehensive loss	$(28,550)	$(29,294)

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

11.    On March 26, 2002, the Board of Directors recommended an amendment to our Restated Articles of Incorporation effecting a 1-for-5 reverse stock split of Ethyl common stock and reducing the number of authorized shares of our common stock from 400 million to 80 million. Ethyl shareholders approved this recommendation at the annual meeting of shareholders on June 4, 2002.

On the effective date of July 1, 2002, each holder of record was deemed to hold one share of our common stock for every five shares held immediately prior to the effective date. We made cash payments for fractional shares to holders who had a number of shares not divisible by five. The cash payment was based on the average of the closing price for our common stock on each of the five trading days prior to the effective date and amounted to $4.25 per share.

Following the effective date of the reverse stock split, the par value of our common stock remained at $1 per share. As a result, we reduced the common stock in our Consolidated Balance Sheets as of the effective date by approximately $66.8 million, with a corresponding increase in the additional paid-in capital. All previously reported per-share amounts have been retroactively adjusted to reflect the 1-for-5 reverse stock split.

12.    The Financial Accounting Standards Board (FASB) issued FASB Interpretation Number 46 (FIN 46), “Consolidation of Variable Interest Entities,” in January 2003. FIN 46 expands existing accounting guidance that specifies when a company should include the assets, liabilities, and activities of another entity in the company’s financial statements. Generally, the interpretation requires that a variable interest entity be consolidated if the company has the majority of either the risk of loss or benefit of returns of the variable interest entity’s activities. Certain of the requirements of FIN 46 are effective immediately. All of the requirements are effective for interim or annual periods beginning after June 15, 2003.

We do not expect this interpretation to have a significant impact on Ethyl.

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

13.    Financial Information of Guarantor Subsidiaries

The 8 7/8% senior notes due 2010 are fully and unconditionally guaranteed by certain of our subsidiaries (Guarantor Subsidiaries) on a joint and several unsecured senior basis. The Guarantor Subsidiaries include all of our existing and future wholly-owned domestic restricted subsidiaries and certain of our existing wholly-owned foreign subsidiaries. The Guarantor Subsidiaries and the Non-Guarantor subsidiaries are wholly-owned by Ethyl Corporation (the Parent Company). The Guarantor Subsidiaries consist of the following.

Ethyl Asia Pacific Company

Ethyl Export Corporation

Ethyl Interamerica Corporation

Ethyl Petroleum Additives, Inc.

Ethyl Ventures, Inc.

Interamerica Terminals Corporation

The Edwin Cooper Corporation

Ethyl Additives Corporation

Ethyl Europe SPRL

Ethyl Brasil Aditivos, LTDA

Ethyl Administration GmbH

Ethyl Services, GmbH

We conduct much of our business and derive much of our income from our subsidiaries. Therefore, our ability to make payments on the senior notes or other obligations is dependent on the earnings and the distribution of funds from our subsidiaries. There are no restrictions on the ability of any of our domestic subsidiaries to transfer funds to the Parent Company. We are currently able to transfer funds from our foreign subsidiaries although certain conditions may arise occasionally that may restrict these transfers.

The following financial information sets forth, on a consolidating basis, the financial position, results of operations and cash flows for the Parent Company, the Guarantor Subsidiaries and Non-Guarantor Subsidiaries as of March 31, 2003 and for the three month periods ended March 31, 2003 and 2002. The financial information is based on our understanding of the Securities and Exchange Commission’s interpretation and application of Rule 3-10 of the Securities and Exchange Commission’s Regulation S-X.

The financial information may not necessarily be indicative of results of operations or financial position had the Guarantor Subsidiaries or Non-Guarantor Subsidiaries operated as independent entities.

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Consolidating Statements of Income

For the Three Months Ended March 31, 2003

(unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Net sales	$1,538	$128,430	$98,735	$(55,237)	$173,466
Cost of goods sold	4,447	101,847	87,911	(56,799)	137,406

Gross (loss) profit	(2,909)	26,583	10,824	1,562	36,060

TEL marketing agreements services	853	(247)	2,395	—	3,001
Intercompany service fee income (expense) from TEL marketing agreements	2,189	(192)	(1,997)	—	—

Selling, general, and administrative expenses	8,688	4,728	7,172	—	20,588
Research, development, and testing expenses	—	10,810	2,872	—	13,682

Operating (loss) profit	(8,555)	10,606	1,178	1,562	4,791
Interest and financing expenses	4,434	368	—	—	4,802
Other (expense) income, net	(78)	56	(176)	—	(198)

(Loss) income from continuing operations before income taxes and equity income of subsidiaries	(13,067)	10,294	1,002	1,562	(209)
Income tax (benefit) expense	(5,220)	3,914	634	600	(72)
Equity income of subsidiaries	7,710	—	—	(7,710)	—

(Loss) income from continuing operations	(137)	6,380	368	(6,748)	(137)
Gain on disposal of business (net of tax)	14,805	—	—	—	14,805

(Loss) income before cumulative effect of accounting change	14,668	6,380	368	(6,748)	14,668
Cumulative effect of accounting change (net of tax)	1,624	74	438	(512)	1,624

Net income (loss)	$16,292	$6,454	$806	$(7,260)	$16,292

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Consolidating Statements of Income

For the Three Months Ended March 31, 2002

(unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Net sales	$1,410	$111,966	$80,021	$(47,221)	$146,176
Cost of goods sold	3,190	86,655	69,779	(43,506)	116,118

Gross (loss) profit	(1,780)	25,311	10,242	(3,715)	30,058

TEL marketing agreements services	1	115	5,600	—	5,716
Intercompany service fee income (expense) from TEL marketing agreements	5,439	27	(5,466)	—	—

Selling, general, and administrative expenses	5,697	4,587	5,846	—	16,130
Research, development, and testing expenses	—	9,904	2,102	—	12,006

Operating (loss) profit	(2,037)	10,962	2,428	(3,715)	7,638
Interest and financing expenses	6,677	361	—	—	7,038
Other (expense) income, net	(768)	31	51	—	(686)

(Loss) income from continuing operations before income taxes and equity income of subsidiaries	(9,482)	10,632	2,479	(3,715)	(86)
Income tax (benefit) expense	(3,502)	3,940	839	(1,373)	(96)
Equity income of subsidiaries	5,990	—	—	(5,990)	—

Income from continuing operations	10	6,692	1,640	(8,332)	10
Income from operations of discontinued business (net of tax)	873	747	195	(942)	873

Income before cumulative effect of accounting change	883	7,439	1,835	(9,274)	883
Cumulative effect of accounting change (net of tax)	(2,505)	—	(853)	853	(2,505)

Net (loss) income	$(1,622)	$7,439	$982	$(8,421)	$(1,622)

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Consolidating Balance Sheets

March 31, 2003

(unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated
	(in thousands of dollars)
ASSETS
Cash and cash equivalents	$523	$6,315	$8,765	$—	$15,603
Restricted cash	500	—	—	—	500
Trade and other accounts receivable, net	9,899	60,282	60,675	—	130,856
Receivable—TEL marketing agreements services	1	(570)	5,055	—	4,486
Amounts due from affiliated companies	140,515	207,250	44,613	(392,378)	—
Inventories	2,485	64,768	45,684	(9,262)	103,675
Deferred income taxes and prepaid expenses	12,307	3,477	1,297	3,492	20,573

Total current assets	166,230	341,522	166,089	(398,148)	275,693

Amounts due from affiliated companies	29,995	1	2,500	(32,496)	—

Property, plant and equipment, at cost:	227,452	446,545	77,212	—	751,209
Less accumulated depreciation & amortization	155,931	336,969	64,873	—	557,773

Net property, plant and equipment	71,521	109,576	12,339	—	193,436

Investment in consolidated subsidiaries	398,528	—	—	(398,528)	—
Prepaid pension cost	19,592	538	3,714	—	23,844
Other assets and deferred charges	41,258	36,413	9,679	—	87,350
Other intangibles-net of amortization	1,709	64,149	2,181	—	68,039

Total assets	$728,833	$552,199	$196,502	$(829,172)	$648,362

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,242	$28,888	$19,479	$—	$49,609
Accrued expenses	16,783	18,639	7,179	—	42,601
Amounts due to affiliated companies	193,022	129,137	70,219	(392,378)	—
Long-term debt, current portion	8,625	538	—	—	9,163
Income taxes payable	13,279	(39)	1,768	—	15,008

Total current liabilities	232,951	177,163	98,645	(392,378)	116,381

Long-term debt	234,004	4,879	—	—	238,883
Amounts due to affiliated companies	—	32,496	—	(32,496)	—
Other noncurrent liabilities	91,764	7,884	23,336	—	122,984

Total liabilities	558,719	222,422	121,981	(424,874)	478,248

Shareholders’ equity:
Common stock	16,689	32,268	35,498	(67,766)	16,689
Additional paid-in capital	66,766	240,320	5,793	(246,113)	66,766
Accumulated other comprehensive loss	(28,550)	(13,609)	(10,357)	23,966	(28,550)
Retained earnings	115,209	70,798	43,587	(114,385)	115,209

Total shareholders’ equity	170,114	329,777	74,521	(404,298)	170,114

Total liabilities and shareholders’ equity	$728,833	$552,199	$196,502	$(829,172)	$648,362

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Condensed Consolidating Statements of Cash Flows

For the Three Months Ended March 31, 2003

(unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Cash Provided From (Used In) Operating Activities	$15,904	$3,802	$(1,009)	$—	$18,697

Cash Flows From Investing Activities
Capital expenditures	(124)	(1,562)	(132)	—	(1,818)
Proceeds from sale of phenolic antioxidant business	27,020	—	—	—	27,020
Other, net	3	—	—	—	3

Cash provided from (used in) investing activities	26,899	(1,562)	(132)	—	25,205

Cash Flows from Financing Activities
Repayments of debt	(41,890)	—	—	—	(41,890)
Debt issuance costs	(1,756)	—	—	—	(1,756)
Other, net	—	(131)	—	—	(131)

Cash used in financing activities	(43,646)	(131)	—	—	(43,777)

(Decrease) Increase in Cash and Cash Equivalents	(843)	2,109	(1,141)	—	125
Cash and Cash Equivalents at Beginning of Year	1,366	4,206	9,906	—	15,478

Cash and Cash Equivalents at End of Year	$523	$6,315	$8,765	$—	$15,603

ETHYL CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS—(Continued)

Ethyl Corporation and Subsidiaries

Condensed Consolidating Statements of Cash Flows

For the Three Months Ended March 31, 2002

(unaudited)

	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Total Consolidating Adjustments	Consolidated

	(in thousands of dollars)
Cash Provided From (Used In) Operating Activities	$10,824	$1,504	$(4,533)	$—	$7,795

Cash Flows From Investing Activities
Capital expenditures	(818)	(1,389)	(151)	—	(2,358)
Prepayment for TEL marketing agreements services	—	(3,200)	—	—	(3,200)
Increase in intercompany loans	(3,200)	—	—	3,200	—
Cash dividends from subsidiaries	1,173	—	—	(1,173)	—
Other, net	(6)	—	—	—	(6)

Cash used in investing activities	(2,851)	(4,589)	(151)	2,027	(5,564)

Cash Flows from Financing Activities
Repayments of debt	(38,640)	—	—	—	(38,640)
Net borrowings	37,840	—	—	—	37,840
Financing from parent	—	3,200	—	(3,200)	—
Debt issuance costs	(1,982)	—	—	—	(1,982)
Cash dividends paid	—	—	(1,173)	1,173	—
Other, net	—	(124)	—	—	(124)

Cash (used in) provided from financing activities	(2,782)	3,076	(1,173)	(2,027)	(2,906)

Increase (Decrease) in Cash and Cash Equivalents	5,191	(9)	(5,857)	—	(675)
Cash and Cash Equivalents at Beginning of Year	(4,476)	5,759	11,099	—	12,382

Cash and Cash Equivalents at End of Year	$715	$5,750	$5,242	$—	$11,707

PROSPECTUS

[INSERT LOGO]

ETHYL CORPORATION

OFFER TO EXCHANGE

up to $150,000,000

Principal Amount Outstanding

8 7/8% Senior Notes due 2010

for

a like Principal Amount of

8 7/8% Senior Notes due 2010

That Have Been Registered under the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Virginia Stock Corporation Act permits and the Amended and Restated Articles of Incorporation of Ethyl Corporation (the “Registrant”) require indemnification of the directors and officers of the Registrant in a variety of circumstances, which may include liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Articles of the Registrant require indemnification of directors and officers with respect to any liability, expenses incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Articles of the Registrant provide that, to the full extent, that the Virginia Stock Corporation Act permits elimination of the liability of directors of officers, no director or officer of the Registrant shall be liable to the Registrant or its shareholders for any monetary damages. The Registrant may purchase insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act.

Item 21. Exhibits and Financial Data Schedules

The following is a list of all the exhibits filed herewith or incorporated by reference as part of the Registration Statement.

Exhibit Number	Description

3.1	Restated Articles of Incorporation (incorporated by reference as Exhibit 3.1 to Form 10-Q filed on November 4, 1996).

3.2	Amendment to Restated Articles of Incorporation (incorporated by reference as Exhibit 3 to Form 10-Q filed August 13, 2002).

3.3	Amended By-laws of the Registrant (incorporated by reference as Exhibit 3.2 to Form 10-K filed on March 14, 2003).

4.1

Indenture, dated as of April 30, 2003, among Ethyl Corporation, the Guarantors (as defined therein) and Wells Fargo Bank Minnesota, National Association, as trustee (incorporated by reference as Exhibit 4.1 to Form 10-Q filed on May 9, 2003).

4.2

Form of 8.875% Senior Notes due 2010 (Included as Exhibit A to the Indenture, dated as of April 30, 2003, among Ethyl Corporation, the Guarantors (as defined therein) and Wells Fargo Bank Minnesota, National Association, as trustee, incorporated by reference as Exhibit 4.1 to Form 10-Q filed on May 9, 2003).

4.3

Registration Rights Agreement, dated as of April 30, 2003, among Ethyl Corporation, the Guarantors (as defined therein) and Credit Suisse First Boston LLC, UBS Warburg LLC and SunTrust Capital Markets, Inc (incorporated by reference as Exhibit 4.3 to Form 10-Q filed on May 9, 2003).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities.

10.1	Amended Incentive Stock Option Plan (incorporated by reference as Exhibit 10.1 to Form 10-K filed on March 14, 2003).

10.2	Amended Non-Employee Directors’ Stock Acquisition Plan (incorporated by reference as Exhibit 10.2 to Form 10-K filed on March 14, 2003).

10.3	Excess Benefit Plan (incorporated by reference as Exhibit 10.4 to Form 10-K filed on February 25, 1993).

10.4	Supply Agreement, dated as of December 22, 1993, between Ethyl Corporation and The Associated Octel Company Limited (incorporated by reference as Exhibit 99 to Form 8-K filed on February 17, 1994).

10.5	Employment and Severance Benefits Agreement dated October 1, 1997, with J. Robert Mooney (incorporated by reference as Exhibit 10.7 to Form 10-K filed on March 24, 1998).

10.6

Antiknock Marketing and Sales Agreement, dated October 1, 1998, between Ethyl Corporation and The Associated Octel Company Limited (incorporated by reference as Exhibit 10 to Form 10-Q filed on November 10, 1998).

10.7	Trust Agreement between Ethyl Corporation and Merrill Lynch Trust Company of America (incorporated by reference as Exhibit 4.5 to Form S-8, filed on August 7, 1998).

10.8

Amended and Restated Product Marketing and Sales Agreement, dated as of June 13, 2001, between Ethyl Services GmbH and Alcor Chemie Vertriebs AG, Alcor Chemie AG, and Noofot GmbH (incorporated by reference as Exhibit 10.8 to Form 10-K filed on March 29, 2002).

10.9	Ethyl Corporation Management Bonus Plan (incorporated by reference as Exhibit 10.9 to Form 10-K filed on March 14, 2003).

10.10	Credit Agreement, dated as of April 30, 2003 (incorporated by reference as Exhibit 10.1 to Form 10-Q filed on May 9, 2003).

10.11

Purchase Agreement, dated as of April 15, 2003, among Ethyl Corporation, the Guarantors (as defined therein) and Credit Suisse First Boston LLC, as Representative of the Several Purchasers named therein (incorporated by reference as Exhibit 4.4 to Form 10-Q filed on May 9, 2003).

11.12	Computation of Basic and Diluted Earnings Per Share (incorporated by reference as Exhibit 11.1 to Form 10-K filed on March 14, 2003).

12.1	Statements regarding computation of ratios.*

21	Subsidiaries of the registrant (incorporated by reference as Exhibit 21 to Form 10-K filed on March 14, 2003).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page to this Registration Statement).*

25.1	Statement of Eligibility of Trustee.*

99.1	Letter of Transmittal, with respect to the Old Notes and Exchange Notes.*

99.2	Notice of Guaranteed Delivery, with respect to the Old Notes and Exchange Notes.*

99.3	Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner.*

*	Filed herewith

Item 22. Undertakings

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

[Registrant Signature Pages Follow]

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL CORPORATION (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President and Chief Executive Officer (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza Vice President and Treasurer (Principal Financial Officer)

Date: May 27, 2003	By:	/s/ Wayne C. Drinkwater
Wayne C. Drinkwater Controller (Principal Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald, David A. Fiorenza and Wayne C. Drinkwater, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Bruce C. Gottwald (Bruce C. Gottwald)	Chairman of the Board, Chairman of the Executive Committee, and Director

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David A. Fiorenza (David A. Fiorenza)	Vice President and Treasurer (Principal Financial Officer)

/s/ Wayne C. Drinkwater (Wayne C. Drinkwater)	Controller (Principal Accounting Officer)

/s/ William W. Berry (William W. Berry)	Director

/s/ Phyllis L. Cothran (Phyllis L. Cothran)	Director

/s/ Sidney Buford Scott (Sidney Buford Scott)	Director

/s/ Charles B. Walker (Charles B. Walker)	Director

(James E. Rogers)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL ASIA PACIFIC COMPANY (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza Vice President and Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Bruce C. Gottwald (Bruce C. Gottwald)	President and Director

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	Vice President, Treasurer and Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL EXPORT CORPORATION (Registrant)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza President and Treasurer (Principal Executive Officer) (Principal Financial Officer)

Date: May 27, 2003	By:	/s/ Alex McLean
Alex McLean Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute David A. Fiorenza and Alex McLean, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ David A. Fiorenza (David A. Fiorenza)	President, Treasurer and Director

/s/ Alex McLean (Alex McLean)	Vice President and Director

/s/ Steven Edmonds (Steven Edmonds)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL INTERAMERICA CORPORATION (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza Vice President and Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President and Director

/s/ David A. Fiorenza (David A. Fiorenza)	Vice President, Treasurer and Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL VENTURES, INC. (Registrant)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza President and Treasurer (Principal Executive Officer) (Principal Financial Officer)

Date: May 27, 2003	By:	/s/ Alex McLean
Alex McLean Vice President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute David A. Fiorenza and Alex McLean, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ David A. Fiorenza (David A. Fiorenza)	President, Treasurer and Director

/s/ Alex McLean (Alex McLean)	Vice President and Director

/s/ Steven Edmonds (Steven Edmonds)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

INTERAMERICA TERMINALS CORPORATION (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President and Director

/s/ Newton A. Perry (Newton A. Perry)	Director

/s/ Steven M. Edmonds (Steven M. Edmonds)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

THE EDWIN COOPER CORPORATION (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President and Director

/s/ Alex McLean (Alex McLean)	Vice President and Director

/s/ Steven M. Edmonds (Steven M. Edmonds)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL ADDITIVES CORPORATION (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ Wayne C. Drinkwater
Wayne C. Drinkwater Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and Wayne C. Drinkwater, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President and Director

/s/ Wayne C. Drinkwater (Wayne C. Drinkwater)	Treasurer and Director

/s/ Steven M. Edmonds (Steven M. Edmonds)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL PETROLEUM ADDITIVES, INC. (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President and Director

/s/ Alex McLean (Alex McLean)	Vice President and Director

/s/ Steven M. Edmonds (Steven M. Edmonds)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL CANADA HOLDINGS, INC. (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President and Director

/s/ Alex McLean (Alex McLean)	Vice President and Director

/s/ Steven M. Edmonds (Steven M. Edmonds)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 27, 2003.

ETHYL JAPAN HOLDINGS, INC. (Registrant)

Date: May 27, 2003	By:	/s/ Thomas E. Gottwald
Thomas E. Gottwald President (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ David A. Fiorenza
David A. Fiorenza Treasurer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Thomas E. Gottwald (Thomas E. Gottwald)	President and Director

/s/ Alex McLean (Alex McLean)	Vice President and Director

/s/ Steven M. Edmonds (Steven M. Edmonds)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bracknell, England, on May 30, 2003.

ETHYL EUROPE S.P.R.L. (Registrant)

Date: May 30, 2003	By:	/s/ MICHAEL LEWIS
Name: Michael Lewis Title: Managing Director (Principal Executive Officer)

Date: May 30, 2003	By:	/s/ TREVOR GIGG
Name: Trevor Gigg Title: Finance Director (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 30, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ TREVOR GIGG (Trevor Gigg)	Director

/s/ MICHAEL LEWIS (Michael Lewis)	Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zürich, Switzerland on May 30, 2003.

ETHYL ADMINISTRATION GmbH (Registrant)

Date: May 30, 2003	By:	/s/ David Känzig
Name: David Känzig Title: (Sole) Director (Principal Executive Officer) (Principal Financial Officer)

Date: May 30, 2003

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 30, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ David Känzig (David Känzig)	(Sole) Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zürich, Switzerland, on May 30, 2003.

ETHYL SERVICES GmbH (Registrant)

Date: May 30, 2003	By:	/s/ David Känzig
Name: David Känzig Title: (sole) Director (Principal Executive Officer) (Principal Financial Officer)

Date: May 30, 2003

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 30, 2003. Each of the undersigned officers and directors of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ David Känzig (David Känzig)	(sole) Director

SIGNATURE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, on May 27, 2003.

ETHYL BRASIL ADITIVOS LTDA. (Registrant)

Date: May 27, 2003	By:	/s/ Tito Leal
Name: Tito Leal Title: Delegate Manager (Principal Executive Officer)

Date: May 27, 2003	By:	/s/ José Manuel da Silva Cardoso Dias
Name: José Manuel da Silva Cardoso Dias Title: Delegate Manager (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on May 27, 2003. Each of the undersigned delegate managers of the registrant hereby constitute Thomas E. Gottwald and David A. Fiorenza, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title

/s/ Tito Leal (Tito Leal)	Delegate Manager

/s/ José Manuel da Silva Cardoso Dias (José Manuel da Silva Cardoso Dias)	Delegate Manager

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation (incorporated by reference as Exhibit 3.1 to Form 10-Q filed on November 4, 1996).

3.2	Amendment to Restated Articles of Incorporation (incorporated by reference as Exhibit 3 to Form 10-Q filed August 13, 2002).

3.3	Amended By-laws of the Registrant (incorporated by reference as Exhibit 3.2 to Form 10-K filed on March 14, 2003).

4.1

Indenture, dated as of April 30, 2003, among Ethyl Corporation, the Guarantors (as defined therein) and Wells Fargo Bank Minnesota, National Association, as trustee (incorporated by reference as Exhibit 4.1 to Form 10-Q filed on May 9, 2003).

4.2

Form of 8.875% Senior Notes due 2010 (Included as Exhibit A to the Indenture, dated as of April 30, 2003, among Ethyl Corporation, the Guarantors (as defined therein) and Wells Fargo Bank Minnesota, National Association, as trustee, incorporated by reference as Exhibit 4.1 to Form 10-Q filed on May 9, 2003).

4.3

Registration Rights Agreement, dated as of April 30, 2003, among Ethyl Corporation, the Guarantors (as defined therein) and Credit Suisse First Boston LLC, UBS Warburg LLC and SunTrust Capital Markets, Inc (incorporated by reference as Exhibit 4.3 to Form 10-Q filed on May 9, 2003).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities.*

10.1	Amended Incentive Stock Option Plan (incorporated by reference as Exhibit 10.1 to Form 10-K filed on March 14, 2003).

10.2	Amended Non-Employee Directors’ Stock Acquisition Plan (incorporated by reference as Exhibit 10.2 to Form 10-K filed on March 14, 2003).

10.3	Excess Benefit Plan (incorporated by reference as Exhibit 10.4 to Form 10-K filed on February 25, 1993).

10.4	Supply Agreement, dated as of December 22, 1993, between Ethyl Corporation and The Associated Octel Company Limited (incorporated by reference as Exhibit 99 to Form 8-K filed on February 17, 1994).

10.5	Employment and Severance Benefits Agreement dated October 1, 1997, with J. Robert Mooney (incorporated by reference as Exhibit 10.7 to Form 10-K filed on March 24, 1998).

10.6

Antiknock Marketing and Sales Agreement, dated October 1, 1998, between Ethyl Corporation and The Associated Octel Company Limited (incorporated by reference as Exhibit 10 to Form 10-Q filed on November 10, 1998).

10.7	Trust Agreement between Ethyl Corporation and Merrill Lynch Trust Company of America (incorporated by reference as Exhibit 4.5 to Form S-8, filed on August 7, 1998).

10.8

Amended and Restated Product Marketing and Sales Agreement, dated as of June 13, 2001, between Ethyl Services GmbH and Alcor Chemie Vertriebs AG, Alcor Chemie AG, and Noofot GmbH (incorporated by reference as Exhibit 10.8 to Form 10-K filed on March 29, 2002).

10.9	Ethyl Corporation Management Bonus Plan (incorporated by reference as Exhibit 10.9 to Form 10-K filed on March 14, 2003).

10.10	Credit Agreement, dated as of April 30, 2003 (incorporated by reference as Exhibit 10.1 to From 10-Q filed on May 9, 2003).

10.11

Purchase Agreement, dated as of April 15, 2003, among Ethyl Corporation, the Guarantors (as defined therein) and Credit Suisse First Boston LLC, as Representative of the Several Purchasers named therein (incorporated by reference as Exhibit 4.4 to Form 10-Q filed on May 9, 2003).

11.12	Computation of Basic and Diluted Earnings Per Share (incorporated by reference as Exhibit 11.1 to Form 10-K filed on March 14, 2003).

12.1	Statements regarding computation of ratios.*

21	Subsidiaries of the registrant (incorporated by reference as Exhibit 21 to Form 10-K filed on March 14, 2003).

23.1	Consent of PricewaterhouseCoopers LLP.*

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on signature page to this Registration Statement).*

25.1	Statement of Eligibility of Trustee.*

99.1	Letter of Transmittal, with respect to the Old Notes and Exchange Notes.*

99.2	Notice of Guaranteed Delivery, with respect to the Old Notes and Exchange Notes.*

99.3	Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner.*

*	Filed herewith